                                                                  Exhibit 4(i).1

================================================================================


                                 $3,000,000,000

                                CREDIT AGREEMENT
                            DATED AS OF APRIL 8, 1997

                                      AMONG

                                  SAFEWAY INC.,
                            THE VONS COMPANIES, INC.
                                       AND
                             CANADA SAFEWAY LIMITED,
                                  AS BORROWERS,

                             BANKERS TRUST COMPANY,
                            AS ADMINISTRATIVE AGENT,

                            THE CHASE MANHATTAN BANK,
                              AS SYNDICATION AGENT,

                             THE BANK OF NOVA SCOTIA
                                       AND
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            AS DOCUMENTATION AGENTS,

                            THE AGENTS LISTED HEREIN,
                                   AS AGENTS,

                                       AND

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS



================================================================================

                                  SAFEWAY INC.
                            THE VONS COMPANIES, INC.
                             CANADA SAFEWAY LIMITED

                                CREDIT AGREEMENT

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SECTION 1.    DEFINITIONS...............................................................  2
       1.1    Certain Defined Terms.....................................................  2

       1.2    Accounting Terms; Utilization of GAAP for Purposes of
              Calculations Under Agreement.............................................. 33

       1.3    Other Definitional Provisions............................................. 33


SECTION 2.    AMOUNTS AND TERMS OF COMMITMENTS AND LOANS................................ 33
       2.1    Commitments; Making of Loans; the Register; Notes......................... 33

       2.2    Interest on the Loans..................................................... 49

       2.3    Fees...................................................................... 55

       2.4    Prepayments and Reductions in Commitments; General
              Provisions Regarding Payments............................................. 57

       2.5    Use of Proceeds........................................................... 63

       2.6    Special Provisions Governing Fixed Rate Loans............................. 63

       2.7    Extension of Tranche A Termination Date................................... 66

       2.8    Extension of Tranche B Revolving Termination Date......................... 68

       2.9    Conversion of Tranche B Domestic Loans into Term Loans.................... 69


SECTION 3.    LETTERS OF CREDIT......................................................... 69
       3.1    Issuance of Letters of Credit and Lenders' Purchase of

              Participations Therein.................................................... 69
       3.2    Letter of Credit Fees..................................................... 73

       3.3    Drawings and Reimbursement of Amounts Drawn Under Letters

              of Credit................................................................. 74

       3.4    Obligations Absolute...................................................... 77

       3.5    Indemnification; Nature of Issuing Lenders' Duties........................ 78


SECTION 4.    ACCEPTANCES............................................................... 79
       4.1    Acceptance Commitment..................................................... 79

       4.2    Drawing Notice............................................................ 80

       4.3    Form of Acceptances....................................................... 81

       4.4    Acceptance and Purchase or Delivery of Drafts............................. 81

       4.5    Payment of the Drawing Purchase Price..................................... 82

       4.6    Average Effective Discount Rate Determination............................. 82

       4.7    Acceptance Payment Obligations............................................ 83



                                      (i)

                                                                                       PAGE
                                                                                       ----

       4.8    Presigned Draft Forms..................................................... 84

       4.9    Circumstances Making Acceptances Unavailable.............................. 84

       4.10   Prepayments............................................................... 85

       4.11   Use of Proceeds of Loans and Acceptance Facility.......................... 85


SECTION 5.    INCREASED COSTS, TAXES, CAPITAL ADEQUACY, AND
              MITIGATION................................................................ 85
       5.1    Increased Costs; Taxes; Capital Adequacy.................................. 85

       5.2    Obligation of Lenders and Issuing Lenders to Mitigate..................... 91

       5.3    Replacement of Lenders.................................................... 92


SECTION 6.    CONDITIONS TO LOANS, LETTERS OF CREDIT AND
              ACCEPTANCES............................................................... 93
       6.1    Conditions to Initial Loans............................................... 93

       6.2    Conditions to All Loans................................................... 96

       6.3    Conditions to Letters of Credit........................................... 97

       6.4    Conditions to Acceptances................................................. 98


SECTION 7.    BORROWERS' REPRESENTATIONS AND WARRANTIES................................. 98
       7.1    Organization, Powers, Qualification, Good Standing and Business........... 98

       7.2    Authorization of Borrowing, etc........................................... 99

       7.3    Financial Condition.......................................................100

       7.4    No Material Adverse Effect................................................100

       7.5    Litigation; Adverse Facts.................................................100

       7.6    Payment of Taxes..........................................................100

       7.7    Governmental Regulation...................................................101

       7.8    Securities Activities.....................................................101

       7.9    Employee Benefit Plans....................................................101

       7.10   Disclosure................................................................102

       7.11   Solvency..................................................................102


SECTION 8.    BORROWERS' AFFIRMATIVE COVENANTS..........................................102
       8.1    Financial Statements and Other Reports....................................103

       8.2    Corporate Existence, etc..................................................106

       8.3    Payment of Taxes and Claims...............................................106

       8.4    Maintenance of Properties; Insurance......................................106

       8.5    Inspection................................................................106

       8.6    Compliance with Laws, etc.................................................107

       8.7    Completion of Stock Repurchase............................................107

SECTION 9.    BORROWERS' NEGATIVE COVENANTS.............................................107
       9.1    Liens and Related Matters.................................................107

       9.2    Restricted Junior Payments................................................110


                                          (ii)

                                                                                       PAGE
                                                                                       ----

       9.3    Financial Covenants.......................................................111

       9.4    Restriction on Fundamental Changes; Material Asset Sales..................111

       9.5    Transactions with Shareholders and Affiliates.............................112

       9.6    Conduct of Business.......................................................113

       9.7    Unrestricted Subsidiaries.................................................113

       9.8    Vons Merger Agreement and Stock Repurchase Agreement......................114


SECTION 10.   EVENTS OF DEFAULT.........................................................114
       10.1   Failure to Make Payments When Due.........................................114

       10.2   Default in Other Agreements...............................................114

       10.3   Breach of Certain Covenants...............................................115

       10.4   Breach of Warranty........................................................115

       10.5   Other Defaults Under Loan Documents.......................................115

       10.6   Involuntary Bankruptcy; Appointment of Receiver, etc......................116

       10.7   Voluntary Bankruptcy; Appointment of Receiver, etc........................116

       10.8   Judgments and Attachments.................................................116

       10.9   Dissolution...............................................................117

       10.10  Employee Benefit Plans....................................................117

       10.11  Invalidity of Subsidiary Borrower Guaranty................................117

       10.12  Change in Control.........................................................117


SECTION 11.   AGENTS....................................................................119
       11.1   Appointment...............................................................119

       11.2   Powers; General Immunity..................................................119

       11.3   Representations and Warranties; No Responsibility For Appraisal
              of Creditworthiness.......................................................121

       11.4   Right to Indemnity........................................................121

       11.5   Successor Agent...........................................................122

       11.6   Collateral Account Agreement; Subsidiary Borrower Guaranty................123


SECTION 12.   COMPANY GUARANTY OF CERTAIN CREDIT FACILITIES.............................123

SECTION 13.   MISCELLANEOUS.............................................................126
       13.1   Assignments and Participations in Loans and Letters of Credit.............126

       13.2   Expenses..................................................................130

       13.3   Indemnity.................................................................131

       13.4   Set-Off...................................................................132

       13.5   Ratable Sharing...........................................................132

       13.6   Amendments and Waivers; Replacement of Banks..............................134

       13.7   Independence of Covenants.................................................136

       13.8   Notices...................................................................136

       13.9   Survival of Representations, Warranties and Agreements....................136

       13.10  Failure or Indulgence Not Waiver; Remedies Cumulative.....................137


                                          (iii)

                                                                                       PAGE
                                                                                       ----

       13.11  Marshalling; Payments Set Aside...........................................137

       13.12  Severability..............................................................137

       13.13  Obligations Several; Independent Nature of Lenders' Rights and
              Borrowers' Obligations....................................................138

       13.14  Headings..................................................................138

       13.15  Applicable Law............................................................138

       13.16  Successors and Assigns....................................................138

       13.17  Consent to Jurisdiction and Service of Process............................139

       13.18  Waiver of Jury Trial......................................................139

       13.19  Confidentiality...........................................................140

       13.20  Judgment Currency.........................................................140

       13.21  Counterparts; Effectiveness...............................................141

              Signature pages .......................................................   S-1




                                          (iv)

                                    EXHIBITS


I             FORM OF NOTICE OF BORROWING
II            FORM OF NOTICE OF CONVERSION/CONTINUATION
III           FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV-A          FORM OF NOTE (COMPANY)
IV-B          FORM OF NOTE (VONS)
IV-C          FORM OF NOTE (CANADA SAFEWAY)
V             FORM OF COMPLIANCE CERTIFICATE
VI-A          FORM OF OPINION OF LATHAM & WATKINS
VI-B          FORM OF OPINION OF MICHAEL ROSS
VI-C          FORM OF OPINION OF PARLEE MCLAWS
VI-D          FORM OF OPINION OF CANADA SAFEWAY GENERAL COUNSEL
VI-E          FORM OF OPINION OF DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN
VII           FORM OF OPINION OF O'MELVENY & MYERS LLP
VIII          FORM OF ASSIGNMENT AGREEMENT
IX            FORM OF TRANCHE A EXTENSION REQUEST
X             FORM OF TRANCHE B EXTENSION REQUEST
XI            FORM OF PRICING LEVEL DETERMINATION CERTIFICATE
XII           FORM OF DRAWING NOTICE
XIII          FORM OF ACCEPTANCE ENDORSEMENT
XIV           FORM OF DRAFT
XV            FORM OF CERTIFICATE RE NON-BANK STATUS
XVI           FORM OF SPECIAL FUNDING PROCEDURES LETTER
              AGREEMENT

                                SCHEDULES



2.1       LENDERS' COMMITMENTS AND PRO RATA SHARES
3.1       EXISTING COMPANY LETTERS OF CREDIT
7.2B      CERTAIN INDEBTEDNESS OF VONS



                                       (v)

                                  SAFEWAY INC.
                            THE VONS COMPANIES, INC.
                             CANADA SAFEWAY LIMITED


                                CREDIT AGREEMENT



              This CREDIT AGREEMENT is dated as of April 8, 1997 and entered into by and among SAFEWAY INC., a Delaware corporation ("COMPANY"), THE VONS COMPANIES, INC., a Michigan corporation ("VONS"; together with Company, collectively, "DOMESTIC BORROWERS"), and CANADA SAFEWAY LIMITED, an Alberta corporation ("CANADA SAFEWAY"; and together with Domestic Borrowers, collectively, "BORROWERS"), BANKERS TRUST COMPANY ("BTCO"), as administrative agent for the Lenders referred to below (in such capacity, "ADMINISTRATIVE AGENT"), THE CHASE MANHATTAN BANK ("CHASE"), as the syndication agent for the Lenders referred to below ("SYNDICATION AGENT"), THE BANK OF NOVA SCOTIA ("SCOTIABANK") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOFA"), as the documentation agents for the Lenders referred to below ("DOCUMENTATION AGENTS"), THE LENDERS LISTED AS AGENTS ON THE SIGNATURE PAGES HEREOF, as agents ("AGENTS"), and THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS").


                                  R E C I T A L S

              WHEREAS, Company desires that Lenders extend certain credit facilities to Borrowers for working capital and other general corporate purposes, including the refinancing of amounts outstanding under existing bank credit facilities and, in the case of Company, the repurchase of Company's common stock as provided herein;

              WHEREAS, Company will benefit from the extensions of credit to be provided under such credit facilities and, in order to induce Lenders to provide such credit facilities, is willing to guaranty the obligations of Vons and Canada Safeway with respect to such credit facilities;

              NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Vons, Canada Safeway, Lenders, Syndication Agent, Agents, Documentation Agents and Administrative Agent agree as follows:

SECTION 1.    DEFINITIONS

1.1    CERTAIN DEFINED TERMS.

              The following terms used in this Agreement shall have the following meanings:

              "ACCEPTANCE" has the meaning assigned to that term in subsection 4.1.

              "ACCEPTANCE FACILITY" means the bankers' acceptance facility established under Section 4.

              "ACCEPTANCE USAGE" means, as at any date, the sum (without duplication) of the aggregate Face Amount of all Acceptances created by Canadian Lenders pursuant to Section 4 which have not been repaid by Canada Safeway whether or not due and whether or not held by any Lender. For purposes of this definition, any Acceptance which has been prepaid in full shall not be deemed to be outstanding and all Acceptances shall be valued in Dollar Equivalents as of any date of determination.

              "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Tranche A Domestic Eurodollar Rate Loan or Tranche B Domestic Eurodollar Rate Loan, as the case may be, the rate per annum obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by each of the Domestic Reference Banks for Dollar deposits of amounts in same day funds comparable to the principal amount of the Tranche A Domestic Eurodollar Rate Loan or Tranche B Domestic Eurodollar Rate Loan, as the case may be, of that Domestic Reference Bank for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if any Domestic Reference Bank fails to provide Primary Documentation Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Primary Documentation Agent by the other Domestic Reference Bank(s).

              "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

              "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

              "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 11.5.

              "AGENTS" has the meaning assigned to that term in the introduction to this Agreement.

              "AGGREGATE AMOUNTS DUE FROM CANADA SAFEWAY" has the meaning assigned to that term in subsection 13.5B.

              "AGGREGATE AMOUNTS DUE FROM DOMESTIC BORROWERS" has the meaning assigned to that term in subsection 13.5A.

              "AGGREGATE COMMITMENT" means, with respect to any Lender, the sum of (i) the Tranche A Domestic Commitment plus (ii) the Tranche A Canadian Commitment plus (iii) the Tranche B Domestic Commitment of such Lender, and "AGGREGATE COMMITMENTS" means the Aggregate Commitments of all Lenders; provided that for the purposes of the definition of Aggregate Commitment (i) upon the termination of the Tranche A Domestic Commitments, the Tranche A Domestic Commitment of any Lender shall be deemed to be the total outstanding Tranche A Domestic Loans of such Lender, (ii) upon the termination of the Tranche A Canadian Commitments, the Tranche A Canadian Commitment of any Lender shall be deemed to be the total outstanding Tranche A Canadian Loans of such Lender, and
(iii) upon the termination of the Tranche B Domestic Commitments, the Tranche B Domestic Commitment of any Lender shall be deemed to be the total outstanding Tranche B Domestic Loans of such Lender.

              "AGGREGATE PRO RATA SHARE" means, with respect to any Lender, the Aggregate Commitment of such Lender as a percentage of the sum of the Aggregate Commitments of all Lenders.

              "AGREEMENT" means this Credit Agreement dated as of April 8, 1997, as it may be amended, supplemented or otherwise modified from time to time.

              "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VIII annexed hereto.

              "AUTHORIZED OFFICER" has the meaning assigned to that term in subsection 6.2A.

              "AVERAGE EFFECTIVE DISCOUNT RATE" means, (a) in respect of any Acceptances to be purchased by a Schedule I Lender pursuant hereto, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each Schedule I Reference Bank at or about 10:00 A.M. (Toronto time) as the discount rate at which such Schedule I Reference Bank would purchase, on the relevant Drawing Date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Acceptances to be acquired by such Schedule I Reference Bank on such Drawing Date or (b) in respect of any Acceptances to be purchased by a Schedule II Lender or any other Person (other than a Schedule I Lender) pursuant hereto, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each Schedule II Reference Bank at or about 10:00 A.M. (Toronto time) as the discount rate at which such Schedule II Reference Bank would purchase, on the relevant Drawing Date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Acceptances to be acquired by such Schedule II Reference Bank or other Person on such Drawing Date. If any Schedule I Reference Bank or Schedule II Reference Bank fails to provide its quotation to Documentation Agent, the Average Effective Discount Rate shall be determined on the basis of the quotation(s) by the other Schedule I Reference Bank(s) or Schedule II Reference Bank(s), as applicable.

              "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

              "BofA" has the meaning assigned to that term in the introduction to this Agreement.

              "BOOK VALUE" means, with respect to the assets of Company or any of its Subsidiaries, the value of such Person's assets recorded in the consolidated balance sheet of Company most recently delivered to Lenders pursuant to subsection 8.1(i) or 8.1(ii).

              "BORROWERS" has the meaning assigned to that term in the introduction to this Agreement.

              "BTCo" has the meaning assigned to that term in the introduction to this Agreement.


              "BTSC" has the meaning assigned to that term in the introduction to this Agreement.

              "BUSINESS DAY" means any day excluding Saturday and Sunday and also excluding (i) for all purposes other than as covered by clauses (ii) and
(iii) below, any day which is a legal holiday under the laws of the States of New York or California or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with Tranche A Canadian Loans, Tranche A Canadian Swing Line Loans and the Acceptance Facility, any day which is a legal holiday under the laws of the Province of Ontario or Alberta, Canada or is a day on which banking institutions located in any such Province are authorized or required by law or other governmental action to close; and (iii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate, any day which is not a Business Day pursuant to clause (i) or which is not a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market and with respect to all notices, determinations, fundings and payments in connection with the Canadian Eurodollar Rate, any day which is not a Business Day pursuant to clause (ii) and which is also not a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

              "CANADA SAFEWAY" has the meaning assigned to that term in the introduction to this Agreement.

              "CANADIAN BASE RATE" means as at any date, with respect to any Tranche A Canadian Loan denominated in Dollars that is to be or has been advanced to Canada Safeway in Canada, the variable rate of interest per annum equal to the greater of (a) the rate which Primary Documentation Agent announces from time to time as its base lending rate per annum with respect to loans denominated in Dollars advanced to Canadian customers in Canada, as in effect from time to time and (b) the aggregate of (i) the Federal Funds Effective Rate per annum for such day and (ii) 3/8 of 1% per annum. As to any loan, the Canadian Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer for loans denominated in Dollars. Primary Documentation Agent may make commercial loans or other loans denominated in Dollars at rates of interest at, above or below the Canadian Base Rate.

              "CANADIAN DOLLARS" or "CDN.$" means the lawful money of Canada.

              "CANADIAN EURODOLLAR RATE" means, with respect to each Interest Period to be applicable to a Tranche A Canadian Eurodollar Rate Loan, the rate per annum obtained by determining the arithmetic average (rounded upward to the nearest 1/16th of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each Canadian Loan Pricing Reference Bank for Dollar deposits of an amount in immediately available funds approximately equal to the principal amount of the Tranche A Canadian Eurodollar Rate Loan to be made by such Canadian Loan Pricing Reference Bank for a period approximately equal to such Interest Period determined as of 10:00 a.m. (New York time) two Business Days prior to the commencement of such Interest Period. If any Canadian Loan Pricing Reference Bank fails to provide its offered quotation to Primary Documentation Agent, the Canadian Eurodollar Rate shall be determined on the basis of the offered quotation(s) by the other Canadian Loan Pricing Reference Bank(s).

              "CANADIAN FUNDING AND PAYMENT OFFICE" means the office of Primary Documentation Agent located at Commercial Banking Centre, 240-8th Avenue S.W., Calgary, Alberta, or such other location in Canada as may from time to time be designated in writing by Primary Documentation Agent.

              "CANADIAN LENDERS" means any Lender having a Tranche A Canadian Commitment or, on and after the termination of the Tranche A Canadian Commitments, Tranche A Canadian Loans outstanding and shall include any U.S. Affiliate of any such Lender.

              "CANADIAN LOAN PRICING REFERENCE BANKS" means Scotiabank, BT Bank of Canada, and Bank of America Canada.

              "CANADIAN PRIME RATE" means with respect to any Tranche A Canadian Loan denominated in Canadian Dollars that is to be or has been advanced to Canada Safeway in Canada as of any date, the greater of (a) the arithmetic average (rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) of the variable rates announced by each of the Canadian Loan Pricing Reference Banks from time to time as the prime lending rate per annum of such Canadian Loan Pricing Reference Bank for Canadian Dollar loans made by such Canadian Loan Pricing Reference Bank in Canada, as in effect on such date and
(b) the sum of (i) the arithmetic average (rounded upward to the nearest 1/16th of 1%) of the rates per annum for Canadian Dollar bankers' acceptances having a term of 30 days for the Canadian Loan Pricing Reference Banks as of 10:00 A.M. (Toronto time) on such date, as determined by Primary Documentation Agent, and
(ii) 3/8 of 1% per annum. As to any loan, the Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Each Canadian Loan Pricing Reference Bank may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate. If any Canadian Loan Pricing Reference Bank fails to provide its rate to Primary Documentation Agent, the Canadian Prime Rate shall be determined on the basis of the quotation(s) by the other Canadian Loan Pricing Reference Bank(s).

              "CANADIAN/U.S. BASE RATE LOANS" means Canadian/U.S. Loans bearing interest at rates determined by reference to the Domestic Base Rate as provided in subsection 2.2A.

              "CANADIAN/U.S. EURODOLLAR RATE LOANS" means Canadian/U.S. Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

              "CANADIAN/U.S. FUNDING ASSIGNMENT" has the meaning assigned to that term in subsection 13.1B.

              "CANADIAN/U.S. LOANS" means Dollar denominated Tranche A Canadian Loans advanced to Company by Canadian Lenders pursuant to subsection 2.1A(ii).

              "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

              "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

              "CASA LEY" means Casa Ley, S.A. de C.V., a Mexican corporation.

              "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XV annexed hereto delivered by a Lender to Primary Documentation Agent pursuant to subsection 5.1B(iii).

              "CLOSING DATE" means the date on or before June 3, 1997, on which the initial Loans are made.

              "CO-ARRANGERS" means BT Securities Corporation, Scotiabank, Chase Securities, Inc. and BancAmerica Securities Inc.

              "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument (which may include a "steamship guaranty" or similar undertaking issued in connection with such letter of credit or similar instrument) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

              "COMMITMENTS" means the Tranche A Domestic Commitments, the Tranche A Canadian Commitments or the Tranche B Domestic Commitments, or any combination thereof.

              "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

              "COMPANY'S COMMON STOCK" means the common stock, $.01 par value, of Company.

              "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit V annexed hereto delivered to Primary Documentation Agent and Lenders by Company pursuant to subsection 8.1(iii).

              "CONSOLIDATED ADJUSTED EBITDA" means, for any period, Consolidated Net Income adjusted to exclude (without duplication) the effects of (i) any LIFO expense or income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) depreciation expense, (v) amortization expense, (vi) equity in earnings or losses of unconsolidated affiliates to the extent not actually received or paid by Company or its Subsidiaries, and (vii) material non-cash, non-recurring gains and losses, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries (excluding any Unrestricted Subsidiaries) in conformity with GAAP.

              "CONSOLIDATED INTEREST EXPENSE" means, for any period, interest expense with respect to all outstanding Indebtedness (including, without limitation, net costs under Interest Rate Agreements and any such expense attributable to Capital Leases in accordance with GAAP) of Company and its Subsidiaries (excluding any Unrestricted Subsidiaries) for such period determined on a consolidated basis in conformity with GAAP.

              "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss), before extraordinary items, of Company and its Subsidiaries (excluding any Unrestricted Subsidiaries) on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

              "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness and all guaranties of Company and its Subsidiaries (excluding any Unrestricted Subsidiaries), determined on a consolidated basis in conformity with GAAP.

              "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

              "DEEMED FLOATING RATE" means (a) with respect to any portion of the principal amount of any Loan advanced to, or to be advanced to, a Domestic Borrower, the Domestic Base Rate, (b) with respect to any portion of the principal amount of any Dollar denominated Loan advanced to, or to be advanced to, Canada Safeway, the Canadian Base Rate, or (c) with respect to any portion of the principal amount of any Canadian Dollar denominated Loan advanced to, or to be advanced to, Canada Safeway, the Canadian Prime Rate.

              "DOCUMENTATION AGENTS" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Documentation Agents appointed pursuant to subsection 11.5.

              "DOLLARS", "$" and "U.S.$" mean the lawful money of the United States of America.

              "DOLLAR EQUIVALENTS" means Dollars or, with respect to any amount of Canadian Dollars, an equivalent amount of Dollars determined at the rate of exchange quoted by Primary Documentation Agent in New York City, at 9:00 A.M. (New York time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of Dollars with Canadian Dollars.

              "DOMESTIC BASE RATE" means the rate that Primary Documentation Agent announces from time to time as its prime lending rate in the United States for Dollar denominated loans, as in effect from time to time. Such prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Primary Documentation Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below such prime lending rate.

              "DOMESTIC BORROWERS" has the meaning assigned to that term in the introduction to this Agreement.

              "DOMESTIC FUNDING AND PAYMENT OFFICE" means the office of Primary Documentation Agent located at 600 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location in the United States of America as may from time to time be designated in writing by Primary Documentation Agent.

              "DOMESTIC LENDERS" means any Lender having a Tranche A Domestic Commitment or a Tranche B Domestic Commitment or, on and after the termination of any such Commitments, Domestic Loans outstanding.

              "DOMESTIC LOANS" means the Tranche A Domestic Loans and the Tranche B Domestic Loans, or any combination thereof.

              "DOMESTIC REFERENCE BANKS" means BTCo, Scotiabank and BofA.

              "DRAFTS" means, at any time, a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), in substantially the form of
Exhibit XIV annexed hereto, drawn by Canada Safeway on a Canadian Lender and bearing such distinguishing letters and numbers as such Canadian Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Canadian Lender.

              "DRAWING" means the creation of Acceptances by a Canadian Lender pursuant to Section 4.

              "DRAWING DATE" means any Business Day fixed pursuant to subsection
4.1 for a Drawing.

              "DRAWING FEE" means, with respect to the Drafts drawn by Canada Safeway hereunder and accepted by any Canadian Lender as provided herein on any Drawing Date, an amount equal to the Tranche A Pricing Margin per annum on the aggregate Face Amount of such Drafts, calculated, in each case, on the basis of the term to maturity of such Draft and a year of 365 days, as appropriate.

              "DRAWING NOTICE" has the meaning assigned to that term in subsection 4.2.

              "DRAWING PURCHASE PRICE" means, in respect of Acceptances to be purchased by a Canadian Lender, the difference between (i) the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of such Acceptances by the sum of one plus the product of (x) the applicable Average Effective Discount Rate multiplied by
(y) a fraction the numerator of which is the term of maturity of such Acceptances and the denominator of which is 365 (as appropriate given the number of days in the current calendar year); and (ii) the applicable Drawing Fee.

              "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) to which Administrative Agent and Company have consented (which consent shall not be unreasonably withheld); and (B) subject to such transfer not resulting in additional costs being payable by Borrowers under subsection
2.6 or 5.1, any Lender and any Affiliate of any Lender; provided that no Borrower or Affiliate of Company shall be an Eligible Assignee.

              "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

              "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

              "ERISA AFFILIATE", as applied to any Person as of any date, means
(i) any corporation which is (or, for the purposes of subsection 10.10 only, was at any time during the preceding five years) a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is (or was at any time during the preceding five years) a member; (ii) any trade or business (whether or not incorporated) which is (or, for the purposes of subsection 10.10 only, was at any time during the preceding five years) a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is (or was at any time during the preceding five years) a member; and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is (or, for the purposes of subsection 10.10 only, was at any time during the preceding five years) a member.

              "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension

Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
(iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; provided, however, that for all purposes of this Agreement, no event specified in clauses (i) through (xi) above shall constitute an ERISA Event if Company and its ERISA Affiliates would not reasonably be expected to incur liabilities aggregating more than $50,000,000 in connection with such event and all other such events.

              "EVENT OF DEFAULT" means each of the events set forth in
Section 10.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

              "EXCLUDED TAXES" means with respect to any Person (i) any Tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be organized, resident or doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise), (ii) any Taxes imposed pursuant to provisions of any laws, treaties, notices or regulations in effect on (and as interpreted by any relevant taxing authority or agency on) the Closing Date in the United States of America or Canada or any state or province thereof or political subdivision of any of the foregoing that are applicable to any of the Obligations or to any payments thereof made by any Borrower to any Lender except
(a) any such Taxes that are applicable to the Obligations or any such payment solely by reason of the fact Canada Safeway is doing business in the United States of America or (b) any withholding tax payable during the continuance of any Event of Default and (iii) Taxes which a Lender could have avoided in the ordinary course of business (including by payments of its taxes) without the incurrence of additional expense.

              "EXISTING COMPANY LETTERS OF CREDIT" means those certain Letters of Credit issued and outstanding pursuant to the Existing Credit Agreement and described on Schedule 3.1 annexed hereto.

              "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of May 24, 1995 among Company, Canada Safeway, Lucerne Foods Ltd., the lenders named therein, BTCo, as administrative agent, Scotiabank, as documentation agent, the co-agents named therein, and the lead managers named therein.

              "FACE AMOUNT" means, in respect of a Draft or an Acceptance, as the case may be, the amount payable to the holder thereof on its maturity.

              "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Primary Documentation Agent from three Federal funds brokers of recognized standing selected by Primary Documentation Agent.

              "FISCAL YEAR" means, for any purpose, any of the 52-week or 53-week reporting periods used by Company in the financial reports it prepares for external reporting purposes.

              "FIXED RATE LOANS" means Tranche A Domestic Eurodollar Rate Loans, Tranche A Canadian Eurodollar Rate Loans, Canadian/U.S. Eurodollar Rate Loans or Tranche B Domestic Eurodollar Rate Loans, or any combination thereof.

              "FLOATING RATE LOANS" means Tranche A Domestic Base Rate Loans, Tranche B Domestic Base Rate Loans, Tranche A Canadian Prime Rate Loans, Tranche A Canadian Base Rate Loans or Canadian/U.S. Base Rate Loans, or any combination thereof.

              "FUNDING DATE" means the date any Loan is funded or any Acceptance is created, as applicable.

              "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

              "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (ix) pesticides.

              "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

              "INDEMNITEE" has the meaning assigned to that term in subsection 13.3.

              "INDEMNITY" means the Indemnity dated as of April 8, 1997 from the Canadian Lenders hereunder to the Old Syndicate Lenders (as defined in the Indemnity).

              "INSOLVENCY LAWS" means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or any comparable law of Canada or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof or Canada or any province thereof.

              "INTEREST COVERAGE RATIO" means, as at any date of determination, the ratio (rounded down to the nearest one-hundredth) of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense, in each case for the four fiscal quarter period ending with the most recently completed fiscal quarter of Company.

              "INTEREST PAYMENT DATE" means (i) with respect to any Floating Rate Loan, each Quarterly Payment Date; (ii) with respect to any Swing Line Loan, the last day of each month; (iii) with respect to any Fixed Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period, and (iv) in the case of any Negotiated Rate Loan, the dates mutually agreed upon by the applicable Domestic Borrower and the applicable Lender.

              "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

              "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

              "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

              "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                 "INVESTMENT" means any loans, advances, capital contributions and transfers of assets (except for transfers for cash and/or other property other than securities in an amount or having a fair value, in the opinion of the board of directors of Company, equal to the fair value of the assets transferred), and all purchases and other acquisitions for consideration by Company or any of its Subsidiaries of evidences of indebtedness, capital stock or other securities.

                 "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

                 "KKR" means Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership.

                 "KKR ASSOCIATES" means KKR Associates, a New York limited partnership under common control with KKR.

                 "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 13.1 (including, without limitation, any U.S. Affiliate).

                 "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company or Vons pursuant to subsection 3.1.

                 "LETTER OF CREDIT USAGE" means, as at any date, (1) with respect to all Domestic Lenders, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) and (2) with respect to any Domestic Lender, such Domestic Lender's Tranche A Domestic Pro Rata Share of the sum of the amounts described in the preceding clauses (i) and (ii). For purposes of this definition, any amount described in clauses (i) or (ii) of the preceding sentence which is denominated in Canadian Dollars shall be valued in Dollar Equivalents as of such date.

                 "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                 "LOAN DOCUMENTS" means this Agreement (including the Subsidiary Borrower Guaranty), the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Drafts, the Acceptances, any collateral account agreement executed and delivered pursuant to Section 10, the Special Funding Procedures Letter Agreement and any other agreements or instruments executed and delivered by any Borrower hereunder or thereunder or in connection herewith or therewith.

                 "LOAN PARTIES" means each of the Borrowers.

                 "LOANS" means Domestic Loans made by Domestic Lenders to Domestic Borrowers pursuant to subsections 2.1A(i), 2.1A(iii), 2.1A(iv) and 2.1A(v) or Tranche A Canadian Loans made by Canadian Lenders to any Borrower pursuant to subsections 2.1A(ii) and 2.1A(iv), or any combination thereof.

                 "MANAGEMENT INVESTORS" means each senior management officer or employee, or prospective senior management officer or employee, of Company, any Unrestricted Subsidiary, any Affiliate of Company or any of their respective Subsidiaries who owns or will own or will have the right to acquire Company's Common Stock.

                 "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries (other than Unrestricted Subsidiaries), taken as a whole, or (ii) the material impairment of the ability of Company to perform, or of any Primary Agent or Lender to enforce, the Obligations in the aggregate.

                 "MATERIAL ASSET SALE" means the sale, in a single transaction or series of related transactions, by Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) to any Person other than Company or any of its Wholly-Owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, or (ii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries outside of the ordinary course of business provided that the aggregate Book Value of all assets transferred in such sale (including, without limitation, the assets of any Subsidiary the stock of which is so transferred) equals or exceeds 20% of the Book Value of the consolidated assets of Company and its Subsidiaries (other than Unrestricted Subsidiaries) after giving effect to the Vons Merger and the Stock Repurchase.

                 "MATERIAL SUBSIDIARY" means, at any date, any domestic Subsidiary of Company (other than any Unrestricted Subsidiary) whose tangible assets have a Book Value equal to or exceeding 5% of the Book Value of the consolidated tangible assets of Company and its Subsidiaries.

                 "MOODYS" means Moody's Investors Service, Inc.

                 "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

                 "NEGOTIATED RATE" means, with respect to any Negotiated Rate Loan, the fixed rate of interest per annum agreed upon by the applicable Domestic Borrower and the Domestic Lender funding such Loan.

                 "NEGOTIATED RATE LOAN" has the meaning set forth in subsection 2.1A(v).

                 "NOTES" means any promissory notes issued by Company, Vons or Canada Safeway pursuant to subsection 2.1E, substantially in the form of
Exhibit IV-A, IV-B or IV-C annexed hereto, respectively, to evidence the Loans of any Lenders, as notes may be amended, supplemented or otherwise modified from time to time.

                 "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by a Borrower to Primary Documentation Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                 "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by a Borrower to Primary Documentation Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                 "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Primary Documentation Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                 "OBLIGATIONS" means all obligations of every nature of Borrowers from time to time owed to Primary Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                 "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by any of its executive officers and by any of its vice presidents; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include
(i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                 "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

                 "PDA" means Property Development Associates, a California general partnership.

                 "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                 "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                 (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 8.3;

                (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security (and related standby letters of credit), or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return- of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 10.8;

                 (v) leases or subleases or licenses of occupancy granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

               (vii) any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

              (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                 (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Company and its Subsidiaries (excluding deposits securing the repayment of Indebtedness);

                (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry securing obligations under commodities agreements; and

               (xii) Liens securing reimbursement obligations under Commercial Letters of Credit or bankers' acceptance facilities, which Liens encumber documents and other property to be acquired by drawings under such Commercial Letters of Credit or drafts accepted under such bankers' acceptance facilities.

                "PERMITTED INVESTMENTS" means Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed the sum of (i) $50,000,000 plus (ii) any amounts received by Company or any Subsidiary from any Unrestricted Subsidiary which represents a repayment of the principal portion of any loan or advance or any return of contributed capital in respect of any previous Permitted Investment.

                "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                "PRICING LEVEL" means as of any date, the higher Pricing Level, whether (in descending order from the highest Pricing Level to the lowest Pricing Level) Pricing Level A, Pricing Level B, Pricing Level C, Pricing Level D, Pricing Level E, Pricing Level F, or Pricing Level G, that corresponds to either (a) Company's unsecured senior debt ratings from Moodys or S&P (the more creditworthy of such ratings being used in the case of a split rating) or (b) Company's Interest Coverage Ratio as set forth in the most recent effective Pricing Level Determination Certificate delivered in accordance with the provisions of subsection 8.1(iv); provided that, notwithstanding anything herein to the contrary, from the Closing Date to the date on which the first Pricing Level Determination Certificate is delivered with respect to Company's financial statements for the third fiscal quarter of 1997, the applicable Pricing Level shall be Pricing Level D:


                                  Debt Ratings/Interest
                Pricing Level         Coverage Ratio
                -------------     ---------------------
                Pricing Level A:  Aa2 or better by Moodys or AA or better by S&P or Interest Coverage Ratio of 8.00:1.00 or higher

                Pricing Level B:  Aa3 by Moodys or AA- by S&P or Interest Coverage Ratio
                                  of at least 7.00:1.00 but less than 8.00:1.00

                Pricing Level C:  A1 by Moodys or A+ by S&P or Interest Coverage Ratio
                                  of at least 6.25:1.00 but less than 7.00:1.00

                Pricing Level D:  A2 by Moodys or A by S&P or Interest Coverage Ratio
                                  of at least 5.75:1.00 but less than 6.25:1.00

                Pricing Level E:         A3 by Moodys or A- by S&P or Interest Coverage Ratio
                                         of at least 5.25:1.00 but less than 5.75:1.00

                Pricing Level F:         Baa1 by Moodys or BBB+ by S&P or Interest Coverage Ratio
                                         of at least 4.75:1.00 but less than 5.25:1.00

                Pricing Level G:         Baa2 or below by Moodys or BBB or below by S&P or
                                         Interest Coverage Ratio below 4.75:1.00

For the purposes of determining the Pricing Level, a Pricing Level Determination Certificate shall be deemed effective on the next Business Day following Primary Documentation Agent's receipt thereof, and the Pricing Level shall change on such Business Day to the extent necessary to reflect Company's debt rating and Interest Coverage Ratio as set forth in such Pricing Level Determination Certificate.

                "PRICING LEVEL DETERMINATION CERTIFICATE" means a certificate substantially in the form of Exhibit XI annexed hereto delivered to Primary Documentation Agent and Lenders by Company pursuant to subsection 8.1(iv).

                "PRIMARY AGENT" and "PRIMARY AGENTS" means Primary Documentation Agent and Administrative Agent and also means and includes any successor Primary Documentation Agent or Administrative Agent appointed pursuant to subsection 11.5.

                "PRIMARY DOCUMENTATION AGENT" means Scotiabank as a Documentation Agent and also means and includes any successor Primary Documentation Agent appointed pursuant to subsection 11.5.

                "QUARTERLY PAYMENT DATE" means the last Business Day of March, June, September and December in each calendar year.

                "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                "REPURCHASED STOCK" has the meaning assigned to that term in subsection 9.1A.

                "REQUISITE LENDERS" means Lenders having or holding 51% or more of the aggregate Tranche A Domestic Loan Exposure, Tranche A Canadian Loan Exposure and Tranche B Domestic Loan Exposure of all Lenders.

                "RESTRICTED JUNIOR PAYMENTS" has the meaning assigned to that term in subsection 9.2.

                "SCHEDULE I LENDER" means any Canadian Lender that is a bank referred to in Schedule I to the Bank Act (Canada), S.C. 1991, c.46, as amended.

                "SCHEDULE I REFERENCE BANKS" means Scotiabank, Royal Bank of Canada and Bank of Montreal.

                "SCHEDULE II LENDER" means any Canadian Lender that is not a
Schedule I Lender.

                "SCHEDULE II REFERENCE BANKS" means BT Bank of Canada, Bank of America Canada and The Sumitomo Bank of Canada.

                "SCOTIABANK" has the meaning assigned to that term in the introduction to this Agreement.

                "SEC" means the Securities and Exchange Commission or any successor thereto.

                "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                "SPECIAL FUNDING PROCEDURES LETTER AGREEMENT" means a letter agreement substantially in the form of Exhibit XVI annexed hereto.

                "SOLVENT" means, with respect to any Person, that as of the date of determination, (i) the then fair saleable value of the property of such Person is (a) greater than the total amount of liabilities (including reasonably anticipated liabilities with respect to contingent obligations) of such Person and (b) greater than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (ii) such person has not incurred and does not intend to incur, or does not believe that it will incur, debts beyond its ability to pay such debts as they become due.

                "S&P" means Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc.

                "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness incurred by any joint venture to which Company or any of its Subsidiaries is a party for working capital and general business purposes, (ii) obligations of Company or any of its Subsidiaries with respect to capital calls or similar requirements in respect of joint ventures to which Company or such Subsidiary is a party, (iii) workers' compensation liabilities and directors and officers insurance of Company or any of its Subsidiaries, (iv) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (v) Indebtedness of Company or any of its Subsidiaries or Casa Ley in respect of industrial revenue or development bonds or financings, (vi) obligations with respect to capital or operating leases, (vii) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, (viii) the performance of obligations of Company and its Subsidiaries incurred in connection with the sale of any asset of Company or any of its Subsidiaries, (ix) the payment of trade payables of Company or any of its Subsidiaries which payables are incurred on terms customary in the industry, (x) indebtedness (other than Subordinated Indebtedness) which was previously secured in whole or in part by assets which were but are no longer owned by Company and its Subsidiaries, (xi) the obligations of Company or any of its Subsidiaries with respect to any judgments that are stayed pending appeal (including, any appeal bonds or other security required to obtain a stay pending appeal), or (xii) other obligations approved by Administrative Agent, in its reasonable discretion.

                "STOCK REPURCHASE" means the repurchase by Company of thirty two million shares of Company's Common Stock for $43.00 per share during the period beginning on the Closing Date (immediately after the consummation of the Vons Merger) and ending on the date that is two Business Days after the Closing Date pursuant to the terms and conditions set forth in the Stock Repurchase Agreement.

                "STOCK REPURCHASE AGREEMENT" means the Amended and Restated Stock Repurchase Agreement dated as of January 8, 1997 between Company and SSI Associates, L.P., a Delaware partnership.

                "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Company evidenced by the Subordinated Securities and (ii) any other Indebtedness of Company subordinated in right of payment to the Obligations.

                "SUBORDINATED SECURITIES" means Company's 10% Senior Subordinated Notes due 2001, 9.875% Senior Subordinated Debentures due 2007, 9.65% Senior Subordinated Debentures due 2004, and 9.35% Senior Subordinated Notes due 1999.

                "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                "SUBSIDIARY BORROWER GUARANTY" means the guaranty by Company of the Subsidiary Borrower Obligations set forth in Section 12.

                "SUBSIDIARY BORROWER OBLIGATIONS" has the meaning assigned to that term in Section 12.

                "SWING LINE LENDER" means Scotiabank or any Lender succeeding Scotiabank as the Primary Documentation Agent hereunder.

                "SWING LINE LOANS" means any Tranche A Domestic Swing Line Loans, any Tranche A Canadian Swing Lines Loans or any combination thereof.

                "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                "TAX" or "TAXES" means any present or future governmental tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

                "TOTAL UTILIZATION OF TRANCHE A CANADIAN COMMITMENTS" means,
(i) as to Canadian Lenders at any date, the sum of (a) the aggregate principal amount of all outstanding Tranche A Canadian Loans, with all Tranche A Canadian Loans denominated in Canadian Dollars valued in Dollar Equivalents, plus (b) the aggregate Acceptance Usage; or (ii) as to any Canadian Lender at any date of determination, the sum of (x) the aggregate principal amount of all outstanding Tranche A Canadian Loans (other than Tranche A Canadian Swing Line Loans) made by such Lender (and its U.S. Affiliate) with all such Loans denominated in Canadian Dollars valued in Dollar Equivalents plus (y) the Acceptance Usage of such Lender, plus (z) the aggregate principal amount of such Lender's participations (if any) in Tranche A Canadian Swing Line Loans with all such Loans denominated in Canadian Dollars valued in Dollar Equivalents.

                "TOTAL UTILIZATION OF TRANCHE A DOMESTIC COMMITMENTS" means,
(i) as to Domestic Lenders at any date, the sum of (a) the aggregate principal amount of all outstanding Tranche A Domestic Loans plus (b) the Letter of Credit Usage or (ii) as to any Domestic Lender at any date of determination, the sum of (x) the aggregate principal amount of all outstanding Tranche A Domestic Loans (other than Tranche A Domestic Swing Line Loans and Negotiated Rate Loans) made by such Lender plus (y) the Letter of Credit Usage of such Lender plus (z) the aggregate principal amount of such Lender's participations (if any) in Tranche A Domestic Swing Line Loans.

                "TOTAL UTILIZATION OF TRANCHE B DOMESTIC COMMITMENTS" means,
(i) as to Domestic Lenders at any date, the aggregate principal amount of all outstanding Tranche B Domestic Loans or (ii) as to any Domestic Lender at any date of determination, the aggregate principal amount of all outstanding Tranche B Domestic Loans made by such Lender.

                "TRANCHE A CANADIAN BASE RATE LOANS" means Tranche A Canadian Loans (other than Tranche A Canadian Swing Line Loans) denominated in Dollars advanced to Canada Safeway and bearing interest at rates determined by reference to the Canadian Base Rate as provided in subsection 2.2A.

                "TRANCHE A CANADIAN COMMITMENT" means the commitment of a Canadian Lender to make Tranche A Canadian Loans to Company or Canada Safeway pursuant to subsection 2.1A(ii), and "TRANCHE A CANADIAN COMMITMENTS" means such commitments of all Canadian Lenders in the aggregate.

                "TRANCHE A CANADIAN EURODOLLAR RATE LOANS" means any Tranche A Canadian Loans denominated in Dollars advanced to Canada Safeway and bearing interest at rates determined by reference to the Canadian Eurodollar Rate as provided in subsection 2.2A.

                "TRANCHE A CANADIAN LOAN EXPOSURE" means, with respect to any Canadian Lender as of any date, (a) prior to the termination of the Tranche A Canadian Commitments, that Lender's Tranche A Canadian Commitment, and (b) after the termination of the Tranche A Canadian Commitments, the sum of (x) the aggregate outstanding principal amount of the Tranche A Canadian Loans of such Canadian Lender (it being understood and agreed for the purposes hereof that the Canadian/U.S. Loans of any U.S. Affiliate of any Canadian Lender are Tranche A Canadian Loans of such Canadian Lender and not Tranche A Domestic Loans of such U.S. Affiliate) plus (y) without duplication, the aggregate outstanding amount of Acceptances created by such Canadian Lender, as measured by the Face Amounts of the applicable Drafts (with all such Loans denominated in Canadian Dollars and all such Face Amounts valued in Dollar Equivalents) plus (z) the aggregate principal amount of such Lender's participations (if any) in Tranche A Canadian Swing Line Loans with all such Loans denominated in Canadian Dollars valued in Dollar Equivalents.

                "TRANCHE A CANADIAN LOANS" means the Tranche A Canadian Loans made by Canadian Lenders pursuant to their Tranche A Canadian Commitments to Company or Canada Safeway (including, without limitation, any Canadian/U.S. Loans) pursuant to subsection 2.1A(ii) and the Tranche A Canadian Swing Line Loans, or any combination thereof.

                "TRANCHE A CANADIAN PRIME RATE LOANS" means Tranche A Canadian Loans (other than Tranche A Canadian Swing Line Loans) advanced to Canada Safeway and denominated in Canadian Dollars and bearing interest at rates determined by reference to the Canadian Prime Rate as provided in subsection 2.2A.

                "TRANCHE A CANADIAN PRO RATA SHARE" means, with respect to any Canadian Lender, (a) prior to the termination of the Tranche A Canadian Commitments, the Tranche A Canadian Commitment of such Canadian Lender as a percentage of the sum of the Tranche A Canadian Commitments of all Canadian Lenders, and (b) after the termination of the Tranche A Canadian Commitments, the outstanding Tranche A Canadian Loans made by such Canadian Lender (it being understood and agreed for the purposes hereof that the Canadian/U.S. Loans of any U.S. Affiliate of any Canadian Lender are Tranche A Canadian Loans of such Canadian Lender and not Tranche A Domestic Loans of such U.S. Affiliate) as a percentage of the sum of the Tranche A Canadian Loans made by all Canadian Lenders.

                "TRANCHE A CANADIAN SWING LINE COMMITMENT" means the commitment of Swing Line Lender to make Tranche A Canadian Swing Line Loans pursuant to subsection 2.1A(iv).

                "TRANCHE A CANADIAN SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iv).

                "TRANCHE A DOMESTIC BASE RATE LOANS" means Tranche A Domestic Loans advanced to Domestic Borrowers (excluding Tranche A Domestic Swing Line Loans) bearing interest at rates determined by reference to the Domestic Base Rate as provided in subsection 2.2A.

                "TRANCHE A DOMESTIC COMMITMENT" means the commitment of a Domestic Lender to make Tranche A Domestic Loans to Company or Vons pursuant to subsection 2.1A(i), and "TRANCHE A DOMESTIC COMMITMENTS" means such commitments of all Domestic Lenders in the aggregate.

                "TRANCHE A DOMESTIC EURODOLLAR RATE LOANS" means Tranche A Domestic Loans (excluding any Negotiated Rate Loans) denominated in Dollars, advanced to Domestic Borrowers and bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                "TRANCHE A DOMESTIC LOAN EXPOSURE" means, with respect to any Domestic Lender as of any date, (a) prior to the termination of the Tranche A Domestic Commitments, that Lender's Tranche A Domestic Commitment, and (b) after the termination of the Tranche A Domestic Commitments, the sum of (w) the aggregate outstanding principal amount of the Tranche A Domestic Loans of that Lender (it being understood and agreed for the purposes hereof that the Canadian/U.S. Loans of any U.S. Affiliate of any Canadian Lender are Tranche A Canadian Loans of such Canadian Lender and not Tranche A Domestic Loans of such U.S. Affiliate) plus (x) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in any such Letter of Credit or any unreimbursed drawings under such Letters of Credit) plus (y) the aggregate amount of all participations purchased by that Lender in Letters of Credit or in any drawings thereunder honored by Issuing Lenders and not theretofore reimbursed by Company plus (z) the aggregate principal amount of that Lender's participations (if any) in Tranche A Domestic Swing Line Loans.

                "TRANCHE A DOMESTIC LOANS" means the Tranche A Domestic Loans made by Domestic Lenders pursuant to their Tranche A Domestic Commitments, to Domestic Borrowers pursuant to subsection 2.1A(i), the Tranche A Domestic Swing Line Loans and the Negotiated Rate Loans, or any combination thereof.

                "TRANCHE A DOMESTIC PRO RATA SHARE" means, with respect to any Domestic Lender, (a) prior to the termination of the Tranche A Domestic Commitments, the Tranche A Domestic Commitment of such Domestic Lender as a percentage of the sum of the Tranche A Domestic Commitments of all Domestic Lenders, and (b) after the termination of the Tranche A Domestic Commitments, the outstanding Tranche A Domestic Loans made by such Domestic Lender (it being understood and agreed for the purposes hereof that the Canadian/U.S. Loans of any U.S. Affiliate of any Canadian Lender are Tranche A Canadian Loans of such Canadian Lender and not Tranche A Domestic Loans of such U.S. Affiliate) as a percentage of the sum of the Tranche A Domestic Loans made by all Domestic Lenders.

                "TRANCHE A DOMESTIC SWING LINE COMMITMENT" means the commitment of Swing Line Lender to make Tranche A Domestic Swing Line Loans pursuant to subsection 2.1A(iv).

                "TRANCHE A DOMESTIC SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iv).

                "TRANCHE A EXTENSION REQUEST" means written notice substantially in the form of Exhibit IX annexed hereto to be delivered by Company in accordance with the provisions of subsection 2.7 to request a one-year extension of the Tranche A Termination Date then in effect.

                "TRANCHE A FACILITY FEE PERCENTAGE" means, as of any date, the percentage per annum set forth below that corresponds to the Pricing Level in effect on such date:

                                                    Tranche A Facility
                                                      Fee Percentage
                Pricing Level                        (in basis points)
                -------------                    ------------------------
                Pricing Level A:                            7.00
                Pricing Level B:                            7.50
                Pricing Level C:                            8.00
                Pricing Level D:                           10.00
                Pricing Level E:                           10.00
                Pricing Level F:                           12.50
                Pricing Level G:                           15.00

The Tranche A Facility Fee Percentage shall change as of the opening of business on any day that the Pricing Level changes pursuant to the definition of "Pricing Level."

                "TRANCHE A PRICING MARGIN" means, as of any date, the Tranche A Pricing Margin set forth below that corresponds to the Pricing Level in effect on such date:

                                                         Tranche A
                                                      Pricing Margin
                Pricing Level                        (in basis points)
                -------------                    ------------------------
                Pricing Level A:                            8.00
                Pricing Level B:                           10.00
                Pricing Level C:                           12.00
                Pricing Level D:                           12.50
                Pricing Level E:                           15.00
                Pricing Level F:                           17.50
                Pricing Level G:                           20.00

The Tranche A Pricing Margin shall change as of the opening of business on any day that the Pricing Level changes pursuant to the definition of "Pricing Level."

                "TRANCHE A TERMINATION DATE" means April 8, 2002 or, with respect to each Lender, such subsequent date to which the Tranche A Termination Date is extended by such Lender pursuant to subsection 2.7 (it being understood that the Tranche A Termination Date of any Lender not consenting to such extension shall not be extended beyond the Tranche A Termination Date then in effect for such Lender).

                "TRANCHE B DOMESTIC BASE RATE LOANS" means Tranche B Domestic Loans advanced to Domestic Borrowers (excluding Tranche B Domestic Swing Line Loans) bearing interest at rates determined by reference to the Domestic Base Rate as provided in subsection 2.2A.

                "TRANCHE B DOMESTIC COMMITMENT" means the commitment of a Domestic Lender to make Tranche B Domestic Loans to Company or Vons pursuant to subsection 2.1A(iii), and "TRANCHE B DOMESTIC COMMITMENTS" means such commitments of all Domestic Lenders in the aggregate.

                "TRANCHE B DOMESTIC EURODOLLAR RATE LOANS" means Tranche B Domestic Loans (excluding any Negotiated Rate Loans) denominated in Dollars, advanced to Domestic Borrowers and bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                "TRANCHE B DOMESTIC LOAN EXPOSURE" means, with respect to any Domestic Lender as of any date, (a) prior to the termination of the Tranche B Domestic Commitments, that Lender's Tranche B Domestic Commitment, and (b) after the termination of the Tranche B Domestic Commitments, the aggregate outstanding principal amount of the Tranche B Domestic Loans of that Lender.

                "TRANCHE B DOMESTIC LOANS" means the Tranche B Domestic Loans made by Domestic Lenders pursuant to their Tranche B Domestic Commitments to Domestic Borrowers pursuant to subsection 2.1A(iii).

                "TRANCHE B DOMESTIC PRO RATA SHARE" means, with respect to any Domestic Lender, (a) prior to the termination of the Tranche B Domestic Commitments, the Tranche B Domestic Commitment of such Domestic Lender as a percentage of the sum of the Tranche B Domestic Commitments of all Domestic Lenders, and (b) after the termination of the Tranche B Domestic Commitments, the outstanding Tranche B Domestic Loans made by such Domestic Lender as a percentage of the sum of the Tranche B Domestic Loans made by all Domestic Lenders.

                "TRANCHE B EXTENSION REQUEST" means written notice substantially in the form of Exhibit X annexed hereto to be delivered by Company in accordance with the provisions of subsection 2.8 to request a 364-day extension of the Tranche B Revolving Termination Date then in effect.

                "TRANCHE B FACILITY FEE PERCENTAGE" means, as of any date, the percentage per annum set forth below that corresponds to the Pricing Level in effect on such date:

                                                    Tranche B Facility
                                                      Fee Percentage
                Pricing Level                        (in basis points)
                -------------                    ------------------------
                Pricing Level A:                            6.00
                Pricing Level B:                            6.50
                Pricing Level C:                            7.00
                Pricing Level D:                            7.50
                Pricing Level E:                            8.00
                Pricing Level F:                           10.00
                Pricing Level G:                           12.50

The Tranche B Facility Fee Percentage shall change as of the opening of business on any day that the Pricing Level changes pursuant to the definition of "Pricing Level."

                "TRANCHE B PRICING MARGIN" means, as of any date, the Tranche B Pricing Margin set forth below that corresponds to the Pricing Level in effect on such date:

                                                         Tranche B
                                                      Pricing Margin
                Pricing Level                        (in basis points)
                -------------                    ------------------------
                Pricing Level A:                            9.00
                Pricing Level B:                           11.00
                Pricing Level C:                           13.00
                Pricing Level D:                           15.00
                Pricing Level E:                           17.00
                Pricing Level F:                           20.00
                Pricing Level G:                           22.50

The Tranche B Pricing Margin shall change as of the opening of business on any day that the Pricing Level changes pursuant to the definition of "Pricing Level."

                "TRANCHE B REVOLVING TERMINATION DATE" means April 6, 1998 or, with respect to each Lender, such subsequent date to which the Tranche B Revolving Termination Date is extended by such Lender pursuant to subsection
2.8 (it being understood that the Tranche B Revolving Termination Date of any Lender not consenting to such extension shall not be extended beyond the Tranche B Revolving Termination Date then in effect for such Lender).

                "TRANCHE B TERM TERMINATION DATE" has the meaning assigned to that term in subsection 2.9.

                "UNRESTRICTED SUBSIDIARY" means any Subsidiary designated by Company as an Unrestricted Subsidiary in accordance with the provisions of subsection 9.7.

                "U.S. AFFILIATE" means, with respect to any Canadian Lender (i) that is not resident in the United States of America for withholding tax purposes, or (ii) with respect to which an election under Section 1504(d) of the Internal Revenue Code has been made, in each case, the Affiliate of such Canadian Lender that is resident in the United States of America for withholding tax purposes with respect to which such Canadian Lender shall have assigned its obligation to fund Canadian/U.S. Loans in accordance with the provisions of subsections 2.1A(ii) and 13.1.

                "U.S./CDN.$" means Dollars or Canadian Dollars, as the case may be.

                "VONS MERGER" means the merger of SSCI Merger Sub, Inc. with and into Vons pursuant to the Vons Merger Agreement.

                "VONS MERGER AGREEMENT" means the Agreement and Plan of Merger by and among Company, Vons and SSCI Merger Sub, Inc. dated as of December 15, 1996, as amended as of January 8, 1997 by the First Amendment to the Agreement and Plan of Merger, as it may be further amended, supplemented or otherwise modified from time to time.

                "VONS CREDIT AGREEMENT" means the Revolving Loan Agreement dated as of February 17, 1995 among Vons and the lenders and other parties thereto.

                "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person that is directly or indirectly wholly-owned by such Person.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements, determinations relating to covenants, and other information required to be delivered or determined by Company pursuant to this Agreement shall be prepared or determined in conformity with GAAP as in effect at the time of such preparation or determination.

1.3     OTHER DEFINITIONAL PROVISIONS.

                References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

SECTION 2.      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1     COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

        A. COMMITMENTS AND LOANS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth:

                 (i) Tranche A Domestic Loans. Each Domestic Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Tranche A Domestic Loans permitted to be outstanding from time to time, to lend to Domestic Borrowers from time to time during the period from the Closing Date to but excluding such Lender's Tranche A Termination Date an aggregate amount not exceeding its Tranche A Domestic Pro Rata Share of the aggregate amount of the Tranche A Domestic Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Domestic Lender's Tranche A Domestic

        Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Tranche A Domestic Commitments is $1,600,000,000; provided that the Tranche A Domestic Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche A Domestic Commitments pursuant to subsection 13.1B; and provided, further that the amount of the Tranche A Domestic Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A(ii). Each Domestic Lender's Tranche A Domestic Commitment shall expire on such Lender's Tranche A Termination Date and all Tranche A Domestic Loans and all other amounts owed hereunder with respect to the Tranche A Domestic Loans and the Tranche A Domestic Commitment of such Lender shall be paid in full no later than that date; provided that each Domestic Lender's Tranche A Domestic Commitment shall expire immediately and without further action on June 3, 1997 if the Closing Date shall not have occurred on or before that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Tranche A Termination Date.

                Anything contained in this Agreement to the contrary notwithstanding, the Tranche A Domestic Loans and the Tranche A Domestic Commitments shall be subject to the limitation that in no event shall the Total Utilization of Tranche A Domestic Commitments at any time exceed the Tranche A Domestic Commitments then in effect. All Tranche A Domestic Loans shall be denominated and funded in Dollars.

                (ii) Tranche A Canadian Loans. Each Canadian Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Tranche A Canadian Loans permitted to be outstanding from time to time, to lend to Company and Canada Safeway from time to time during the period from the Closing Date to but excluding such Lender's Tranche A Termination Date an aggregate amount not exceeding its Tranche A Canadian Pro Rata Share of the aggregate amount of the Tranche A Canadian Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Canadian Lender's Tranche A Canadian Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Tranche A Canadian Commitments is $400,000,000; provided that the Tranche A Canadian Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche A Canadian Commitments pursuant to subsection 13.1B; and provided, further that the amount of the Tranche A Canadian Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A(ii). Each Canadian Lender's Tranche A Canadian Commitment shall expire on such Lender's Tranche A Termination Date and all Tranche ACanadian Loans and all other amounts owed hereunder with respect to the Tranche A Canadian Loans and the Tranche A Canadian Commitment of such Lender shall be paid in full no later than that date; provided that each Canadian Lender's Tranche A Canadian Commitment shall expire immediately and without further action on June 3, 1997 if the Closing Date shall not have occurred on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Tranche A Termination Date.

                Upon receipt of a Notice of Borrowing from the Company with respect to a Canadian/U.S. Loan, each Canadian Lender that is not resident in the United States of America for withholding tax purposes, may, in accordance with the provisions of subsection 13.1, assign its obligations under this subsection 2.1A(ii) to fund such Canadian/U.S. Loan (together with all of its outstanding Canadian/U.S. Loans) to a U.S. Affiliate. Notwithstanding any provisions of this Agreement to the contrary, no U.S. Affiliate shall be deemed to have a Tranche A Canadian Commitment under this Agreement. For the purposes of determining whether the Total Utilization of Tranche A Canadian Commitments of any Canadian Lender exceeds its Tranche A Canadian Commitments, the outstanding principal amount of its U.S. Affiliate's Canadian/U.S. Loans shall be considered to be outstanding from such Canadian Lender hereunder.

                Anything contained in this Agreement to the contrary notwithstanding, the Tranche A Canadian Loans and the Tranche A Canadian Commitments shall be subject to the limitation that in no event shall the Total Utilization of Tranche A Canadian Commitments at any time exceed the Tranche A Canadian Commitments then in effect. Tranche A Canadian Loans advanced to Canada Safeway may, at Canada Safeway's option, be denominated and funded in Dollars or Canadian Dollars; Tranche A Canadian Loans advanced to Company (otherwise referred to herein as "Canadian/U.S. Loans") shall be denominated and funded in Dollars only.

               (iii) Tranche B Domestic Loans. Each Domestic Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Tranche B Domestic Loans permitted to be outstanding from time to time, to lend to Domestic Borrowers from time to time during the period from the Closing Date to but excluding such Lender's Tranche B Revolving Termination Date an aggregate amount not exceeding its Tranche B Domestic Pro Rata Share of the aggregate amount of the Tranche B Domestic Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Domestic Lender's Tranche B Domestic Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Tranche B Domestic Commitments is $1,000,000,000; provided that the Tranche B Domestic Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche B Domestic Commitments pursuant to subsection 13.1B; and provided, further that the amount of the Tranche B Domestic Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A(ii). The unused portion of each Domestic Lender's Tranche B Domestic Commitment shall expire on such Lender's Tranche B Revolving Termination Date and Tranche B Domestic Loans may not be made after that date; provided that each Domestic Lender's Tranche B Domestic Commitment shall expire immediately and without further action on June 3, 1997 if the Closing Date shall not have occurred on or before that date. Each Domestic Lender's Tranche B Domestic Commitment shall expire on such Lender's Tranche B Term Termination Date and all Tranche B Domestic Loans and all other amounts owed hereunder with respect to the Tranche B Domestic Loans and the Tranche B Domestic Commitment of such Lender shall be paid in full no later than such Lender's Tranche B Term Termination Date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Tranche B Revolving Termination Date.

                Anything contained in this Agreement to the contrary notwithstanding, the Tranche B Domestic Loans and the Tranche B Domestic Commitments shall be subject to the limitation that in no event shall the Total Utilization of Tranche B Domestic Commitments at any time exceed the Tranche B Domestic Commitments then in effect. All Tranche B Domestic Loans shall be denominated and funded in Dollars.

                (iv) Swing Line Commitments and Swing Line Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, Swing Line Lender hereby agrees, from time to time during the period from the Closing Date through but excluding such Lender's Tranche A Termination Date, (a) to make a portion of the Tranche A Domestic Commitments available to Domestic Borrowers in an aggregate amount not exceeding $50,000,000 by making Swing Line Loans denominated in Dollars to Domestic Borrowers ("TRANCHE A DOMESTIC SWING LINE LOANS") and (b) to make a portion of the Tranche A Canadian Commitments available to Canada Safeway in an aggregate principal amount of up to $25,000,000 by making Swing Line Loans, denominated in Canadian Dollars or Dollars, to Canada Safeway ("TRANCHE A CANADIAN SWING LINE LOANS"), notwithstanding the fact that such Swing Line Loans, when aggregated with the Total Utilization of Tranche A Domestic Commitments or Total Utilization of Tranche A Canadian Commitments, as the case may be, of Swing Line Lender may exceed Swing Line Lender's Tranche A Domestic Commitment or Tranche A Canadian Commitment, respectively. Swing Line Lender's commitment to make Tranche A Domestic Swing Line Loans pursuant to this subsection 2.1A(iv) is hereby called its "TRANCHE A DOMESTIC SWING LINE COMMITMENT," and Swing Line Lender's commitment to make Tranche A Canadian Swing Line Loans pursuant to this subsection 2.1A(iv) is hereby called its "TRANCHE A CANADIAN SWING LINE COMMITMENT". In no event shall the aggregate principal amount of Tranche A Domestic Swing Line Loans outstanding at any time exceed the Tranche A Domestic Swing Line Commitment nor shall the aggregate principal amount of Tranche A Canadian Swing Line Loans outstanding at any time exceed the Tranche A Canadian Swing Line Commitment (with all Tranche A Canadian Swing Line Loans denominated in Canadian Dollars valued in Dollar Equivalents), and in no event shall the Total Utilization of Tranche A Domestic Commitments at any time exceed the Tranche A Domestic Commitments then in effect nor shall the Total Utilization of Tranche A Canadian Commitments at any time exceed the Tranche A Canadian Commitments then in effect. In no event shall the Tranche A Domestic Swing Line Commitment exceed the Tranche A Domestic Commitments nor shall the Tranche A Canadian Swing Line Commitment exceed the Tranche A Canadian Commitments, and any voluntary reduction of the Tranche A Domestic Commitments or Tranche A Canadian Commitments made pursuant to subsection 2.4A which reduces the Tranche A Domestic Commitments or Tranche A Canadian Commitments below the then current amount of the Tranche A Domestic Swing Line Commitment or the Tranche A Canadian Swing Line Commitment, respectively, shall result in an automatic corresponding reduction of the Tranche A Domestic Swing Line Commitment or the Tranche A Canadian Swing Line Commitment, respectively, to the amount of the Tranche A Domestic Commitments or the Tranche A Canadian Commitments, respectively, as so reduced, without any further action on the part of Swing Line Lender.

                The Tranche A Domestic Swing Line Commitment and Tranche A Canadian Swing Line Commitment shall expire on Swing Line Lender's Tranche A Termination Date and all Swing Line Loans shall be paid in full no later than that date.

                Amounts borrowed under this subsection 2.1A(iv) may be repaid and, through but excluding Swing Line Lender's Tranche A Termination Date, reborrowed. All Swing Line Loans shall bear interest as provided in subsection 2.2A(vi). Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of U.S./Cdn.$1,000,000 and integral multiples of U.S/Cdn.$500,000 in excess of that amount.

                Swing Line Lender, at any time in its sole and absolute discretion may, and on the fifth Business Day after the making of a Swing Line Loan which has not been voluntarily prepaid by the applicable Borrower pursuant to subsection 2.4A(i) shall, on one Business Day's notice, so long as amounts are available to be borrowed under the Tranche A Domestic Commitments or Tranche A Canadian Commitments, as the case may be, require each Domestic Lender or Canadian Lender (including, in either case, Swing Line Lender), as the case may be, and each Lender hereby agrees, subject to this subsection 2.1A(iv), to make a Tranche A Domestic Loan or Tranche A Canadian Loan, as the case may be (which shall initially bear interest at the applicable Deemed Floating Rate), in an amount equal to such Lender's Tranche A Domestic Pro Rata Share or Tranche A Canadian Pro Rata Share of the amount of the Tranche A Domestic Swing Line Loans or Tranche A Canadian Swing Line Loans, respectively ("REFUNDED TRANCHE A DOMESTIC SWING LINE LOANS" and "REFUNDED TRANCHE A CANADIAN SWING LINE LOANS," respectively) outstanding on the date notice is given by Swing Line Lender; provided, however, that, any provision of subsection 2.1C(iii) or any other subsection of this Agreement to the contrary notwithstanding, the obligation of each Lender to make any such Loan is subject to the condition that (i) Swing Line Lender believed in good faith that all conditions under subsection 6.2 to the making of such Refunded Tranche A Domestic Swing Line Loan or Refunded Tranche A Canadian Swing Line Loan were satisfied at the time such Swing Line Loan was made, or (ii) such Lender shall have actual knowledge, by receipt of the statements required pursuant to subsection 8.1 or otherwise, that any such condition has not been satisfied and shall have failed to notify Swing Line Lender and Administrative Agent in writing prior to the time such Swing Line Loan was made that it has no obligation to make Loans until such condition has been satisfied (which notice shall be effective as of the date of receipt by Swing Line Lender and Administrative Agent), or (iii) the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Swing Line Loan was made. In the event that Loans are made by Lenders other than Swing Line Lender under the immediately preceding sentence, each such Lender shall make the amount of its Loan available to Primary Documentation Agent, in same day funds and the applicable currency (whether Dollars or Canadian Dollars), at the Domestic Funding and Payment Office (in the case of Refunded Tranche A Domestic Swing Line Loans) or the Canadian Funding and Paying Office (in the case of Refunded Tranche A Canadian Swing Line Loans), in either case not later than 1:00 p.m. (Toronto time) on the Business Day next succeeding the date such notice is given. The proceeds of such Loans shall be immediately delivered to Swing Line Lender (and not to any Borrower) and applied to repay the Refunded Tranche A Domestic Swing Line Loans or Refunded Tranche A Canadian Swing Line Loans, as applicable. On the day such Loans are made, Swing Line Lender's Tranche A Domestic Pro Rata Share or Tranche A Canadian Pro Rata Share of the Refunded Tranche A Domestic Swing Line Loans or Refunded Tranche A Canadian Swing Line Loans, respectively, shall be deemed to be paid with the proceeds of a Loan made by Swing Line Lender bearing interest at the applicable Deemed Floating Rate and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans.

                Each Domestic Borrower and Canada Safeway authorizes Primary Documentation Agent to charge such Domestic Borrower's accounts with Primary Documentation Agent, in the case of any Refunded Tranche A Domestic Swing Line Loan, and Canada Safeway's accounts with Primary Documentation Agent, in the case of any Refunded Tranche A Canadian Swing Line Loans (in each case up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of any Refunded Tranche A Domestic Swing Line Loans or

        Refunded Tranche A Canadian Swing Lines Loans, as the case may be, to the extent amounts received from Lenders, including amounts deemed to be received from Swing Line Lender, are not sufficient to repay in full such Refunded Tranche A Domestic Swing Line Loans or Refunded Tranche A Canadian Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of a Domestic Borrower or Canada Safeway from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among Domestic Lenders or Canadian Lenders, as the case may be, in the manner contemplated by subsection 13.5. Nothing in this Agreement shall prejudice the rights of any Lender sharing such loss as against any Lender causing such loss through its failure to make a Loan pursuant to this subsection to refund any Swing Line Loan. Subject to the proviso contained in the first sentence of the fourth paragraph of this subsection 2.1A(iv), each Lender's obligation to make the Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Potential Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement by any Borrower or any other Lender; (v) the acceleration or maturity of any Loans or the termination of the Tranche A Domestic Commitments after the making of any Tranche A Domestic Swing Line Loan or the termination of the Tranche A Canadian Commitments after the making of any Tranche A Canadian Swing Line Loan; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                In the event that any Borrower or any of their Subsidiaries has filed for or becomes subject to protection under the Bankruptcy Code, or in the case of any Subsidiary of Company organized under the laws of Canada or any Province, any bankruptcy, insolvency or similar laws of Canada or its Provinces or otherwise if Swing Line Lender requests and, in any event, subject to satisfaction of the conditions set forth in the proviso to the first sentence of the fourth paragraph of this subsection 2.1A(iv), each Lender shall acquire without recourse or warranty an undivided participation interest equal to such Lender's Tranche A Domestic Pro Rata Share or Tranche A Canadian Pro Rata Share of any Tranche A Domestic Swing Line Loan or Tranche A Canadian Swing Line Loan, respectively, otherwise required to be repaid by such Lender pursuant to the preceding paragraph by paying to Swing Line Lender on the date on which such Lender would otherwise have been required to make a Loan in respect of such Tranche A Domestic Swing Line Loan or Tranche A Canadian Swing Line Loan, as the case may be, pursuant to the preceding paragraph, in immediately available funds and the applicable currency

        (whether Dollars or Canadian Dollars), an amount equal to such Lender's Tranche A Domestic Pro Rata Share or Tranche A Canadian Pro Rata Share, as the case may be, of such Tranche A Domestic Swing Line Loan or Tranche A Canadian Swing Line Loan, as the case may be, and no Loans shall be made by such Lender pursuant to the fourth paragraph of this subsection 2.1A(iv). If any such amount is not in fact made available to Swing Line Lender by that Lender on the date when Loans would otherwise be required to be made pursuant to the preceding paragraph, Swing Line Lender shall be entitled to recover such amount on demand from that Lender together with interest accrued from such date at the customary rate set by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the applicable Deemed Floating Rate. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this paragraph, Swing Line Lender shall promptly distribute to such Lender such Lender's Tranche A Domestic Pro Rata Share or Tranche A Canadian Pro Rata Share, as applicable, of all payments of principal and interest in respect of such Swing Line Loan.

                A copy of each notice given by Swing Line Lender to Lenders pursuant to the fourth paragraph of this subsection 2.1A(iv) shall be promptly delivered by Swing Line Lender to the applicable Borrower. Upon the making of a Loan by any Lender pursuant to this subsection 2.1A(iv), Primary Documentation Agent shall make such entries in the Register, and Lenders shall make such entries in their respective internal records, as appropriate in accordance with subsection 2.1D to reflect the funding of such Loan and the associated repayment of any Refunded Tranche A Domestic Swing Line Loan or Refunded Tranche A Canadian Swing Line Loan.

                Notwithstanding anything herein to the contrary, Swing Line Lender shall not be obligated to make any Swing Line Loans upon the occurrence and during the continuation of a Potential Event of Default or Event of Default provided that Swing Line Lender shall have notified Company and Canada Safeway in writing or by telephone of its election not to make Swing Line Loans during the continuation of such Potential Event of Default or Event of Default.

                (v) Negotiated Rate Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Domestic Borrowers set forth herein, each Domestic Lender agrees that, from time to time during the period from and including the Closing Date to but excluding such Lender's Tranche A Termination Date, each Domestic Borrower may request one or more Domestic Lenders, in the sole discretion of each, to make one or more Tranche A Domestic Loans to such Domestic Borrower on a non-pro rata basis, each such Loan to remain outstanding for at least one day and to mature no later than 180 days after the making thereof or if earlier, such Lender's Tranche A

        Termination Date and to bear interest at such rate as shall be agreed to by such Domestic Borrower and the applicable Domestic Lender (each such Loan, a "NEGOTIATED RATE LOAN"); provided that in no event shall
        (x) the aggregate principal amount of Negotiated Rate Loans outstanding at any time exceed $500,000,000 or (y) the Total Utilization of Tranche A Domestic Commitments exceed the Tranche A Domestic Commitments then in effect. All Negotiated Rate Loans shall be in such minimum amounts as may be mutually agreed upon by the applicable Domestic Borrower and the applicable Domestic Lender. Each Domestic Borrower and Domestic Lenders acknowledge that (A) subject to the proviso in the first sentence of this paragraph, notwithstanding the Tranche A Domestic Commitment of any Domestic Lender, each such Domestic Lender may, but shall not be obligated to, make Negotiated Rate Loans as of any date in a aggregate amount that would not cause the Total Utilization of Tranche A Domestic Commitments to exceed the Tranche A Domestic Commitments then in effect (and each Domestic Lender may rely on the information provided by the applicable Borrower in the Notice of Borrowing, absent any actual knowledge to the contrary); and (B) Negotiated Rate Loans need not be made in accordance with Lenders' Tranche A Domestic Pro Rata Shares.

                Each Lender making any Negotiated Rate Loan shall, prior to or concurrently with the making thereof, provide Primary Documentation Agent with written notice of the amount, Funding Date and maturity date of such Negotiated Rate Loan, and each Domestic Borrower and Lenders will, from time to time, furnish such information to Primary Documentation Agent as Primary Documentation Agent may request relating to the making of Negotiated Rates Loans, including, without limitation, confirmation of amounts, Funding Dates and maturities (and, upon the occurrence and during the continuance of any Potential Event of Default or Event of Default, applicable interest rates), for the purpose of determining the Total Utilization of Tranche A Domestic Commitments and the allocation of amounts received from a Domestic Borrower for payment of all amounts owing hereunder.

        B.      BORROWING MECHANICS.

                 (i) Tranche A Domestic Loans. Tranche A Domestic Loans made on any Funding Date (other than Swing Line Loans, Tranche A Domestic Loans made pursuant to subsection 2.1A(iv) for the purpose of refunding Swing Line Loans, Negotiated Rate Loans and Tranche A Domestic Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess of that amount. Tranche A Domestic Swing Line Loans made on any Funding Date shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Whenever a Domestic Borrower desires that Domestic Lenders make Tranche A Domestic Loans or that Swing Line Lender make Tranche A Domestic Swing Line Loans, it shall deliver to Primary Documentation Agent a Notice of Borrowing no later than 12:00 noon (New York time) at least three Business Days in advance of the proposed Funding Date in the case of a Tranche A Domestic Eurodollar Rate Loan, at least one Business Day in advance of the proposed Funding Date in the case of a Tranche A Domestic Base Rate Loan, or on the proposed Funding Date in the case of a Swing Line Loan or a Negotiated Rate Loan. The Notice of Borrowing shall specify (i) the proposed Borrower, (ii) the proposed Funding Date (which shall be a Business
Day), (iii) the amount of Loans requested, (iv) whether such Loans are to be Tranche A Domestic Swing Line Loans, Negotiated Rate Loans, Tranche A Domestic Base Rate Loans or Tranche A Domestic Eurodollar Rate Loans (it being agreed and understood that Tranche A Domestic Eurodollar Rate Loans may not be borrowed on the Closing Date unless the applicable Domestic Borrower shall have entered into a Special Funding Procedures Letter Agreement with Primary Agents and Lenders on or prior to the date that is two Business Days before the Closing Date), (v) that, after giving effect to such requested Loans, the Total Utilization of Tranche A Domestic Commitments will not exceed the Tranche A Domestic Commitments and, if applicable, that the aggregate outstanding principal amount of Tranche A Domestic Swing Line Loans will not exceed the Tranche A Domestic Swing Line Commitment or that the aggregate outstanding principal amount of Negotiated Rate Loans will not exceed $500,000,000, (vi) in the case of any Loans requested to be made as Tranche A Domestic Eurodollar Rate Loans, the initial Interest Period requested therefor, and (vii) in the case of any Negotiated Rate Loans, the proposed maturity date therefor.
Tranche A Domestic Loans (other than Swing Line Loans and Negotiated Rate Loans) may be continued as or converted into Tranche A Domestic Base Rate Loans and Tranche A Domestic Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, a Domestic Borrower may give Primary Documentation Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Primary Documentation Agent on or before the applicable Funding Date.

                (ii) Tranche A Canadian Loans. Tranche A Canadian Loans made on any Funding Date (other than Tranche A Canadian Swing Line Loans, Tranche A Canadian Loans made pursuant to subsection 2.1A(iv) for the purpose of refunding Tranche A Canadian Swing Line Loans, and Tranche A Canadian Loans made pursuant to subsection 4.7 for the purpose of paying matured Acceptances) shall be in an aggregate minimum amount of U.S./Cdn.$10,000,000 and integral multiples of U.S./Cdn.$1,000,000 in excess of that amount. Tranche A Canadian Swing Line Loans made on any Funding Date shall be in a minimum amount of U.S./Cdn.$1,000,000 and integral multiples of U.S./Cdn.$500,000 in excess of that amount. Whenever Company or Canada Safeway desires that Canadian Lenders make Tranche A Canadian Loans or that Swing Line Lender make Tranche A Canadian Swing Line Loans, it shall deliver to Primary Documentation Agent a Notice of Borrowing no later than 12:00 noon (New York time) at least ten Business Days in advance of the proposed Funding Date in the case of any Canadian/U.S. Loan, at least three Business Days in advance of the proposed Funding Date in the case of a Tranche A Canadian Eurodollar Rate Loan, at least two Business Days in advance of the proposed Funding Date in the case of any Tranche A Canadian Base Rate Loan or Tranche A Canadian Prime Rate Loan having a principal amount exceeding U.S./Cdn.$50,000,000, at least one Business Day in advance of the proposed Funding Date in the case of a Tranche A Canadian Base Rate Loan or a Tranche A Canadian Prime Rate Loan having a principal amount not exceeding U.S./Cdn.$50,000,000, or on the proposed Funding Date in the case of a Tranche A Canadian Swing Line Loan. The Notice of Borrowing shall specify (i) the proposed Borrower, (ii) the proposed Funding Date (which shall be a Business
Day), (iii) the amount of Loans requested, (iv) whether such Loans are requested to be denominated in Dollars or Canadian Dollars (it being understood that Company may request Loans denominated in Dollars only), (v) whether such Loans are to be Tranche A Canadian Swing Line Loans, Tranche A Canadian Base Rate Loans, Tranche A Canadian Prime Rate Loans, Tranche A Canadian Eurodollar Rate Loans, Canadian/U.S. Eurodollar Rate Loans or Canadian/U.S. Base Rate Loans (it being agreed and understood that Company and Canada Safeway may not request Fixed Rate Loans on the Closing Date unless Company and Canada Safeway, as the case may be, shall have entered into a Special Funding Procedures Letter Agreement with Primary Agents and Lenders on or prior to the date that is two Business Days before the Closing Date), (vi) that, after giving effect to the requested Loans, the Total Utilization of Tranche A Canadian Commitments will not exceed the Tranche A Canadian Commitments then in effect and, if applicable, that the aggregate outstanding principal amount of the Tranche A Canadian Swing Line Loans will not exceed the Tranche A Canadian Swing Line Commitment, and (vii) in the case of any Loans requested to be made as Fixed Rate Loans, the initial Interest Period requested therefor. Canadian/U.S. Loans may be continued as or converted into Canadian/U.S. Base Rate Loans and Canadian/U.S. Eurodollar Rate Loans and Tranche A Canadian Loans (other than Canadian/U.S. Loans and Tranche A Canadian Swing Line Loans) denominated in Dollars may be continued as or converted into Tranche A Canadian Base Rate Loans or Tranche A Canadian Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company or Canada Safeway may give Primary Documentation Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Primary Documentation Agent on or before the applicable Funding Date.

               (iii) Tranche B Domestic Loans. Tranche B Domestic Loans made on any Funding Date shall be in an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess of that amount. Whenever a Domestic Borrower desires that Domestic Lenders make Tranche B Domestic Loans, it shall deliver to Primary Documentation Agent a Notice of Borrowing no later than 12:00 noon (New York time) at least three Business Days in advance of the proposed Funding Date in the case of a Tranche B Domestic Eurodollar Rate Loan, or at least one Business Day in advance of the proposed

Funding Date in the case of a Tranche B Domestic Base Rate Loan. The Notice of Borrowing shall specify (i) the proposed Borrower, (ii) the proposed Funding Date (which shall be a Business Day), (iii) the amount of Loans requested, (iv) whether such Loans are to be Tranche B Domestic Base Rate Loans or Tranche B Domestic Eurodollar Rate Loans (it being agreed and understood that Tranche B Domestic Eurodollar Rate Loans may not be borrowed on the Closing Date unless the applicable Domestic Borrower shall have entered into a Special Funding Procedures Letter Agreement with Primary Agents and Lenders on or prior to the date that is two Business Days before the Closing Date), (v) that, after giving effect to such requested Loans, the Total Utilization of Tranche B Domestic Commitments will not exceed the Tranche B Domestic Commitments and (vi) in the case of any Loans requested to be made as Tranche B Domestic Eurodollar Rate Loans, the initial Interest Period requested therefor. Tranche B Domestic Loans may be continued as or converted into Tranche B Domestic Base Rate Loans and Tranche B Domestic Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, a Domestic Borrower may give Primary Documentation Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Primary Documentation Agent on or before the applicable Funding Date.

                (iv) General Provisions Relating to Borrowing. Neither Primary Documentation Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Primary Documentation Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of a Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice, the applicable Borrower shall have effected Loans hereunder.

                The Borrower submitting any Notice of Borrowing shall notify Primary Documentation Agent prior to the funding of any Loans thereby requested in the event that any of the matters to which such Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by any Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which such Borrower is required to certify in the applicable Notice of Borrowing.

                Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Fixed Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

        C.      DISBURSEMENT OF FUNDS.

                 (i) Funding Domestic Loans Other Than Swing Line Loans and Negotiated Rate Loans. All Tranche A Domestic Loans (other than Swing Line Loans and Negotiated Rate Loans) and Tranche B Domestic Loans, as the case may be, under this Agreement shall be made by Domestic Lenders simultaneously and proportionately to their respective Tranche A Domestic Pro Rata Shares and Tranche B Domestic Pro Rata Shares, as the case may be. Promptly after receipt by Primary Documentation Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) requesting a Tranche A Domestic Loan (other than a Swing Line Loan or a Negotiated Rate Loan) or a Tranche B Domestic Loan, as the case may be, Primary Documentation Agent shall notify each Domestic Lender of the proposed borrowing. Each Domestic Lender shall make the amount of its Loan available to Primary Documentation Agent, in Dollars and same day funds, at the Domestic Funding and Payment Office not later than 12:00 noon (New York time) on the applicable Funding Date.

                (ii) Funding Tranche A Canadian Loans Other Than Swing Line Loans. All Tranche A Canadian Loans (other than Swing Line Loans) under this Agreement shall be made by Canadian Lenders (including, in the case of Canadian/U.S. Loans, U.S. Affiliates, as applicable) simultaneously and proportionately to their respective Tranche A Canadian Pro Rata Shares. Promptly after receipt by Primary Documentation Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) requesting a Tranche A Canadian Loan (other than a Swing Line Loan), Primary Documentation Agent shall notify each Canadian Lender of the proposed borrowing. Each Canadian Lender shall make the amount of its Loan available to Primary Documentation Agent, in same day funds in the currency specified in the applicable Notice of Borrowing, whether Dollars or Canadian Dollars, at the Domestic Funding and Payment Office (in the case of any Canadian/U.S. Loans) or the Canadian Funding and Payment Office (in the case of any Canadian Loans other than Canadian/U.S. Loans), not later than 12:00 noon (New York time) on the applicable Funding Date.

               (iii) Disbursement of Loan Proceeds by Primary Documentation Agent. Except as provided in subsection 2.1A(iv) with respect to Loans advanced to refund Swing Line Loans and in subsection 3.3B with respect to Tranche A Domestic Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 6.1 (in the case of Loans made on the Closing Date) and 6.2 (in the case of all Loans), Primary Documentation Agent shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars or Canadian Dollars, as the case may be, equal to the proceeds of all such Loans received by Primary Documentation Agent from Lenders to be credited to an account of the applicable Borrower at the Domestic Funding and Payment Office or Canadian Funding and Payment Office or to be wired to such account with another financial institution as such Borrower may specify in writing to Primary Documentation Agent, as applicable.

                (iv) Primary Documentation Agent May Advance Funds; Failure of Lender to Fund Loan. Except with respect to Negotiated Rate Loans, unless Primary Documentation Agent shall have been notified by any Lender prior to the Funding Date for any Loans to be funded by such Lender that such Lender does not intend to make available to Primary Documentation Agent the amount of such Lender's Loan requested on such Funding Date, Primary Documentation Agent may assume that such Lender has made such amount available to Primary Documentation Agent on such Funding Date and Primary Documentation Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Primary Documentation Agent by such Lender, Primary Documentation Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Primary Documentation Agent, at the customary rate set by Primary Documentation Agent for the correction of errors among banks in the relevant currency for three Business Days and thereafter at the applicable Deemed Floating Rate. If such Lender does not pay such corresponding amount forthwith upon Primary Documentation Agent's demand therefor, Primary Documentation Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to Primary Documentation Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Primary Documentation Agent, at the applicable Deemed Floating Rate.
Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Tranche A Domestic Commitment, Tranche A Canadian Commitment or Tranche B Domestic Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by such Lender hereunder.

                No Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Tranche A Domestic Commitment, Tranche A Canadian Commitment or Tranche B Domestic Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

                 (v) Funding Swing Line Loans or Negotiated Rate Loans; Disbursement of Proceeds. Promptly after receipt by Primary Documentation Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) requesting a Swing Line Loan or a Negotiated Rate Loan, Primary Documentation Agent shall forward a copy of such notice to the Swing Line Lender or the applicable Lender(s) specified therein. Upon satisfaction or waiver of the conditions precedent specified in subsections 6.1 (in the case of Loans made on the Closing Date) and 6.2 (in the case of all Loans), the Swing Line Lender or the Lender funding any Negotiated Rate Loan shall make the proceeds of any Swing Line Loan or Negotiated Rate Loan, as the case may be, available to the applicable Borrower on the applicable Funding Date by causing an amount equal to the proceeds of such Loan, in same day funds and in Dollars or Canadian Dollars, as the case may be, to be credited to such account of the applicable Borrower as may be agreed to by the applicable Borrower and Lender.

        D.      THE REGISTER.

                 (i) Primary Documentation Agent shall maintain, at its address referred to in subsection 13.8, a register for the recordation of the names and addresses of Lenders, the Tranche A Domestic Commitment, Tranche A Canadian Commitment, Tranche B Domestic Commitment and Loans of each Lender, and the Tranche A Domestic Swing Line Commitment, Tranche A Canadian Swing Line Commitment and Swing Line Loans of Swing Line Lender from time to time (the "REGISTER"). The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (ii) Primary Documentation Agent shall record in the Register the Tranche A Domestic Commitment, Tranche A Canadian Commitment, Tranche B Domestic Commitment and the Loans from time to time of each Lender and the Tranche A Domestic Swing Line Commitment and Tranche A Canadian Swing Line Commitment of Swing Line Lender and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest or demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's Obligations in respect of the applicable Loans.

               (iii) Each Lender shall record on its internal records (including, without limitation, any Note held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers and such Lender, absent manifest or demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's Obligations in respect of the applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (iv) Borrowers, Primary Documentation Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Tranche A Domestic Commitments, Tranche A Canadian Commitments, Tranche B Domestic Commitments, Tranche A Domestic Swing Line Commitment, Tranche A Canadian Swing Line Commitment and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Tranche A Domestic Commitment, Tranche A Canadian Commitment, Tranche B Domestic Commitments, Tranche A

Domestic Swing Line Commitment, Tranche A Canadian Swing Line Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Primary Documentation Agent and recorded in the Register as provided in subsection 13.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Tranche A Domestic Commitment, Tranche A Canadian Commitment, Tranche B Domestic Commitment, Tranche A Domestic Swing Line Commitment, Tranche A Canadian Swing Line Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Tranche A Domestic Commitment, Tranche A Canadian Commitment, Tranche B Domestic Commitment, Tranche A Domestic Swing Line Commitment, Tranche A Canadian Swing Line Commitment or Loan.

             (v) Company hereby designates Primary Documentation Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Primary Documentation Agent serves in such capacity, Primary Documentation Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 13.3.

        E. OPTIONAL NOTES. If so requested by any Lender by written notice to any Borrower (with a copy to Primary Documentation Agent) at least two Business Days prior to the Closing Date or at any time thereafter, such Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 13.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after such Borrower's receipt of such notice) a promissory note to evidence such Lender's Loans to such Borrower, substantially in the form of Exhibit IV-A annexed hereto, in the case of Domestic Loans and Canadian/U.S. Loans advanced to Company, Exhibit IV-B annexed hereto, in the case of Domestic Loans advanced to Vons, or Exhibit IV-C annexed hereto, in the case of Tranche A Canadian Loans advanced to Canada Safeway, in each case with appropriate insertions.

        Primary Documentation Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Primary Documentation Agent as provided in subsection 13.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the record holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2     INTEREST ON THE LOANS.

        A. RATE OF INTEREST. (i) Domestic Loans (other than Swing Line Loans or Negotiated Rate Loans) shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Domestic Base Rate or the Adjusted Eurodollar Rate. Tranche A Canadian Loans denominated in Canadian Dollars (other than Swing Line Loans) shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Canadian Prime Rate; Tranche A Canadian Loans made to Canada Safeway and denominated in Dollars (other than Swing Line Loans) shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Canadian Base Rate or the Canadian Eurodollar Rate; Canadian/U.S. Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Domestic Base Rate or the Adjusted Eurodollar Rate. Tranche A Domestic Swing Line Loans shall bear interest at a rate determined by reference to the Domestic Base Rate; Tranche A Canadian Swing Line Loans denominated in Dollars shall bear interest at a rate determined by reference to the Canadian Base Rate; and Tranche A Canadian Swing Line Loans denominated in Canadian Dollars shall bear interest at a rate determined by reference to the Canadian Prime Rate. The applicable basis for determining the rate of interest on Loans shall be selected by the applicable Borrower at the time such Borrower submits a Notice of Borrowing pursuant to subsection 2.1B or a Notice of Conversion/Continuation is given pursuant to subsection 2.2D. If on any date a Loan is outstanding with respect to which notice has not been delivered to Primary Documentation Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the applicable Deemed Floating Rate.

                (ii) Subject to the provisions of subsections 2.2E and 5.1, Domestic Loans (other than Tranche A Domestic Swing Line Loans or Negotiated Rate Loans) shall bear interest as follows:

                (a) if a Tranche A Domestic Base Rate Loan or a Tranche B Domestic Base Rate Loan, then at the Domestic Base Rate per annum; or

                (b) if a Tranche A Domestic Eurodollar Rate Loan, then at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for the applicable Interest Period plus the Tranche A Pricing Margin.

                (c) if a Tranche B Domestic Eurodollar Rate Loan, then at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for the applicable Interest Period plus the Tranche B Pricing Margin.

                (iii) Subject to the provisions of subsections 2.2E and 5.1, Tranche A Canadian Loans (other than Tranche A Canadian Swing Line Loans) made to Canada Safeway and denominated in Dollars shall bear interest as follows:

                (a) if a Tranche A Canadian Base Rate Loan, then at the Canadian Base Rate per annum; or

                (b) if a Tranche A Canadian Eurodollar Rate Loan, then at a rate per annum equal to the sum of the Canadian Eurodollar Rate for the applicable Interest Period plus the Tranche A Pricing Margin.

                (iv) Subject to the provisions of subsections 2.2E and 5.1, Canadian/U.S. Loans shall bear interest as follows:

                (a) if a Canadian/U.S. Base Rate Loan, then at the Domestic Base Rate per annum; or

                (b) if a Canadian/U.S. Eurodollar Rate Loan, then at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for the applicable Interest Period plus the Tranche A Pricing Margin.

                (v) Subject to the provisions of subsections 2.2E and 5.1, Tranche A Canadian Loans (other than Tranche A Canadian Swing Line Loans) denominated in Canadian Dollars shall bear interest at the Canadian Prime Rate per annum.

                (vi) Subject to the provisions of subsections 2.2E and 5.1, Tranche A Canadian Swing Line Loans denominated in Dollars shall bear interest at a rate per annum equal to the Canadian Base Rate minus the Tranche A Facility Fee Percentage, as in effect from time to time; Tranche A Canadian Swing Line Loans denominated in Canadian Dollars shall bear interest at a rate equal to the Canadian Prime Rate minus the Tranche A Facility Fee Percentage, as in effect from time to time; and Tranche A Domestic Swing Line Loans shall bear interest at a rate per annum equal to the Domestic Base Rate minus the Tranche A Facility Fee Percentage, as in effect from time to time.

                (vii) Subject to the provisions of subsections 2.2E and 5.1, each Negotiated Rate Loan shall bear interest at the Negotiated Rate applicable thereto.

                Notwithstanding the foregoing, if Company fails to deliver a Pricing Level Determination Certificate when due pursuant to subsection 8.1(iv) or delivers an incorrect Pricing Level Determination Certificate and as the result thereof the amount of interest paid by the applicable Borrower for any period is less than it would have been if a correct Pricing Level Determination Certificate had been timely delivered in accordance with the provisions of subsection 8.1(iv), the amount of interest payable on the next Quarterly

Payment Date following the delivery of a correct Pricing Level Determination Certificate (or the Tranche A Termination Date or Tranche B Term Termination Date, as the case may be, if no Quarterly Payment Date will occur prior thereto) shall be increased by any additional amount of interest that would have accrued during such period if the Pricing Level had been correctly and timely determined.

        B. INTEREST PERIODS. In connection with each Fixed Rate Loan, the applicable Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period or, if permitted under clause (vii) of this subsection 2.2B, a twelve month period; provided that:

                (i) the initial Interest Period for any Fixed Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Fixed Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Fixed Rate Loan;

                (ii) in the case of immediately successive Interest Periods applicable to a Fixed Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                (v) no Interest Period with respect to any portion of the Loans shall extend beyond (a) the Tranche A Termination Date in the case of Tranche A Domestic Loans, Tranche A Canadian Loans, Tranche A Domestic Swing Line Loans and Tranche A Canadian Swing Line Loans, and
        (b) the Tranche B Term Termination Date in the case of Tranche B Domestic Loans;

                (vi) there shall be no more than 20 Interest Periods outstanding at any time; provided that there shall be no more than 12 Interest Periods outstanding at any time with respect to the Tranche A Canadian Loans;

                (vii) no Fixed Rate Loan shall have an Interest Period of twelve months unless Primary Documentation Agent, after consultation with the Lenders that will fund such Loan, has received notice from each such Lender that said Lender has determined in good faith based on prevailing conditions in the Eurodollar market, that Dollar deposits are generally offered by such Lenders to first class banks in the Eurodollar market for a comparable maturity (and Primary Documentation Agent shall notify Company of any notice it receives from any Lender to the contrary); and

                (viii) in the event the applicable Borrower fails to specify an Interest Period for any Fixed Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month.

        C. INTEREST PAYMENTS; PAYMENT CURRENCY. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity). Interest in respect of any Loan denominated in Dollars shall accrue and be paid in Dollars; interest in respect to any Loan denominated in Canadian Dollars shall accrue and be paid in Canadian Dollars.

        D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, each Borrower shall have the option (i) to continue all or any part of its outstanding Fixed Rate Loans in an amount equal to U.S./Cdn.$10,000,000 and integral multiples thereof or (ii) to convert all or any part of its outstanding Loans in an amount equal to U.S./Cdn.$10,000,000 and integral multiples of U.S.$10,000,000 (in the case of Domestic Loans) or U.S./Cdn.$1,000,000 (in the case of Tranche A Canadian Loans) in excess thereof from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis provided (a) Tranche A Domestic Loans may be continued as or converted into Tranche A Domestic Base Rate Loans or Tranche A Domestic Eurodollar Rate Loans only, Tranche A Canadian Loans (other than Canadian/U.S. Loans) denominated in Dollars may be continued as or converted into Tranche A Canadian Eurodollar Rate Loans or Tranche A Canadian Base Rate Loans only, Canadian/U.S. Loans may be continued as or converted into Canadian/U.S. Eurodollar Rate Loans or Canadian/U.S. Base Rate Loans only, Tranche A Canadian Loans denominated in Canadian Dollars may not be converted but shall at all times be Tranche A Canadian Prime Rate Loans, Swing Line Loans may not be converted but shall at all times bear interest as provided in subsection 2.2A(vi) and Negotiated Rate Loans may not be converted or continued but shall at all times bear interest at the





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
applicable Negotiated Rate; (b) Floating Rate Loans may be converted into Fixed Rate Loans at any time, and, subject to subsection 2.6D, Fixed Rate Loans may be converted or continued at any time; and (c) no Loan may be continued as or converted into a Fixed Rate Loan at any time that an Event of Default has occurred and is continuing.

                The applicable Borrower shall deliver a Notice of Conversion/Continuation to Primary Documentation Agent no later than 1:00 P.M. (New York time) at least one Business Day in advance of the proposed conversion date in the case of a conversion to a Floating Rate Loan and at least three Business Days in advance of the proposed conversion/continuation date in the case of a conversion to, or a continuation of, a Fixed Rate Loan. A Notice of Conversion/Continuation shall specify (i) the Borrower, (ii) the proposed conversion/continuation date (which shall be a Business Day), (iii) the amount and type of the Loan to be converted/continued, (iv) the nature of the proposed conversion/ continuation, (v) in the case of a conversion to, or a continuation of, a Fixed Rate Loan, the requested Interest Period, and (vi) in the case of a conversion to, or a continuation of, a Fixed Rate Loan, that no Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the applicable Borrower may give Primary Documentation Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Primary Documentation Agent on or before the proposed conversion/continuation date.

                Neither Primary Documentation Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Primary Documentation Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of a Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the applicable Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

                Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Fixed Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower submitting any such Notice of Conversion/Continuation shall be bound to effect a conversion or continuation in accordance therewith unless such Borrower pays to Lenders such amounts as may be due under subsection 2.6D for failure of a conversion to or continuation of any Fixed Rate Loan to occur on the date specified therefor in the Notice of Conversion/Continuation (or telephonic notice in lieu thereof).





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
        E. POST-MATURITY INTEREST. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Insolvency Laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans; provided that, in the case of Fixed Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Fixed Rate Loans shall thereupon become Floating Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the applicable Deemed Floating Rate. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Primary Agent or Lender.

        F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Floating Rate Loans and Swing Line Loans, on the basis of a 365-day or 366-day year, as the case may be, (ii) in the case of Fixed Rate Loans, on the basis of a 360-day year, and (iii) in the case of any Negotiated Rate Loans, on such basis as is agreed upon by the applicable Domestic Borrower and the Lender advancing such Loan, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Floating Rate Loan being converted from a Fixed Rate Loan, the date of conversion of such Fixed Rate Loan to such Floating Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Floating Rate Loan being converted to a Fixed Rate Loan, the date of conversion of such Floating Rate Loan to such Fixed Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

        G. CANADIAN INTEREST PROVISIONS. For purposes of disclosure pursuant to the Interest Act (Canada), the parties hereto acknowledge that with respect to any Loan to Canada Safeway which is expressed as a rate for a period of less than one year, the yearly rate of interest to which any such rate is equivalent is the rate for the applicable period divided by the number of days in such period and multiplied by the actual number of days in the year.

2.3     FEES.

        A. FACILITY FEES. Company agrees to pay to Primary Documentation Agent, for distribution to each Domestic Lender in proportion to that Lender's Tranche A Domestic





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
Pro Rata Share, facility fees for the period from and including the Closing Date to and excluding such Lender's Tranche A Termination Date equal to the average of the daily Tranche A Domestic Commitments during each fiscal quarter of Company multiplied by the Tranche A Facility Fee Percentage, as in effect from time to time. Canada Safeway agrees to pay to Primary Documentation Agent, for distribution to each Canadian Lender (excluding any U.S. Affiliate) in proportion to that Lender's Tranche A Canadian Pro Rata Share, facility fees for the period from and including Closing Date to and excluding such Lender's Tranche A Termination Date equal to the average of the daily Tranche A Canadian Commitments during each fiscal quarter of Company multiplied by the Tranche A Facility Fee Percentage, as in effect from time to time. Company agrees to pay to Primary Documentation Agent, for distribution to each Domestic Lender in proportion to that Lender's Tranche B Domestic Pro Rata Share, facility fees for the period from and including the Closing Date to and excluding such Lender's Tranche B Revolving Termination Date equal to the average of the daily Tranche B Domestic Commitments during each fiscal quarter of Company multiplied by the Tranche B Facility Fee Percentage, as in effect from time to time. Company agrees to pay to Primary Documentation Agent, for distribution to each Domestic Lender in proportion to that Lender's Tranche B Domestic Pro Rata Share, facility fees for the period from and including such Lender's Tranche B Revolving Termination Date to and excluding such Lender's Tranche B Term Termination Date equal to the average of the daily Tranche B Domestic Loans outstanding during each fiscal quarter of Company during such period multiplied by the Tranche B Facility Fee Percentage, as in effect from time to time. In the event (i) any Tranche A Domestic Loans or Tranche A Canadian Loans remain outstanding beyond any Lender's Tranche A Termination Date or (ii) any Tranche B Domestic Loans remain outstanding beyond any Lender's Tranche B Term Termination Date, the facility fees described in this subsection 2.3A shall continue to accrue on such Loans and be due and payable as described in this subsection 2.3A. All such facility fees described in this subsection 2.3A are to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on each Quarterly Payment Date, commencing on the first such date to occur after the Closing Date, and on each Lender's Tranche A Termination Date, Tranche B Revolving Termination Date and Tranche B Term Termination Date, as the case may be.

                Notwithstanding the foregoing, if Company fails to deliver a Pricing Level Determination Certificate when due in accordance with the provisions of subsection 8.1(iv) or delivers an incorrect Pricing Level Determination Certificate, and as the result thereof, the amount of facility fees paid by Company for any period is less than it would have been if a correct Pricing Level Determination Certificate had been timely delivered in accordance with the provisions of subsection 8.1(iv), the amount of facility fees payable on the next Quarterly Payment Date following the delivery of a correct Pricing Level Determination Certificate (or the Tranche A Termination Date or Tranche B Revolving Termination Date, as the case may be, if no Quarterly Payment Date will occur prior thereto) shall be increased by any additional amount of facility fees that would have accrued during such period if the Pricing Level had been correctly and timely determined.

        B. CLOSING FEES. Company agrees to pay, on the Closing Date, closing fees (a) to each of the Co-Arrangers and the Agents a fee in an amount equal to .02% of its Aggregate Commitment and (b) to each Lender other than the Co-Arrangers and the Agents a fee in an amount equal to .01% of its Aggregate Commitment.

        C. OTHER FEES. Company agrees to pay such other fees in the amounts and at the times as may be separately agreed upon by Company in connection with this Agreement.

2.4 PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

        A.      PREPAYMENTS AND REDUCTIONS IN COMMITMENTS.

                (i) Voluntary Prepayments. Each Borrower may, upon written or telephonic notice delivered to Primary Documentation Agent not later than 12:00 noon (New York time) on any prepayment date, prepay the Swing Line Loans in whole or in part in an aggregate minimum amount of U.S./Cdn.$1,000,000 and integral multiples of U.S./Cdn.$500,000 in excess thereof. Each Borrower may upon not less than one Business Day's prior written or telephonic notice, in the case of Floating Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Fixed Rate Loans, in each case given to Primary Documentation Agent by 12:00 noon (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Primary Documentation Agent (which original written or telephonic notice Primary Documentation Agent will promptly transmit by telecopy or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of (a) U.S.$50,000,000 and integral multiples of U.S.$10,000,000 in excess of that amount, in the case of Domestic Loans, or (b) U.S./Cdn.$10,000,000 and integral multiples of U.S./Cdn.$1,000,000 in excess of that amount, in the case of Tranche A Canadian Loans; provided, however, that a Fixed Rate Loan may only be prepaid prior to the expiration of the Interest Period applicable thereto upon the applicable Borrower's payment of any amounts that may, as a result of such prepayment, be due and payable to Lenders pursuant to subsection 2.6D. Any Negotiated Rate Loan may be prepaid only upon such terms and conditions as are agreed to by the Lender funding such Negotiated Rate Loan. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

                (ii) Voluntary Reductions of Commitments. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Documentation Agent (which original written or telephonic notice Primary Documentation Agent will promptly transmit by telecopy or telephone to each Domestic Lender or Canadian Lender, as the case may be), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Tranche A Domestic Commitments, the Tranche A Canadian Commitments or the Tranche B Domestic Commitments in an amount up to the amount by which the Tranche A Domestic Commitments exceed the Total Utilization of Tranche A Domestic Commitments, the Tranche A Canadian Commitments exceed the Total Utilization of Tranche A Canadian Commitments or the Tranche B Domestic Commitments exceed the Total Utilization of Tranche B Domestic Commitments, respectively, at the time of such proposed termination or reduction; provided that any such partial reduction of the Tranche A Domestic Commitments or the Tranche B Domestic Commitments shall be in an aggregate minimum amount of U.S.$50,000,000 and integral multiples of U.S.$10,000,000 in excess of that amount and any such partial reduction of the Tranche A Canadian Commitments shall be in an aggregate minimum amount of U.S.$10,000,000 and integral multiples of U.S.$1,000,000 in excess of that amount. Company's notice to Primary Documentation Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Tranche A Domestic Commitments, Tranche A Canadian Commitments or Tranche B Domestic Commitments shall be effective on the date specified in Company's notice and shall reduce the Tranche A Domestic Commitment or Tranche B Domestic Commitment of each Domestic Lender or Tranche A Canadian Commitment of each Canadian Lender, as applicable, proportionately to its Tranche A Domestic Pro Rata Share, Tranche A Canadian Pro Rata Share or Tranche B Domestic Pro Rata Share, respectively.

                (iii) Mandatory Prepayments. Borrowers shall from time to time prepay their respective Loans (and in the case of Canada Safeway, after repayment of its outstanding Loans, its outstanding Acceptances) to the extent necessary (1) so that the Total Utilization of Tranche A Domestic Commitments shall not at any time exceed the Tranche A Domestic Commitments, (2) so that the Total Utilization of Tranche A Canadian Commitments shall not at any time exceed the Tranche A Canadian Commitments and (3) so that the Total Utilization of Tranche B Domestic Commitments shall not at any time exceed the Tranche B Domestic Commitments; provided that if the Total Utilization of Tranche A Canadian Commitments at any time exceeds the Tranche A Canadian Commitments solely as a result of a change in the relative exchange rate for Dollars and Canadian Dollars, Canada Safeway shall within five Business Days of such change in such exchange rate prepay Tranche A Canadian Loans or, to the extent no Tranche A Canadian Loans are outstanding, Acceptances in an amount necessary so that the Total Utilization of Tranche A

        Canadian Commitments is equal to or less than the Tranche A Canadian Commitments. Any mandatory prepayments pursuant to this subsection 2.4A(iii) shall be applied as specified in subsection 2.4A(iv).

                (iv) Application of Prepayments to Swing Line Loans, Floating Rate Loans and Fixed Rate Loans. Any prepayment by Company of Tranche A Domestic Loans shall be applied first to Tranche A Domestic Swing Line Loans of Company to the full extent thereof, second to Tranche A DomesticBase Rate Loans of Company to the full extent thereof and third to Tranche A Domestic Eurodollar Rate Loans of Company, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D. Any prepayment by Vons of Tranche A Domestic Loans of Vons shall be applied first to Tranche A Domestic Swing Line Loans of Vons to the full extent thereof, second to Tranche A Domestic Base Rate Loans of Vons to the full extent thereof and third to Tranche A Domestic Eurodollar Rate Loans of Vons, in each case in a manner which minimizes the amount of any payments required to be made by Vons pursuant to subsection 2.6D. Any prepayment by Company of Tranche B Domestic Loans shall be applied first to Tranche B Domestic Base Rate Loans of Company to the full extent thereof and second to Tranche B Domestic Eurodollar Rate Loans of Company, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D. Any prepayment by Vons of Tranche B Domestic Loans of Vons shall be applied first to Tranche B Domestic Base Rate Loans of Vons to the full extent thereof and second to Tranche B Domestic Eurodollar Rate Loans of Vons, in each case in a manner which minimizes the amount of any payments required to be made by Vons pursuant to subsection 2.6D. Any prepayment by Company of Canadian/U.S. Loans shall be applied first to Canadian/U.S. Base Rate Loans to the full extent thereof and second to Canadian/U.S. Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D. Any prepayment in any currency (whether Dollars or Canadian Dollars) by Canada Safeway of Tranche A Canadian Loans shall be applied first to Tranche A Canadian Swing Line Loans denominated in such currency to the full extent thereof, second to Floating Rate Loans of Canada Safeway denominated in such currency to the full extent thereof and third to Fixed Rate Loans of Canada Safeway denominated in such currency, in each case in a manner which minimizes the amount of any payments required to be made by Canada Safeway pursuant to subsection 2.6D. The applicable Borrower shall, upon making any prepayment, specify whether such prepayment is to be applied to Tranche A Domestic Loans, Tranche A Canadian Loans or Tranche B Domestic Loans, as applicable.

                (v) Prepayments to Remove a Lender. In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 13.6B, each Borrower shall have the right, upon five Business Days' prior written notice to Primary





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
        Documentation Agent (which notice Primary Documentation Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (including the U.S. Affiliate of such Lender, if any) in accordance with subsection 13.6B so long as and subject to subsection 2.4A(vii) (1) all Commitments of such Lender (including the U.S. Affiliate of such Lender, if any) are terminated concurrently with such prepayment pursuant to subsection 2.4A(vi) (at which time Schedule 2.1 shall be deemed modified to reflect the changed Commitments), and (2) the consents required by subsection 13.6B in connection with the prepayment pursuant to this subsection 2.4A(v) shall have been obtained, and at such time, such Lender (including the U.S. Affiliate of such Lender, if any) shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 3.5A, 13.2 and 13.3), which shall survive as to such Lender (including the U.S. Affiliate of such Lender, if any).

                (vi) Reductions of Commitments to Remove a Lender. In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 13.6B, each Borrower shall have the right, upon five Business Days' prior written notice to Primary Documentation Agent (which notice Primary Documentation Agent shall promptly transmit to each of the Lenders), to terminate the entire Commitment of such Lender (including the U.S. Affiliate of such Lender, if any), so long as (1) all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (including the U.S. Affiliate of such Lender, if any) are repaid, including without limitation amounts owing to such Lender (including the U.S. Affiliate of such Lender, if any) pursuant to subsection 2.6D, pursuant to subsection 2.4A(v) concurrently with the effectiveness of such termination (at which time
        Schedule 2.1 shall be deemed modified to reflect the changed Commitments) and (2) the consents required by subsection 13.6B in connection with the prepayment pursuant to subsection 2.4A(v) shall have been obtained, and at such time, such Lender (including the U.S. Affiliate of such Lender, if any) shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 3.5A, 13.2 and 13.3), which shall survive as to such Lender (including the U.S. Affiliate of such Lender, if any).

                (vii) Replacement of Outstanding Letters of Credit and Prepayment of Acceptances. If the Lender being replaced or terminated as contemplated by subsection 2.4A(v) or 2.4A(vi) (1) is an Issuing Lender which has agreed to issue any Letter of Credit (but has not yet issued such Letter of Credit), such agreement shall be automatically terminated without any further act of the parties hereto, (2) is a Lender which has agreed to create any Acceptances (but such Acceptances are not yet outstanding), such agreement shall be automatically terminated without any further act of the parties and (3) is an Issuing Lender that has issued any Letter of Credit and such Letter of Credit is still outstanding or any amounts drawn under such Letter of Credit have not been reimbursed by the applicable Domestic Borrower pursuant to subsection 3.3B, or such Lender has created any Acceptances which are outstanding, thenthe replacement or termination of such Lender shall not take effect until
        (y) in the case of an Issuing Lender, any Letters of Credit issued by such Lender shall have been returned to such Issuing Lender and such Issuing Lender shall have been reimbursed in full for all amounts drawn under such Letters of Credit pursuant to subsection 3.3B and (z) in the case of a Lender which has created any Acceptances, such Lender shall have been paid in full for all sums due or to become due pursuant to such Acceptances.

        B.      GENERAL PROVISIONS REGARDING PAYMENTS.

                (i) Manner and Time of Payment. All payments by each Domestic Borrower of principal, interest, fees and other Obligations hereunder and under the Notes issued by such Domestic Borrower shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Primary Documentation Agent not later than 12:00 noon (New York time) on the due date at the Domestic Funding and Payment Office. All payments by Canada Safeway shall be in Dollars except for payments in respect of the principal amount of, and interest accrued in respect of, Loans denominated in Canadian Dollars or Acceptances, which principal and interest shall be payable in Canadian Dollars, and, in any event, shall be payable in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Primary Documentation Agent not later than 12:00 noon (New York time) on the due date at the Canadian Funding and Payment Office. Funds received by Primary Documentation Agent after that time on such due date shall be deemed to have been paid by the applicable Borrower on the next succeeding Business Day. Each Borrower hereby authorizes Primary Documentation Agent to charge its accounts with Primary Documentation Agent in order to cause timely payment to be made to Primary Documentation Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). Primary Documentation Agent shall give the applicable Borrower notice of any such charge as soon as practicable, whether before or after making such charge.

                (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans or Acceptances to which such payments relate, in each case proportionately to Lenders' respective Tranche A Domestic Pro Rata Shares, Tranche A Canadian Pro Rata Shares or Tranche B Domestic Pro Rata Shares, as applicable, of such Loans or Acceptances. Primary Documentation Agent shall promptly distribute to each Domestic Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Tranche A Domestic Pro Rata Share of all payments received by Primary Documentation Agent in respect of Tranche A Domestic Loans (other than Swing Line Loans and Negotiated Rate Loans). Primary Documentation Agent shall promptly distribute to each Canadian Lender (or in the case of payments relating to Canadian/U.S. Loans, any U.S. Affiliate of such Canadian Lender, if any) at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Tranche A Canadian Pro Rata Share of all payments received by Primary Documentation Agent in respect of Tranche A Canadian Loans (other than Swing Line Loans) and Acceptances. Primary Documentation Agent shall promptly distribute to each Domestic Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Tranche B Domestic Pro Rata Share of all payments received by Primary Documentation Agent in respect of Tranche B Domestic Loans. Additionally, Primary Documentation Agent shall distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Aggregate Pro Rata Share of the facility fees when received by Primary Documentation Agent pursuant to subsection 2.3.

                         Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Floating Rate Loans in lieu of its Pro Rata Share of any Fixed Rate Loans, Primary Documentation Agent shall give effect thereto in apportioning payments received thereafter.

                (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the facility fees hereunder, as the case may be.

                (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that





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        Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of any Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5     USE OF PROCEEDS.

        A.      TRANCHE A DOMESTIC LOANS AND TRANCHE A CANADIAN LOANS.
Proceeds of the Tranche A Domestic Loans and the Tranche A Canadian Loans advanced on the Closing Date shall be applied, together with other available funds of Borrowers, by the applicable Borrowers (i) to repay all amounts of principal and accrued interest owing by Company and Canada Safeway under the Existing Credit Agreement; (ii) to repay all amounts of principal and accrued interest, and to pay fees and expenses, owing by Vons, if any, under the Vons Credit Agreement; (iii) for the payment of fees and expenses due and payable on the Closing Date associated with the negotiation, preparation, execution and syndication of this Agreement; and (iv) after the applications described in clauses (i) through (iii) above, to consummate the Stock Repurchase. Any excess proceeds of the initial Tranche A Domestic Loans and the Tranche A Canadian Loans and the proceeds of any subsequent Tranche A Domestic Loans and Tranche A Canadian Loans shall be applied by the applicable Borrower for general corporate purposes, including the repurchase of Capital Stock of Company and the making of other Restricted Junior Payments as permitted herein.

        B. TRANCHE B DOMESTIC LOANS. No Tranche B Domestic Loans shall be advanced on the Closing Date. Proceeds of Tranche B Domestic Loans shall be applied by the applicable Domestic Borrower for general corporate purposes, including the repurchase of Capital Stock of Company and the making of other Restricted Junior Payments as permitted herein. No Domestic Borrower shall request Tranche B Domestic Loans unless and until the Total Utilization of Tranche A Domestic Commitments is greater than 87.50% of the aggregate Tranche A Domestic Commitments; provided that any Domestic Borrower may request Tranche B Domestic Loans at any time in order to refinance commercial paper facilities of such Domestic Borrower.

        C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.





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2.6     SPECIAL PROVISIONS GOVERNING FIXED RATE LOANS.

                Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Fixed Rate Loans as to the matters covered:

        A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Primary Documentation Agent shall determine (which determination shall, absent manifest or demonstrable error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Fixed Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower requesting such Fixed Rate Loans and the Lenders having commitments hereunder to fund such Fixed Rate Loans.

        B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Primary Documentation Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Fixed Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate or Canadian Eurodollar Rate, as applicable, Primary Documentation Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Tranche A Domestic Eurodollar Rate Loans, Tranche A Canadian Eurodollar Rate Loans or Tranche B Domestic Eurodollar Rate Loans, as the case may be, until such time as Primary Documentation Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the applicable Borrower.

        C. ILLEGALITY OR IMPRACTICABILITY OF FIXED RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Primary Documentation Agent) that the making, maintaining or continuation of its Tranche A Domestic Eurodollar Rate Loans, Tranche A Canadian Eurodollar Rate Loans or Tranche B Domestic Eurodollar Rate Loans, as the case may be, (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the





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
date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Borrowers and Primary Documentation Agent of such determination (which notice Primary Documentation Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Tranche A Domestic Eurodollar Rate Loans, Tranche A Canadian Eurodollar Rate Loans or Tranche B Domestic Eurodollar Rate Loans, as the case may be, shall be suspended until such notice shall be withdrawn by the Affected Lender,
(b) to the extent such determination by the Affected Lender relates to a Fixed Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Floating Rate Loan bearing interest at the applicable Deemed Floating Rate, (c) the Affected Lender's obligation to maintain its outstanding Tranche A Domestic Eurodollar Rate Loans, Tranche A Canadian Eurodollar Rate Loans or Tranche B Domestic Eurodollar Rate Loans, as the case may be (the "AFFECTED LOANS"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and
(d) the Affected Loans shall automatically convert into Floating Rate Loans bearing interest at the applicable Deemed Floating Rate on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Fixed Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to Primary Documentation Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Primary Documentation Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Fixed Rate Loans in accordance with the terms of this Agreement.

        D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Fixed Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Fixed Rate Loan does not occur on a date specified





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therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Fixed Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Fixed Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Fixed Rate Loans is not made on any date specified in a notice of prepayment given by a Borrower, or (iv) as a consequence of any other default by a Borrower in the repayment of its Fixed Rate Loans when required by the terms of this Agreement.

        E. BOOKING OF FIXED RATE LOANS. Any Lender may make, carry or transfer Fixed Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

        F. ASSUMPTIONS CONCERNING FUNDING OF FIXED RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 5.1A shall be made as though that Lender had actually funded each of its relevant Fixed Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate or pursuant to the definition of Canadian Eurodollar Rate, as applicable, in an amount equal to the amount of such Fixed Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to an office of that Lender in the United States of America or Canada, as applicable; provided, however, that each Lender may fund each of its Fixed Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 5.1A.

        G. FIXED RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of an Event of Default, (i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Fixed Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by such Borrower.

2.7     EXTENSION OF TRANCHE A TERMINATION DATE.

                Subject to the provisions of the following paragraph of this subsection 2.7, at any time not more than two years nor less than 60 days prior to the Tranche A Termination Date then in effect, Company may, at its option, deliver to Administrative Agent, for distribution to each Lender within five Business Days of Administrative Agent's receipt thereof, a Tranche A Extension Request signed by each Borrower requesting an extension of the Tranche A Termination Date to a date one year after the Tranche A Termination Date which is then in effect. Each Lender may, in its sole discretion, consent or not consent to any such Tranche A Extension Request and, if such Lender so consents, such





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Lender shall deliver its consent to such Tranche A Extension Request to
Administrative Agent (which shall promptly notify Company of such consent) within 25 Business Days of the date of the Tranche A Extension Request. Any Lender that fails to consent to any Tranche A Extension Request within such 25 Business Day period shall be deemed to have rejected such Tranche A Extension Request. If Administrative Agent shall have received, within such 25 Business Day period, consents to such Tranche A Extension Request from Lenders having 50% or more of the aggregate Tranche A Domestic Loan Exposure and Tranche A Canadian Loan Exposure of all Lenders, the Tranche A Termination Date to be extended pursuant to such request shall, with respect to those Lenders consenting to such request, be extended for one year from the then current Tranche A Termination Date. If any Lender rejects a Tranche A Extension Request but Lenders having 50% or more of the aggregate Tranche A Domestic Loan Exposure and Tranche A Canadian Loan Exposure of all Lenders consent thereto, Company may, at its option, at any time prior to the Tranche A Termination Date (as in effect prior to giving effect to such Tranche A Extension Request), replace such rejecting Lender by causing such Lender to assign, and each Lender agrees that, following its rejection of any Tranche A Extension Request and upon the written request of Company, it shall assign, its Tranche A Domestic Loans, Tranche A Canadian Loans, Tranche A Domestic Commitment, Tranche A Canadian Commitment, Acceptances, and participations in Letters of Credit, as the case may be, to another Lender or an Eligible Assignee identified by Company (that, in either case, has agreed to the Tranche A Extension Request) in accordance with the provisions of subsection 13.1; provided that no assignment fee shall be payable to Primary Documentation Agent in connection with such assignment. If Administrative Agent shall not have received, within such 25 Business Day period, consents to such Tranche A Extension Request from Lenders having 50% of the aggregate Tranche A Domestic Loan Exposure and Tranche A Canadian Loan Exposure of all Lenders, the Tranche A Termination Date requested to be extended by Borrowers shall not be extended for any Lender (including, without limitation, any such consenting Lenders). Administrative Agent shall give Company and each Lender prompt notice of any extension of the Tranche A Termination Date.

                Company may only request two annual extensions of the Tranche A Termination Date pursuant to this subsection 2.7, and the Tranche A Termination Date shall in no event be extended beyond April 8, 2004.

2.8     EXTENSION OF TRANCHE B REVOLVING TERMINATION DATE.

                At any time not more than 90 days nor less than 30 days prior to the Tranche B Revolving Termination Date then in effect, Company may, at its option, deliver to Administrative Agent, for distribution to each Lender within five Business Days of Administrative Agent's receipt thereof, a Tranche B Extension Request signed by each Domestic Borrower requesting an extension of the Tranche B Revolving Termination Date to a date 364 days after the Tranche B Revolving Termination Date which is then in effect. Each Lender may, in its sole discretion, consent or not consent to any such Tranche B





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Extension Request and, if such Lender so consents, such Lender shall deliver its consent to such Tranche B Extension Request to Administrative Agent (which shall promptly notify Company of such consent) during the period not more than 30 days nor less than 15 days prior to the Tranche B Revolving Termination Date. Any Lender that fails to consent to any Tranche B Extension Request within such 15 day period shall be deemed to have rejected such Tranche B Extension Request. If Administrative Agent shall have received, within such 15 day period, consents to such Tranche B Extension Request from Lenders having 50% or more of the aggregate Tranche B Domestic Loan Exposure of all Lenders, the Tranche B Revolving Termination Date to be extended pursuant to such request shall, with respect to those Lenders consenting to such request, be extended for 364 days from the then current Tranche B Revolving Termination Date. If any Lender rejects a Tranche B Extension Request but Lenders having 50% or more of the aggregate Tranche B Domestic Loan Exposure of all Lenders consent thereto, Company may, at its option, at any time prior to the Tranche B Revolving Termination Date (as in effect prior to giving effect to such Tranche B Extension Request), replace such rejecting Lender by causing such Lender to assign, and each Lender agrees that, following its rejection of any Tranche B Extension Request and upon the written request of Company, it shall assign, its Tranche B Domestic Loans and Tranche B Domestic Commitment, as the case may be, to another Lender or an Eligible Assignee identified by Company (that, in either case, has agreed to the Tranche B Extension Request) in accordance with the provisions of subsection 13.1; provided that no assignment fee shall be payable to Primary Documentation Agent in connection with such assignment. If Administrative Agent shall not have received, within such 15 day period, consents to such Tranche B Extension Request from Lenders having 50% of the aggregate Tranche B Domestic Loan Exposure of all Lenders, the Tranche B Revolving Termination Date requested to be extended by Borrowers shall not be extended for any Lender (including, without limitation, any such consenting Lenders). Administrative Agent shall give Company and each Lender prompt notice of any extension of the Tranche B Revolving Termination Date.

2.9     CONVERSION OF TRANCHE B DOMESTIC LOANS INTO TERM LOANS.

                The unused portion of each Domestic Lender's Tranche B Domestic Commitment shall expire on such Domestic Lender's Tranche B Revolving Termination Date as set forth in subsection 2.1A(iii). All Tranche B Domestic Loans outstanding on such Domestic Lender's Tranche B Revolving Termination Date shall be paid in full no later than the second anniversary of such Domestic Lender's Tranche B Revolving Termination Date (such subsequent date being such Domestic Lender's "TRANCHE B TERM TERMINATION DATE").





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SECTION 3.      LETTERS OF CREDIT

3.1     ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
        THEREIN.

        A. LETTERS OF CREDIT. In addition to Domestic Borrowers requesting that Domestic Lenders make Tranche A Domestic Loans pursuant to subsection 2.1A(i), each Domestic Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the tenth Business Day prior to the Tranche A Termination Date, that one or more Domestic Lenders issue Letters of Credit for the account of such Domestic Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, any one or more Domestic Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that no Domestic Borrower shall request that any Domestic Lender issue (and no Domestic Lender shall issue):

                 (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Tranche A Domestic Commitments would exceed the Tranche A Domestic Commitments then in effect;

                (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $500,000,000;

                (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the fifth Business Day prior to the Tranche A Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; provided, further that, unless Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on the last day on which such Issuing Lender may give notice that it will not extend such Standby Letter of Credit;

                (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is 30 days prior to the Tranche A Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;





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                 (v)     any Commercial Letter of Credit if, after giving
        effect to such issuance, the Letter of Credit Usage in respect of Commercial Letters of Credit would exceed $100,000,000; or

                (vi) any Letter of Credit denominated in a currency other than Dollars or Canadian Dollars.

                Company and Lenders agree that, on and after the Closing Date, the Existing Company Letters of Credit shall for all purposes hereof be deemed to be Letters of Credit issued pursuant to and governed in all respects by the terms of this Agreement.

        B.      MECHANICS OF ISSUANCE.

                (i) Notice of Issuance. Whenever any Domestic Borrower desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender (with a copy to Primary Documentation Agent if Primary Documentation Agent is not the proposed Issuing Lender) a Notice of Issuance of Letter of Credit substantially in the form of
        Exhibit III annexed hereto no later than 12:00 noon (New York time) at least five Business Days, or such shorter period as may be agreed to by any Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the Domestic Lender requested to issue the Letter of Credit, (b) whether such Letter of Credit is to be a Commercial Letter of Credit or a Standby Letter of Credit, (c) the proposed date of issuance (which shall be a Business Day), (d) the face amount of the Letter of Credit, (e) whether such Letter of Credit is to be denominated in Dollars or Canadian Dollars, (f) the expiration date of the Letter of Credit, (g) the name and address of the beneficiary, and
        (h) a summary of the purpose of such Letter of Credit. At least two Business Days prior to the proposed date of issuance, the applicable Domestic Borrower shall specify to the Issuing Lender the proposed text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary in substantial compliance with such terms and conditions and on or before the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable judgment, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 11:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.





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                    The applicable Domestic Borrower shall notify the
        applicable Issuing Lender (and Primary Documentation Agent, if Primary Documentation Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which such Domestic Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit such Domestic Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which such Domestic Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

                (ii) Determination of Issuing Lender. Upon receipt by a proposed Issuing Lender of a Notice of Issuance of Letter of Credit from a Domestic Borrower pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, (a) in the event Administrative Agent is the proposed Issuing Lender, Administrative Agent shall be the Issuing Lender with respect to such Letter of Credit, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Loans, may exceed Administrative Agent's Tranche A Domestic Commitment then in effect; and (b) in the event any other Domestic Lender is the proposed Issuing Lender, such Domestic Lender shall promptly notify such Domestic Borrower and Primary Documentation Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and (1) if such Domestic Lender so elects to issue such Letter of Credit it shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by such Domestic Lender, when aggregated with such Domestic Lender's outstanding Loans, may exceed such Domestic Lender's Tranche A Domestic Commitment then in effect and (2) if such Domestic Lender fails to so promptly notify such Domestic Borrower and Primary Documentation Agent or declines to issue such Letter of Credit, such Domestic Borrower may request another Domestic Lender to be the Issuing Lender with respect to such Letter of Credit in accordance with the provisions of this subsection 3.1B; provided, that in the event such other Domestic Lender fails to promptly notify such Domestic Borrower and Primary Documentation Agent or declines to issue such Letter of Credit, Administrative Agent shall be the Issuing Lender.

               (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 13.6) of the conditions set forth in subsection 6.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                (iv) Notification to Domestic Lenders. Upon the issuance of any Standby Letter of Credit the applicable Issuing Lender shall promptly notify Primary





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        Documentation Agent of such issuance, which notice shall be accompanied by a copy of such Standby Letter of Credit. Promptly after receipt of such notice, Primary Documentation Agent shall notify each Domestic Lender of the amount of such Domestic Lender's respective participation in such Standby Letter of Credit, determined in accordance with subsection 3.1C.

                 (v) Reports to Domestic Lenders Regarding Standby Letters of Credit. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Standby Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to Primary Documentation Agent for distribution to each other Domestic Lender a report setting forth for such calendar quarter the daily maximum amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

                (vi) Reports to Domestic Lenders Regarding Commercial Letters of Credit. In the event that the Issuing Lender of any Commercial Letter of Credit is other than the Primary Documentation Agent, such Issuing Lender shall send by facsimile transmission to the Primary Documentation Agent promptly on the first Business Day of each week the daily maximum amount available for drawing under such Commercial Letter of Credit for the previous week. The Primary Documentation Agent shall deliver to each Domestic Lender, upon each calendar month end, a report setting forth for such period the daily maximum amount available for drawing under all Commercial Letters of Credit issued by any Issuing Lender for such period.

        C. DOMESTIC LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Domestic Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Domestic Lender's Tranche A Domestic Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2     LETTER OF CREDIT FEES.

                Each Domestic Borrower requesting the issuance of a Letter of Credit pursuant to subsection 3.1 agrees to pay the following amounts with respect to Letters of Credit issued hereunder by any Issuing Lender (including, without limitation, the Existing Company Letters of Credit):

                 (i) with respect to each Standby Letter of Credit, (a) a fronting fee payable directly to such Issuing Lender for its own account, equal to the greater of (X) $250 and (Y) 0.125% per annum of the daily maximum amount available to be





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        drawn under such Standby Letter of Credit and (b) a letter of credit fee payable to Primary Documentation Agent for the account of Domestic Lenders, equal to the Tranche A Pricing Margin, as in effect from time to time, per annum on the daily maximum amount available to be drawn under such Standby Letter of Credit, in each case payable in arrears on and to (but excluding) each Quarterly Payment Date and computed on the basis of a 360-day year for the actual number of days elapsed;

                (ii) with respect to each Commercial Letter of Credit, such fees and commissions as are mutually agreed to by the Issuing Lender issuing such Commercial Letter of Credit and such Domestic Borrower, payable directly to such Issuing Lender for its own account and at the times and calculated in the manner required by such Issuing Lender, which fees and commissions shall be no less than the amount which such Issuing Lender requires for the issuance of a Commercial Letter of Credit of similar tenor and denomination for the account of an account party with a credit standing similar to such Domestic Borrower; and

                (iii) with respect to the amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to such Issuing Lender for its own account and in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment of drawing, as the case may be.

Promptly upon receipt by Primary Documentation Agent of any amount described in clause (i)(b) of this subsection 3.2, Primary Documentation Agent shall distribute to each other Domestic Lender its Tranche A Domestic Pro Rata Share of such amount.

3.3     DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

        A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to use reasonable care to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

        B. REIMBURSEMENT BY DOMESTIC BORROWER OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify the Domestic Borrower that requested the issuance of such Letter of Credit and Primary Documentation Agent, and such Domestic Borrower shall reimburse such Issuing Lender on or before the Business Day (the "REIMBURSEMENT DATE") immediately following the date on which such drawing is honored in an amount in Dollars (which amount, in the case of a drawing under





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
a Letter of Credit which is denominated in Canadian Dollars, shall be calculated in Dollar Equivalents) and in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless such Domestic Borrower shall have notified Primary Documentation Agent and such Issuing Lender prior to 11:00 A.M. (New York time) on the date of such drawing that such Domestic Borrower intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Loans, such Domestic Borrower shall be deemed to have given a timely Notice of Borrowing to Primary Documentation Agent requesting Domestic Lenders to make Loans that are Tranche A Domestic Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in Canadian Dollars, shall be the amount drawn in Canadian Dollars converted into Dollar Equivalents) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 6.2B, Domestic Lenders shall, on the Reimbursement Date, make Tranche A Domestic Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Primary Documentation Agent to reimburse such Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, such Domestic Borrower shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Domestic Lender from its obligation to make Loans on the terms and conditions set forth in this Agreement, and the applicable Domestic Borrower shall retain any and all rights it may have against any Domestic Lender resulting from the failure of such Domestic Lender to make such Loans under this subsection 3.3B.

        C. PAYMENT BY DOMESTIC LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF CREDIT.

                 (i) Payment by Domestic Lenders. In the event that a Domestic Borrower shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated in Dollar Equivalents, in the case of a drawing under a Letter of Credit denominated in Canadian Dollars) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Domestic Lender of the unreimbursed amount of such drawing and of such other Domestic Lender's respective participation therein based on such Domestic Lender's Tranche A Domestic Pro Rata Share. Each Domestic Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 P.M. (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Domestic Lender fails to make available to such Issuing Lender on such business day the amount of such Domestic Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Domestic Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Domestic Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Domestic Lender to recover from any Issuing Lender any amounts made available by such Domestic Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Domestic Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                (ii) Distribution to Domestic Lenders of Reimbursements Received From Domestic Borrowers. In the event any Issuing Lender shall have been reimbursed by other Domestic Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Domestic Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Domestic Lender's Tranche A Domestic Pro Rata Share of all payments subsequently received by such Issuing Lender from a Domestic Borrower in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Domestic Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Domestic Lender may request.

        D.      INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

                 (i) Payment of Interest by Domestic Borrower. Each Domestic Borrower agrees to pay to each Issuing Lender, with respect to drawings made under any Letters of Credit requested by such Domestic Borrower and issued by such Issuing Lender, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by such Domestic Borrower (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Tranche A Domestic Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Tranche A Domestic Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be,





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
        for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Domestic Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B), the amount that such other Domestic Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection
        3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Domestic Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Domestic Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Domestic Lender's Tranche A Domestic Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Domestic Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Domestic Lenders to and including the date on which such portion of such drawing is reimbursed by the applicable Domestic Borrower. Any such distribution shall be made to a Domestic Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Domestic Lender may request.

3.4     OBLIGATIONS ABSOLUTE.

                The obligation of each Domestic Borrower to reimburse each Issuing Lender for drawings made under the Letters of Credit requested by such Domestic Borrower and issued by such Issuing Lender and to repay any Loans made by Domestic Lenders pursuant to subsection 3.3B and the obligations of Domestic Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

                 (i) any lack of validity or enforceability of any Letter of Credit;

                (ii) the existence of any claim, set-off, defense or other right which any Domestic Borrower or any Domestic Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Domestic Lender or any other Person or, in the case of a Domestic Lender, against any Domestic Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Domestic Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

               (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                 (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) of any Domestic Borrower or any of its Subsidiaries;

                (vi) any breach of this Agreement or any other Loan Document by any party thereto;

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

              (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5     INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

        A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 5.1, each Domestic Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and reasonable allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court





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
of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

        B. NATURE OF ISSUING LENDERS' DUTIES. As between any Domestic Borrower and any Issuing Lender, such Domestic Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to substantially comply with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence, shall not put such Issuing Lender under any resulting liability to any Domestic Borrower.

                Notwithstanding anything to the contrary contained in this subsection 3.5, each Domestic Borrower shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of (a) the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction, or (b) the wrongful dishonor by such Issuing Lender of a proper demand for





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
payment made under any Letter of Credit issued by it except where such dishonor results from Governmental Acts.

SECTION 4.      ACCEPTANCES

4.1     ACCEPTANCE COMMITMENT.

                In addition to requesting Tranche A Canadian Loans pursuant to subsection 2.1A(ii), Canada Safeway may request pursuant to this Section 4, from time to time during the period from the Closing Date to but excluding the Tranche A Termination Date, that Canadian Lenders create bankers' acceptances (each, an "ACCEPTANCE") by accepting Drafts from Canada Safeway in an aggregate amount not exceeding each such Canadian Lender's Tranche A Canadian Pro Rata Share of the aggregate amount of the Tranche A Canadian Commitments to be used for the purposes identified in subsection 4.11; provided that Canada Safeway shall not request the creation and purchase of any Acceptance if, after giving effect thereto, the Total Utilization of Tranche A Canadian Commitments would exceed the Tranche A Canadian Commitments then in effect, and no Canadian Lender shall have any obligation to create and purchase any Acceptance if, after giving effect thereto, the Total Utilization of Tranche A Canadian Commitments of such Canadian Lender would exceed its Tranche A Canadian Commitment.

                Each Drawing shall be in an aggregate Face Amount of not less than Cdn.$10,000,000 and in integral multiples of Cdn.$1,000,000 and shall consist of the creation and purchase of Acceptances by Canadian Lenders on the same day in accordance with subsection 4.4, ratably in accordance with their respective Tranche A Canadian Pro Rata Shares; provided that if apportionment of Acceptances among the Canadian Lenders cannot be made on a pro rata basis in even multiples of Cdn.$100,000, Primary Documentation Agent shall round the allocations among Canadian Lenders consistent with Primary Documentation Agent's money market practices.

                Notwithstanding anything herein to the contrary, the bankers' acceptances (the "EXISTING ACCEPTANCES") described in Appendix A attached to the Indemnity shall be deemed for all purposes hereunder to be Acceptances outstanding under this Agreement and all the terms and obligations set forth herein with respect to Acceptances shall be applicable to the Existing Acceptances.

4.2     DRAWING NOTICE.

                Each Drawing shall be made on two Business Days prior written notice specified in relation to Acceptances, given not later than 12:00 noon (Toronto time), by Canada Safeway to Primary Documentation Agent, which shall give each Canadian Lender prompt notice thereof and of such Canadian Lender's ratable portion of aggregate Face Amount of the Drafts to be accepted under the Drawing. Each such notice of a Drawing (a





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
"DRAWING NOTICE") shall be given in substantially the form of Exhibit XII annexed hereto or by telephone confirmed promptly in writing, containing the same information as would be contained in a Drawing Notice, and shall specify therein (i) the Drawing Date; (ii) the aggregate Face Amount of Drafts to be accepted; (iii) the maturity date for such Drafts (it being agreed and understood that Canada Safeway shall not request a maturity date for Drafts which would be subsequent to the Tranche A Termination Date); and (iv) whether the Acceptances are to be delivered to or to the order of the applicable Borrower or to be purchased by the Canadian Lenders.

                Neither Primary Documentation Agent nor any Canadian Lender shall incur any liability to any Borrower in acting on the telephonic notice referred to above which Primary Documentation Agent or such Canadian Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Canada Safeway or for otherwise acting in good faith under this Section 4, and upon the creation and purchase or delivery of Acceptances pursuant to any such telephonic notice, Canada Safeway shall be liable with respect thereto as provided herein.

                Each Drawing Notice shall be irrevocable and binding on Canada Safeway. Canada Safeway shall indemnify each Canadian Lender against any loss or expense incurred by such Canadian Lender as a result of any failure by Canada Safeway to fulfill or honor before the date specified for any Drawing, the applicable conditions set forth in this Section 4 or subsection 6.4, if the Drawing, as a result of such failure, is not made on such date.

4.3     FORM OF ACCEPTANCES.

                Each Draft presented by Canada Safeway shall (i) be in an integral multiple of Cdn.$100,000; (ii) be dated the date of the Drawing; (iii) mature and be payable by Canada Safeway (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs approximately 30, 60, 90, 120 or 180 days after the date thereof; (iv) be substantially in the form of Exhibit XIV annexed hereto; and (iv) be otherwise consistent with the provisions of this Agreement relating to the amounts and maturity dates thereof. The acceptance endorsed by a Canadian Lender on any Draft shall be substantially in the form of Exhibit XIII annexed hereto or such other form as may be agreed by Canada Safeway and such Canadian Lender.

                Canada Safeway hereby renounces, and shall not claim, any days of grace for the payment of any Acceptances.

4.4     ACCEPTANCE AND PURCHASE OR DELIVERY OF DRAFTS.

                Not later than 11:00 A.M. (Toronto time) on an applicable Drawing Date, each Canadian Lender shall complete one or more Drafts dated the date of such Drawing,





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
with the maturity date specified in the applicable Drawing Notice, accept such Drafts, and following fulfillment of any applicable conditions and as specified in the applicable Drawing Notice either (a) purchase the Acceptances thereby created for the Drawing Purchase Price or (b) deliver such Acceptances as provided below.

                Canada Safeway shall, not later than 10:30 A.M. (Toronto time) on the applicable Drawing Date, notify Primary Documentation Agent of such Borrower's delivery instructions for the Acceptances to be delivered to it in accordance with the applicable Drawing Notice and pay to Primary Documentation Agent, for distribution to the Canadian Lenders in accordance with their Tranche A Canadian Pro Rata Shares, the Drawing Fees relating thereto. The Canadian Lenders shall promptly deliver such Acceptances in accordance with such instructions.

                Canada Safeway shall pay Drawing Fees in respect of Acceptances by deposit of the required funds to Primary Documentation Agent at its Canadian Funding and Payment Office. On receipt of those payments, Primary Documentation Agent will promptly thereafter cause those Drawing Fees to be distributed in like funds to the applicable Canadian Lender for its account.

                The failure of any Canadian Lender to create and purchase or deliver Acceptances as part of any Drawing shall not relieve such Canadian Lender of its obligation, if any, to create and purchase or deliver Acceptances hereunder, but a Canadian Lender shall not be responsible for the failure of any other Canadian Lender to create and purchase or deliver Acceptances on the Drawing Date for any Drawing.

4.5     PAYMENT OF THE DRAWING PURCHASE PRICE.

                Subject to subsection 4.2 and satisfaction of the conditions set forth in subsection 6.4, each Canadian Lender shall, before 12:00 noon (Toronto time) on the applicable Drawing Date, pay or cause to be paid the Drawing Purchase Price in respect of any Acceptances to be purchased by such Canadian Lender by depositing or causing to be deposited such amount to such account maintained by Primary Documentation Agent at its Canadian Funding and Payment Office as shall have been notified to such Canadian Lender by Primary Documentation Agent, in Canadian Dollars in same day funds. Promptly upon receipt of such funds, Primary Documentation Agent shall make such funds available to Canada Safeway by debiting such account (or causing such account to be debited), and (a) by crediting Canada Safeway's account, as specified by Canada Safeway in writing to Primary Documentation Agent prior thereto, maintained by Primary Documentation Agent at its Canadian Funding and Payment Office (or causing such account to be credited) with like funds in the aggregate amount of such funds or (b) by wiring such funds in such amount to the account of Canada Safeway with another financial institution specified prior thereto by Canada Safeway in writing to Primary Documentation Agent.





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
                Acceptances purchased by a Canadian Lender hereunder may be held by it for its own account until maturity or sold by it at any time prior thereto in any relevant market therefor in Canada, in such Canadian Lender's sole discretion.

4.6     AVERAGE EFFECTIVE DISCOUNT RATE DETERMINATION.

                Each Schedule I Reference Bank or Schedule II Reference Bank, as the case may be, agrees to furnish to Primary Documentation Agent timely information for the purpose of determining each Average Effective Discount Rate. If any one or more of the Schedule I Reference Banks or Schedule II Reference Banks shall not furnish such information to Primary Documentation Agent, Primary Documentation Agent shall determine such Average Effective Discount Rate on the basis of timely information furnished by the remaining
Schedule I Reference Bank(s) or Schedule II Reference Bank(s), as applicable.

                Primary Documentation Agent shall give prompt notice to Borrowers and Canadian Lenders of each Average Effective Discount Rate determined by Primary Documentation Agent for an applicable Drawing Date and the applicable discount rates, if any, furnished by each Schedule I Reference Bank or Schedule II Reference Bank for determining any applicable Average Effective Discount Rate.

4.7     ACCEPTANCE PAYMENT OBLIGATIONS.

        A. GENERAL OBLIGATION. Canada Safeway unconditionally hereby agrees to pay to Primary Documentation Agent for the account of each Canadian Lender, on the maturity date for each Acceptance an amount in Canadian Dollars in same day funds equal to the Face Amount of such then-maturing Acceptance.

        B. PAYMENT AT MATURITY. The obligation of Canada Safeway set forth in subsection 4.7A to pay to Primary Documentation Agent the Face Amount of any then-maturing Acceptance may be satisfied by paying to Primary Documentation Agent at or before 12:00 noon (Toronto time) on the maturity date for such Acceptance an amount in Canadian Dollars in same day funds equal to the Face Amount of such Acceptance; provided that Canada Safeway shall have given not less than one Business Day's prior notice to Primary Documentation Agent (which shall promptly notify each Canadian Lender thereof) of its intent to pay Primary Documentation Agent in the manner contemplated by this sentence. Canada Safeway shall make each payment hereunder in respect of Acceptances by deposit of the required funds to Primary Documentation Agent at the Canadian Funding and Payment Office. Upon receipt of such payment, Primary Documentation Agent will promptly thereafter cause such payment to be distributed in like funds in payment of Acceptances ratably (based on the proportion that the aggregate Face Amount of Acceptances accepted by any Canadian Lender maturing on the relevant date bears to the aggregate Face Amount of Acceptances accepted by all Canadian Lenders maturing on such date) to Canadian Lenders for their account. Such payment to Primary Documentation Agent shall satisfy Canada Safeway's obligations under any Acceptances to which it relates and each Canadian Lender that has accepted such Acceptances shall thereafter be solely responsible for the payment of such Acceptances.

        C. ROLLOVER. The obligation of Canada Safeway set forth in subsection 4.7A to pay to Primary Documentation Agent the Face Amount of any then-maturing Acceptance may be satisfied by Canada Safeway requesting that new Drafts be accepted and discounted by the Canadian Lenders in the manner contemplated by Section 4 in substitution for any then-maturing Acceptance; provided that no Default or Event of Default shall have occurred and be continuing and Canada Safeway shall have delivered to Primary Documentation Agent (which shall promptly provide a copy thereof to each Canadian Lender) a duly completed Drawing Notice not later than 12:00 noon (Toronto time) one Business Day prior to such maturity date, together with any other documents, instruments, certificates and other information contemplated by Section 4.

        D. CONVERSION. In the event Canada Safeway does not or cannot for any reason comply with the provisions of subsections 4.7B or 4.7C with respect to the obligation of Canada Safeway set forth in subsection 4.7A to pay to Primary Documentation Agent the Face Amount of any then-maturing Acceptance, the unpaid amount due and payable in respect thereof shall be converted as of such date, and without any necessity for Canada Safeway to give a Notice of Borrowing in accordance with subsection 2.1B, to, and thereafter be outstanding as, a Tranche A Canadian Prime Rate Loan made by Canadian Lenders in accordance with their Tranche A Canadian Pro Rata Shares and shall bear interest calculated and payable as provided in subsection 2.2.

4.8     PRESIGNED DRAFT FORMS.

                To enable the Canadian Lenders to complete Drafts and create Acceptances in the manner specified in this subsection 4.8, Canada Safeway shall supply each Canadian Lender with such number of Drafts as such Canadian Lender may reasonably request, duly endorsed and executed on behalf of Canada Safeway by any one or more of its authorized officers. Each Canadian Lender shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Lender will, upon request by Canada Safeway, promptly advise Canada Safeway of the number and designations, if any, of the uncompleted Drafts then held by it. The signatures of such officers may be mechanically reproduced in facsimile, and Drafts and Acceptances bearing such facsimile signatures shall be binding upon Canada Safeway as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft or Acceptance as one of such officers may no longer hold office at the date thereof or at the date of its acceptance by a Canadian Lender hereunder or at any time thereafter, any Draft or Acceptance so signed shall be valid and binding upon Canada Safeway.





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4.9     CIRCUMSTANCES MAKING ACCEPTANCES UNAVAILABLE.

                If Primary Documentation Agent determines in good faith, which determination shall be final, conclusive and binding upon Canada Safeway and notifies Canada Safeway and each Canadian Lender that, by reason of circumstances affecting the money market (i) there is no market for Acceptances; or (ii) the demand for Acceptances is insufficient to allow the sale or trading of the Acceptances created and purchased hereunder; then:

                (a) the right of Canada Safeway to request a Drawing shall be suspended until Primary Documentation Agent determines that the circumstances causing such suspension no longer exist and Primary Documentation Agent so notifies Canada Safeway; and

                (b) any Drawing Notice which is outstanding shall be cancelled and the Drawing requested therein shall not be made.

                Primary Documentation Agent shall promptly notify Canada Safeway of the suspension of its right to request a Drawing and of the termination of any such suspension.

4.10    PREPAYMENTS.

                Except as required or permitted by subsection 2.4A(iii) or
Section 10, no repayment of an Acceptance shall be made by Canada Safeway to a Canadian Lender prior to the maturity date thereof. Any such repayment, made as required by subsection 2.4A(iii) or Section 10, shall be made (unless such repayment has been rescinded or otherwise is required to be returned by such Canadian Lender to Canada Safeway for any reason) in accordance with the provisions of subsection 4.7B. Any such payment by Canada Safeway to Primary Documentation Agent shall satisfy Canada Safeway obligations under the Acceptance to which it relates and any such Canadian Lender which has accepted such Acceptance shall thereafter be solely responsible for the payment of such Acceptance and shall indemnify and hold Canada Safeway harmless against any liabilities, costs or expenses incurred by Canada Safeway as a result of any failure by such Canadian Lender to pay such Acceptance in accordance with its terms.

4.11    USE OF PROCEEDS OF LOANS AND ACCEPTANCE FACILITY.

                The proceeds of any Acceptance created under this Section 4 shall be used in the manner and for the purposes set forth in subsection 2.5A with respect to the use of proceeds of Loans.





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SECTION 5.      INCREASED COSTS, TAXES, CAPITAL ADEQUACY, AND MITIGATION

5.1     INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 5.1B, in the event that any Lender shall determine (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective or is adopted after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                 (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Tax) with respect to, or changes the basis of taxation applicable to (except for changes in the rate of any Excluded Tax), this Agreement or any of its obligations hereunder (including, without limitation, its obligation to make Loans, issue or participate in Letters of Credit, or accept Drafts and purchase the Acceptances thereby created) or any payments to such Lender (or its applicable lending office) of principal, interest, fees, letter of credit commissions, the Face Amounts of any Acceptances, or any other amount payable hereunder;

                (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement (including, without limitation, any such requirement imposed under the Bank Act (Canada) with respect to Tranche A Canadian Eurodollar Rate Loans, but excluding any such reserve or other requirements that are reflected in the definition of Adjusted Eurodollar Rate with respect to Tranche A Domestic Eurodollar Rate Loans or Tranche B Domestic Eurodollar Rate Loans or that are reflected in the definition of Canadian Eurodollar Rate with respect to Tranche A Canadian Eurodollar Rate Loans) against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (including, without limitation, the Commitments, Loans, Letters of Credit or participations in Letters of Credit and Acceptances of such Lender); or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations





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
        hereunder, its Loans, its Letters of Credit and participations therein, its Acceptances or the interbank Eurodollar market;

and the result of any of the foregoing is (1) to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder, (2) to increase the cost to such Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein, (3) to increase the cost to such Lender of agreeing to accept Drafts and to purchase and maintain the Acceptances created thereby, or
(4) to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect to its Loans, Letters of Credit and participations therein and its Acceptances; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that such Lender shall not be entitled to avail itself of the benefits of this subsection 5.1A to the extent that any such increased cost or reduction was incurred more than six months prior to the time it gives notice to Borrowers unless such circumstances arose or became applicable retrospectively, in which case no time limit shall apply (provided such Lender has notified the applicable Borrower within six months from the date such circumstance arose or became applicable). Such Lender shall deliver to Borrowers (with a copy to Primary Documentation Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 5.1A, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error.

        B.      WITHHOLDING OF TAXES.

                 (i) Payments to Be Free and Clear. All sums payable by any Borrower to any Lender under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law or resulting from a breach of the exemption requirements specified in subsection 5.1B(iii) below or the fact that the exemption forms delivered by such Lender pursuant to subsection 5.1B(iii) were not true and correct) without any deduction or withholding on account of any Tax (other than any Excluded Taxes relating to such Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or Canada or any political subdivision in or of the United States of America or Canada or any other jurisdiction from or to which a payment is made by or on behalf of any Borrower or by any federation or organization of which the United States of America or Canada or any such jurisdiction is a member at the time of payment.

                (ii) Grossing-up of Payments. If any Borrower is required by law to make any deduction or withholding on account of any such Tax (other than





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
        Excluded Taxes) from any sum paid or payable by such Borrower to any Primary Agent or any Lender under any of the Loan Documents:

                    (a) such Borrower shall notify each Primary Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

                    (b) such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on any Primary Agent or any Lender, as the case may be) on behalf of and in the name of such Primary Agent or such Lender, as the case may be;

                    (c) the sum payable by such Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Primary Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                    (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to each Primary Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

        provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                In the event any Borrower is required to pay any amount under clause (b) or (c) above, such Borrower may do so under protest and may contest the imposition or amount of any Tax giving rise to such payment, and each Lender agrees, at such Borrower's cost and expense, to cooperate with and assist such Borrower in any proceeding related to any such contest.





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
               (iii)     Evidence of Exemption from Withholding Tax.

                (a) Each Domestic Lender and each Canadian Lender that makes Loans to any Domestic Borrower, which in either case is organized under the laws of any jurisdiction other than the United States, any state thereof or any political subdivision of either (for purposes of this subsection 5.1B(iii), a "NON-US LENDER") shall deliver to Primary Documentation Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a such Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Primary Documentation Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder or otherwise to establish that such Lender is not subject to deduction or withholding of Taxes imposed by the United States, any State thereof or any political subdivision of either with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in
        Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause
        (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder or otherwise to establish that such Lender is not subject to deduction or withholding of Taxes imposed by the United States, any state thereof or any political subdivision of either with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                         Each Canadian Lender that is organized under the laws of any jurisdiction other than Canada or any Province thereof or is not resident in Canada agrees to deliver to Canada Safeway and Primary Documentation Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Canadian Lender to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Canadian Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the Tranche A Canadian Loans.





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                (b)      Each Lender required to deliver any forms,
        certificates or other evidence with respect to United States federal income tax withholding or Canadian income tax withholding matters pursuant to subsection 5.1B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) in the case of any Domestic Lender or Canadian Lender advancing Loans to any Domestic Borrower, deliver to Primary Documentation Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, or in the case of any Canadian Lender,such certificates, documents or other evidence as may be required from time to time under the second paragraph of subsection 5.1B(iii)(a), in each case properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States or Canadian (as applicable) federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Primary Documentation Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                (c) Borrowers shall not be required to pay any additional amount to any Non-US Lender or Canadian Lender under clause (b) or (c) of subsection 5.1B(ii) if such Lender shall have failed to satisfy the requirements of subsection 5.1B(iii)(a); provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 5.1B(iii)(c) shall relieve any Borrower of its obligation to pay any additional amounts pursuant to clause (b) or (c) of subsection 5.1B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 5.1B(iii)(a).

        C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy (excluding those published as of the Closing Date but scheduled to take effect thereafter), or any change





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therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Domestic Loans, Tranche A Domestic Commitment, Tranche B Domestic Commitment or Letters of Credit or participations therein or other obligations hereunder with respect to the Domestic Loans or the Letters of Credit, in the case of any Domestic Lender, or such Lender's Tranche A Canadian Loans, Tranche A Canadian Commitment, or Acceptances or other obligations hereunder with respect to the Tranche A Canadian Loans, or Acceptances, in the case of an Canadian Lender, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within 15 Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Domestic Borrowers (in the case of any such statement received from a Domestic Lender) or Borrowers (in the case of any such statement receive from a Canadian Lender) shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided no Lender shall be entitled to avail itself of the benefit of this subsection 5.1C to the extent that any such reduction in return was incurred more than six months prior to the time it first makes a demand therefor, unless the circumstance giving rise to such reduced return arose or became applicable retrospectively, in which case no time limit shall apply (provided that such Lender has notified Borrowers within six months from the date such circumstances arose or became applicable). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 5.1C, will give prompt written notice thereof to Borrowers, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error.

5.2     OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

                Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans, or Acceptances of such Lender or Letters of Credit of such Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 5.1 it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain





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the Commitment of such Lender or the affected Loans, Acceptances or Letters of
Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 5.1 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment, Loans, Acceptances or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment, Loans, Acceptances or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 5.2 unless each Domestic Borrower (in the case of any Domestic Lender) or each Borrower (in the case of any Canadian Lender) agrees to pay all reasonable expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Domestic Borrowers or Borrowers pursuant to this subsection 5.2 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Primary Documentation Agent) shall be conclusive absent manifest or demonstrable error.

5.3     REPLACEMENT OF LENDERS.

                In the event (i) any Borrower is required under the provisions of subsection 2.6C or 5.1 to make payments to any Lender, or (ii) any Lender refuses to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Requisite Lenders as provided in the first sentence of subsection 13.6A, (x) such Borrower may within 120 days after the date of any notice or demand requiring such payment under subsection 2.6C or 5.1 is given and so long as no Event of Default shall have occurred and be continuing, in the case of clause (i) above, and (y) Company may at any time, so long as no Event of Default shall have occurred and be continuing, in the case of clause (ii) above, elect to terminate such Lender (and, if such Lender is a Canadian Lender having a U.S. Affiliate, such U.S. Affiliate) as a party (or parties) to this Agreement; provided that, concurrently with such termination, (i) each Borrower shall pay that Lender (and any U.S. Affiliate of such Lender, if any), without duplication, all principal, interest and fees and other amounts (including, without limitation, amounts, if any, owed under subsections 5.1 or 2.6D) owed to such Lender (and any such U.S. Affiliate) through such date of termination, (ii) another Lender or Eligible Assignee shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment, if necessary) and to assume all obligations of the Lender to be terminated as of such date and (iii) all documents and supporting materials necessary, in the judgment of Primary Documentation Agent to





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evidence the substitution of such Lender shall have been received and approved by Primary Documentation Agent as of such date.

SECTION 6.      CONDITIONS TO LOANS, LETTERS OF CREDIT AND ACCEPTANCES

                The obligations of Lenders to make Loans, to create Acceptances and to issue and participate in Letters of Credit hereunder and to deem the Existing Company Letters of Credit to be Letters of Credit issued hereunder are subject to the satisfaction of the following conditions.

6.1     CONDITIONS TO INITIAL LOANS.

                The obligations of Lenders to extend any credit hereunder on the Closing Date are, in addition to the conditions precedent specified in subsection 6.2, subject to prior or concurrent satisfaction of the following conditions:

        A. BORROWER DOCUMENTS. On or before the Closing Date, each Borrower shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Closing
Date:

                 (i) Certified copies of its Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State (or comparable official) of its jurisdiction of incorporation, each dated a recent date prior to the Closing Date;

                (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

               (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

                 (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1E, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents to which it is a party; and





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                (vi)     Such other documents as any Primary Agent may
        reasonably request.

        B. OPINIONS OF COMPANY'S COUNSEL. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient copies for each Lender) (i) originally executed copies of one or more favorable written opinions of Latham & Watkins, special counsel for Company, Michael C. Ross, Esq., General Counsel of Company, Dickinson, Wright, Moon, Van Dusen & Freeman, special Michigan counsel for Company and Vons, Parlee McLaws, counsel for Canada Safeway, and M. Bruce Bowman, Esq., General Counsel for Canada Safeway, each in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibits VI-A, VI-B, VI-C, VI-D and VI-E annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Administrative Agent that Company has requested such counsel to deliver such opinions to Lenders.

        C. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders (or Administrative Agent for Lenders with sufficient copies for each Lender) shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit VII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

        D. FEES. Company shall have paid the fees payable on the Closing Date referred to in subsection 2.3.

        E. REPAYMENT OF OBLIGATIONS UNDER EXISTING CREDIT AGREEMENT AND VONS CREDIT AGREEMENT. On or before the Closing Date, Borrowers shall have paid in full all amounts outstanding under the Existing Credit Agreement and the Vons Credit Agreement and shall have terminated all commitments of the lenders thereunder (except with respect to the Existing Company Letters of Credit issued pursuant to the Existing Credit Agreement and the letters of credit issued pursuant to the Vons Credit Agreement, in each case which shall remain issued notwithstanding the termination of all commitments thereunder). Without affecting the terms of the Existing Credit Agreement or the Vons Credit Agreement which expressly survive the termination of the Existing Credit Agreement or the Vons Credit Agreement, as applicable, each Lender party to the Existing Credit Agreement or the Vons Credit Agreement, as applicable, hereby waives any requirement of advance notice of termination required under the Existing Credit Agreement and the Vons Credit Agreement, as applicable, and hereby agrees that the Existing Credit Agreement, the Vons Credit Agreement and the commitments thereunder shall terminate simultaneously with or before the satisfaction by Borrowers of the conditions to the funding of the initial Loans set forth in this subsection 6.1 (it being understood that, effective as of the Closing Date, Vons hereby requests termination of the Vons Credit Agreement).





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        F.      VONS MERGER AND COMMON STOCK REPURCHASE.  On or prior to the
Closing Date, Company shall have provided evidence in form and substance satisfactory to Administrative Agent that the Vons Merger has been consummated and that, after the consummation of the Vons Merger, Company has commenced the Stock Repurchase.

        G. NO MATERIAL ADVERSE EFFECT. Since December 28, 1996, no event shall have occurred, and no condition shall have developed and persist, that could, in the reasonable opinion of Requisite Lenders have a Material Adverse Effect other than as disclosed to Lenders in Company's public filings with the SEC prior to the date hereof (it being understood and agreed that the Vons Merger and the Stock Repurchase shall not constitute a Material Adverse Effect).

        H. REPRESENTATIONS AND WARRANTIES. Each Borrower shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties of such Borrower in Section 7 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date.

        I. NO DISRUPTION OF FINANCIAL MARKETS. From February 1, 1997 to the Closing Date, there shall have occurred no disruption or adverse change in the financial or capital markets which any Primary Agent, in its reasonable discretion, deems material.

        J. INTERCREDITOR ARRANGEMENTS. Domestic Lenders and Canadian Lenders shall have entered into arrangements satisfactory to each Primary Agent and Lenders relating to the sharing of payments received by Lenders upon the exercise of remedies under this Agreement, including, but not limited to, the Subsidiary Borrower Guaranty.

        K. VONS MERGER AGREEMENT AND STOCK REPURCHASE AGREEMENT. On or before the Closing Date Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient copies for each Lender) a fully executed or conformed copy of each of the Vons Merger Agreement and any amendments thereto and the Stock Repurchase Agreement and any amendments thereto accompanied by an Officers' Certificate to the effect that each of the Vons Merger Agreement and the Stock Repurchase Agreement are in full force and effect and no material provision thereof has been modified or waived in any respect.

        L. EXISTING COMPANY LETTERS OF CREDIT. All accrued and outstanding fees as of the Closing Date with respect to the Existing Company Letters of Credit shall have been paid to the applicable Lender to which such fees are payable pursuant to the terms governing such Existing Company Letters of Credit prior to the Closing Date.

        M. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents





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incidental thereto not previously found acceptable by each Primary Agent, acting on behalf of Lenders, and their counsel shall be reasonably satisfactory in form and substance to each Primary Agent and such counsel, and each Primary Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as such Primary Agent may reasonably request.

6.2     CONDITIONS TO ALL LOANS.

                The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                A. Primary Documentation Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by any executive officer or vice president of the applicable Borrower (each such person being a "AUTHORIZED OFFICER").

                B.  As of that Funding Date:

                 (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent that changes in the facts and circumstances on which such representations and warranties are based are required or permitted under this Agreement;

                (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

               (iii) The applicable Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lenders from making the Loans to be made on that Funding Date;

                 (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and





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                (vi)     There shall not be pending or, to the knowledge of
        Borrowers, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 7.6 or 8.1(viii) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of any Primary Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect.

6.3     CONDITIONS TO LETTERS OF CREDIT.

                The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

        A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

        B. On or before the date of issuance of such Letter of Credit, Primary Documentation Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by an Authorized Officer, together with all other information specified in subsection 3.1B(i) and such other documents, agreements or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

        C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 6.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

6.4     CONDITIONS TO ACCEPTANCES.

                The creation of any Acceptance hereunder is subject to the following conditions precedent:

        A. On or before the date of the initial creation of any Acceptance pursuant to this Agreement, the initial Loans shall have been made.

        B. On or before the date of the creation of any Acceptance, Primary Documentation Agent shall have received, in accordance with the provisions of subsection 4.2, an originally executed Drawing Notice, in each case signed by any executive officer or





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vice president of Canada Safeway and acknowledged by any Authorized Officer of
Company.

        C. On the date of the creation of any Acceptance, all conditions precedent described in subsection 6.2B shall be satisfied to the same extent as if the creation of such Acceptance were the making of a Loan and the Drawing Date were a Funding Date.

SECTION 7.      BORROWERS' REPRESENTATIONS AND WARRANTIES

                In order to induce Lenders to enter into this Agreement, to make the Loans and/or create any Acceptance, to induce Issuing Lenders to issue Letters of Credit and to induce other Domestic Lenders to purchase participations therein, each Borrower represents and warrants to each Lender (which representations and warranties in the case of Canada Safeway and Vons shall be limited to Canada Safeway and Vons and their respective Subsidiaries and shall exclude the representations and warranties set forth in subsection 7.9), on the date of this Agreement, on each Funding Date, Drawing Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

7.1     ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING AND BUSINESS.

        A. ORGANIZATION AND POWERS. Each of the Loan Parties is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby.

        B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

7.2     AUTHORIZATION OF BORROWING, ETC.

        A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of each of the Loan Documents by each of the Loan Parties party thereto have been duly authorized by all necessary corporate action on the part of such Loan Parties.

        B. NO CONFLICT. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any





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provision of any law or any governmental rule or regulation applicable to any
Loan Party, the Certificate or Articles of Incorporation or Bylaws of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party except Indebtedness of Vons incurred prior to the consummation of the Vons Merger and listed on Schedule 7.2B annexed hereto and not exceeding $30,000,000 in aggregate principal amount, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

        C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require such Loan Party to make or obtain any registration with, consent or approval of, or notice to, or other action to, with or by, any United States federal, Canadian Federal, state, provincial or other governmental authority or regulatory body.

        D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each of the Loan Parties party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

7.3     FINANCIAL CONDITION.

                Company has heretofore delivered to Lenders, at Lenders' request, the audited consolidated balance sheet of Company and its Subsidiaries as at December 28, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended, in each case as presented in Company's Annual Report on SEC Form 10-K for its 1996 fiscal year. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended.

7.4     NO MATERIAL ADVERSE EFFECT.

                Since December 28, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect other than as





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disclosed to Lenders in Company's public filings with the SEC prior to the date hereof (it being understood and agreed that the Vons Merger and the Stock Repurchase shall not constitute a Material Adverse Effect).

7.5     LITIGATION; ADVERSE FACTS.

                Except as set forth in Company's Annual Report on SEC Form 10-K for its 1996 fiscal year and Company's 1996 Annual Report to Stockholders, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

7.6     PAYMENT OF TAXES.

                Except to the extent permitted by subsection 8.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable.

7.7     GOVERNMENTAL REGULATION.

                Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other United States federal, Canadian federal, state or provincial statute or regulation which may limit its ability to incur or guaranty Indebtedness.





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7.8     SECURITIES ACTIVITIES.

                A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 9.1 or 9.4 or subject to any restriction contained in any agreement or instrument between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 10.2, will be Margin Stock.

7.9     EMPLOYEE BENEFIT PLANS.

                A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan.

                B. No ERISA Event has occurred or is reasonably expected to occur.

                C. Except to the extent required under Section 4980B of the Internal Revenue Code or as disclosed in Company's financial statements, no Employee Benefit Plan that is not a Multiemployer Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

                D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $50,000,000.

7.10    DISCLOSURE.

                No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, as of the date made, contained any untrue statement of a material fact or omitted to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in





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which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to Company (other than matters of a general economic nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

7.11    SOLVENCY.

                At the making of any Tranche A Canadian Loan, or utilization of the Acceptance Facility, by Canada Safeway, it will be Solvent.

SECTION 8.      BORROWERS' AFFIRMATIVE COVENANTS

                Each Borrower covenants and agrees (which covenants and agreements, in the case of Canada Safeway and Vons, shall be limited to those covenants and agreements that are within the control and discretion of Canada Safeway and Vons, respectively, and their respective Subsidiaries) that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans, Acceptances and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, each Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 8.

8.1     FINANCIAL STATEMENTS AND OTHER REPORTS.

                Each Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company shall deliver to Primary Documentation Agent and Lenders:

                 (i) Quarterly Financials: As soon as available and in any event within 45 days after the close of each of the first three fiscal quarters in each fiscal year of Company, to the extent prepared to comply with SEC requirements, a copy of Company's report on SEC Form 10-Q filed with the SEC for such fiscal quarter, or, if no such Form 10-Q was filed by Company, the unaudited consolidated condensed balance sheet of Company and its Subsidiaries as at the end of such fiscal quarter, the related unaudited consolidated





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
        condensed statements of income of Company and its Subsidiaries for such fiscal quarter and for the elapsed portion of the fiscal year ended as of the end of such fiscal quarter and the related unaudited consolidated condensed statement of cash flows of Company and its Subsidiaries for the elapsed portion of the fiscal year ended as of the end of such fiscal quarter, in each case setting forth the comparative consolidated figures for the corresponding periods in the prior fiscal year of Company or, in the case of such consolidated balance sheet, for the last day of the corresponding fiscal quarter in the prior fiscal year of Company, all of which shall be certified by the chief financial officer of Company as fairly presenting the consolidated financial condition of Company and its Subsidiaries at the respective dates indicated and the results of their consolidated operations and cash flows for each of the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                (ii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, to the extent prepared to comply with SEC requirements, a copy of Company's report on SEC Form 10-K filed with the SEC for such fiscal year, or, if no such Form 10-K was filed by Company, the consolidated balance sheet of Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, in each case setting forth the comparative figures for the previous Fiscal Year and certified by independent certified public accountants of recognized national standing selected by Company and satisfactory to Primary Agents, whose opinion shall be unqualified as to the scope of audit or as to the ability of Company and its Subsidiaries to continue as a going concern and shall state that such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (iii) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail





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        compliance during and at the end of the applicable accounting periods with the restrictions contained in subsections 9.1, 9.2 and 9.3;

                (iv) Pricing Level Determination Certificates: (a) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (b) within one Business Day after any public release by S&P or Moodys lowering its credit rating on any of Company's outstanding senior unsecured Indebtedness, and (c) at such additional times as Company may elect, a Pricing Level Determination Certificate; provided that no such Pricing Level Determination Certificate need be delivered pursuant to clause
        (a) above with respect to Company's financial statements for the first and second fiscal quarters of 1997.

                 (v) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon
        (a) stating that their audit has included a review of the terms of this Agreement insofar as they relate to financial and accounting matters and (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit;

                (vi) SEC Filings and Earnings Releases: promptly upon their becoming available, copies of (a) annual reports and proxy statements sent or made available by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all reports and registration statements of Company or its Subsidiaries filed with the SEC on SEC Forms S-2, S-3, S-4 and 8-K, (c) all press releases concerning Company's earnings made available generally by Company or any of its Subsidiaries to the public and (d) such other filings with the SEC or any other regulatory agency having jurisdiction over the affairs of Company and its Subsidiaries as any Primary Agent may reasonably request;

               (vii) Events of Default, etc.: promptly upon any executive officer, the vice president-treasurer or the vice president- corporate accounting of any Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to any Primary Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, or (b) of the occurrence





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        of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers'
        Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action such Borrower has taken, is taking and proposes to take with respect thereto;

              (viii) Litigation or Other Proceedings: promptly upon any executive officer of any Borrower obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by any Borrower to Lenders or (Y) any material development in any Proceeding, that, in either case, has a reasonable possibility of giving rise to a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to Borrowers to enable Lenders and their counsel to evaluate such matters; and

                (ix) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

8.2     CORPORATE EXISTENCE, ETC.

                Except as permitted under subsection 9.4, each Borrower shall, and shall cause each of its Subsidiaries (other than Unrestricted Subsidiaries) to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided that nothing in this subsection 8.2 shall prevent the withdrawal by Company or any of its Subsidiaries of qualification to do business as a foreign corporation in any jurisdiction where such withdrawal would not reasonably be expected to have a Material Adverse Effect.

8.3     PAYMENT OF TAXES AND CLAIMS.

                Each Borrower shall, and shall cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate





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provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

8.4     MAINTENANCE OF PROPERTIES; INSURANCE.

                Each Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will, and will cause each Subsidiary to, maintain insurance (including self-insurance) in such amounts and covering such risks as is customarily carried or maintained under similar circumstances by corporations engaged in similar businesses.

8.5     INSPECTION.

                Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

8.6     COMPLIANCE WITH LAWS, ETC.

                Each Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would reasonably be expected to result in a Material Adverse Effect.

8.7     COMPLETION OF STOCK REPURCHASE.

                Company shall, not later than two Business Days after the Closing Date, provide evidence in form and substance satisfactory to Administrative Agent that the Stock Repurchase has been completed.

SECTION 9.      BORROWERS' NEGATIVE COVENANTS

                Each Borrower covenants and agrees (which covenants and agreements, in the case of Canada Safeway and Vons shall be limited to those covenants and agreements that are within the control and discretion of Canada Safeway and Vons, respectively, and





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their respective Subsidiaries) that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans, Acceptances and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 9.

9.1     LIENS AND RELATED MATTERS.

                A. PROHIBITION ON LIENS. Each Borrower shall not, and shall not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable, but excluding any of Company's Common Stock repurchased in the Stock Repurchase or otherwise acquired with the proceeds of Loans and not retired or canceled by Company (such Company's Common Stock being "REPURCHASED STOCK")) of such Borrower or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                 (i)     Permitted Encumbrances;

                (ii) Liens existing as of the Closing Date (including Liens on assets of Vons and its Subsidiaries existing as of the date of the Vons Merger) securing Indebtedness in an aggregate amount not exceeding the principal amount of the Indebtedness or related commitment secured by such Liens on the Closing Date;

               (iii) Liens arising pursuant (a) to purchase money mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of property or other assets acquired by Company or any of its Subsidiaries (including, without limitation, Liens arising under Capital Leases) or
        (b) mortgages or security agreements securing financing incurred to refurbish, renovate or otherwise improve existing assets, provided, in any event, that (1) any such Liens attach only to the assets so purchased, refurbished, renovated or improved, and (2) the principal amount of Indebtedness secured by any such Lien is neither greater than 100% nor less than 70% of the purchase price of the assets being purchased or the fair market value of the assets being refurbished, renovated or improved (determined in Company's reasonable judgment so as to give effect to such refurbishment, renovation or improvement), as applicable;





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                (iv)     Liens existing on specific tangible assets at the time
        acquired (including by acquisition, merger or consolidation) by Company or any of its Subsidiaries or on assets of a Person at the time such Person first becomes a Subsidiary of Company, provided that (a) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by Company or any of its Subsidiaries, (b) in the case of any such acquisition of a Person other than Casa Ley, any such Lien attached only to specific tangible assets of such Person and not assets of such Person generally, and (c) in Company's reasonable judgment the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such Lien attaches, determined at the time of the acquisition of such asset or the time at which such Person first becomes a Subsidiary, as the case may be;

                (v) Liens securing extensions, renewals or refinancings of any Indebtedness secured by Liens permitted under any of the preceding clauses (i), (ii), (iii) and (iv) of this subsection 9.1A provided that the principal amount of any such Indebtedness (a) is not increased over the principal amount outstanding at the time of any such extension or renewal and (b) is not secured by Liens on any additional assets, except that all or any portion of the aggregate amount of the Indebtedness described in such clauses (i), (ii), (iii) or (iv) may be extended, renewed or refinanced in a single financing that does not increase the aggregate principal amount of such Indebtedness but which may provide for cross-collateralization with respect to property and assetstheretofore encumbered to secure all or any portion of the Indebtedness being extended, renewed or refinanced;

                (vi) Liens on assets substituted for assets theretofore encumbered pursuant to Liens permitted pursuant to the preceding clauses (i), (ii), (iii), (iv) and (v) of this subsection 9.1A to secure the Indebtedness or obligations theretofore secured provided that the fair market value of such assets at the time such Liens are created, as reasonably determined by Company, shall not exceed the fair market value of such previously encumbered assets for which such assets have been substituted;

                (vii) Liens on Company's and its Subsidiaries' accounts receivable securing receivable securitizations and similar receivable financing programs;

                (viii) Liens on assets of Company's Subsidiaries securing Indebtedness owed to Company or any of its Wholly-Owned Subsidiaries; provided that the holder of such secured Indebtedness may not transfer any such secured Indebtedness to any Person other than Company or a Wholly-Owned Subsidiary of Company unless, upon giving effect to such transfer, such Liens would be permitted under the provisions of this subsection 9.1A (other than this clause (viii)); and





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                (ix)     Other Liens securing Indebtedness in an aggregate
        amount not to exceed 5% of the Book Value of the consolidated tangible assets of Company and its Subsidiaries (other than Unrestricted Subsidiaries) at any time.

        B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, each Borrower will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company, such Borrower or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company, such Borrower or any other Subsidiary of Company, (iii) make loans or advances to Company, such Borrower or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company, such Borrower or any other Subsidiary of Company, except for such restrictions or encumbrances existing by reason of (a) any restrictions existing under any of the Loan Documents, the Subordinated Securities or any other agreements or contracts in effect on the Closing Date (including any agreement of Vons or its Subsidiaries existing on the date of the Vons Merger) or any restrictions under any Subordinated Indebtedness, provided that such restrictions are no less favorable to Company than those under the Subordinated Securities, (b) any restrictions with respect to a Subsidiary that is not a Subsidiary on the Closing Date under any agreement in existence at the time such Subsidiary becomes a Subsidiary of Company, (c) any restrictions with respect to a Subsidiary of Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, (d) any restrictions with respect to any Subsidiary of Company all or substantially all of whose assets consist of property encumbered by Liens permitted under subsection 9.1A, (e) restrictions imposed by applicable laws,
(f) restrictions under leases of, or mortgages and other agreements relating to Liens on, specified property or assets limiting or prohibiting transfers of such property or assets (including, without limitation, non-assignment clauses, due-on-sale clauses and clauses prohibiting junior Liens), and (g) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (a) through (f) provided that the terms and conditions of any such agreement are no less favorable to Company than those under the agreement so amended, refinanced or replaced.

9.2     RESTRICTED JUNIOR PAYMENTS.

                Company shall not directly or indirectly (i) declare or pay any dividend or make any distribution on Capital Stock of Company or to the holders of its Capital Stock (other than dividends or distributions payable in Company's Common Stock or in shares of Capital Stock of the same class held by such holders or in options, warrants or other rights to purchase Company's Common Stock or such Capital Stock) or (ii) purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary of Company to, directly or





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indirectly, purchase, redeem or otherwise acquire or retire for value, any such
Capital Stock of Company (other than in exchange for Company's Common Stock or options, warrants or other rights to purchase Company's Common Stock or such Capital Stock) or (iii) make, or permit any Subsidiary to make, any Investment in any Unrestricted Subsidiary (other than Permitted Investments) (the foregoing actions set forth in clauses (i), (ii) and (iii) being referred to as "RESTRICTED JUNIOR PAYMENTS") if at the time of such Restricted Junior Payment
(a) an Event of Default with respect to Section 9.3 shall have occurred and be continuing or would result from the making of such Restricted Junior Payment, or (b) such Restricted Junior Payment is prohibited under the terms of any indentures (as amended from time to time) of Company executed in connection with the Subordinated Securities or other Subordinated Indebtedness (unless such terms are waived by the requisite holders of such securities or indebtedness or such Restricted Junior Payment is consented to by such holders). The restrictions on the making of Restricted Junior Payments set forth in clause (b) above shall not be applicable so long as the aggregate amount of the Subordinated Indebtedness outstanding is less than $250,000,000. For purposes of this subsection 9.2, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of Company. The provisions of this subsection 9.2 shall not be violated by reason of (x) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this subsection 9.2, (y) the payment of dividends on Company's Common Stock of up to 6% per annum of the aggregate net proceeds received by Company in the initial public offering of such stock in April, 1990 and any public offerings of such stock subsequent to such initial public offering and (z) the repurchase of Capital Stock of Company from Management Investors pursuant to the terms of the subscription and option agreements under which such Management Investors have purchased or will purchase Company's Capital Stock as in effect from time to time.

9.3     FINANCIAL COVENANTS.

        A. MINIMUM INTEREST COVERAGE RATIO. Borrowers shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense, in each case for any four-fiscal quarter period ending as of the last day of any fiscal quarter of Company, to be less than 2.00:1.00.

        B. MAXIMUM LEVERAGE RATIO. Borrowers shall not permit the ratio of (i) Consolidated Total Debt as of the last day of any fiscal quarter of Company to (ii) Consolidated Adjusted EBITDA for the four-fiscal quarter period ending as of the last day of any such fiscal quarter to exceed 3.50:1.00.

9.4     RESTRICTION ON FUNDAMENTAL CHANGES; MATERIAL ASSET SALES.

                Each Borrower shall not, and shall not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, (A) liquidate, wind-up or dissolve itself (or suffer any





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liquidation or dissolution), or (B) enter into any transaction of merger or consolidation, or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets (but excluding any Repurchased Stock), whether now owned or hereafter acquired, except:

                 (i) any Subsidiary of Company may be merged or amalgamated with or into Company or any Wholly-Owned Subsidiary of Company, or be liquidated, wound up or dissolved into, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Wholly-Owned Subsidiary of Company; provided that, in the case of such a merger, Company, Vons (in the case of a merger with a Wholly-Owned Subsidiary of Company other than another Borrower), Canada Safeway (in the case of a merger with a Wholly-Owned Subsidiary of Company other than another Borrower) or a Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                (ii) subject to the provisions of subsections 9.1, 9.5 and 9.7, Company and its Subsidiaries may convey, lease, sublease, transfer, sell or otherwise dispose of all or any part of its business, property or fixed assets, whether now owned or hereafter acquired in transactions that do not constitute Material Asset Sales; provided that if Canada Safeway or Vons would cease to be a Wholly-Owned Subsidiary of Company as the result of such conveyance, sale, transfer or other disposition, Borrowers shall have taken such actions as are necessary to terminate and pay all amounts due hereunder with respect to (i) the Tranche A Canadian Commitments as to Canada Safeway and (ii) the Tranche A Domestic Commitments and the Tranche B Domestic Commitments as to Vons prior to or at the time such conveyance, sale, transfer or disposition becomes effective.

9.5     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Company's Common Stock or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Wholly-Owned Subsidiaries (other than Unrestricted Subsidiaries) or between any of Company's Wholly-Owned Subsidiaries and any other such Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary); (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries; (iii) except as restricted by clause (i), transactions by Unrestricted Subsidiaries; (iv) transactions approved by a majority of the





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disinterested directors of Company's or the applicable Subsidiary's, as the case may be, board of directors; (v) purchases and sales of goods from retailers and suppliers affiliated with KKR in the ordinary course of business on terms not materially less favorable than generally available from such retailers or suppliers; (vi) the payment of an annual fee to KKR for rendering management and consulting services to Company and reimbursement of expenses in connection therewith; (vii) transactions relating to nonoperating properties transferred to PDA or another Person serving in a similar function; (viii) transactions with banks relating to cash or automated teller machines and cash advance services; and (ix) loans to officers of Borrowers for business or personal purposes in an aggregate outstanding principal amount not exceeding $20,000,000 at any time.

9.6     CONDUCT OF BUSINESS.

                From and after the Closing Date, each Borrower shall not, and shall not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, fundamentally or substantively alter the character of its business from that conducted by Company and its Subsidiaries (including Vons and its Subsidiaries on the date of the Vons Merger), taken as a whole, as of such date.

9.7     UNRESTRICTED SUBSIDIARIES

                Company may from time to time deliver to each Primary Agent an Officers' Certificate designating one or more of its Subsidiaries (other than Canada Safeway or Vons) as Unrestricted Subsidiaries; provided no Subsidiary shall be designated as an Unrestricted Subsidiary if, upon giving effect to such designation, the aggregate Book Value of all assets of all Unrestricted Subsidiaries would exceed 15% of the Book Value of the consolidated assets of Company and its Subsidiaries or if doing so would cause an Event of Default under subsection 9.3. Company will not, and will not permit its Subsidiaries, including any Unrestricted Subsidiary, to enter into any contract, agreement, financing or other arrangement that would provide the creditors of any Unrestricted Subsidiary (including Persons with contingent claims against any Unrestricted Subsidiary) with any recourse to or against Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) or any of their respective assets or revenues. Any Officers' Certificate designating any Unrestricted Subsidiaries shall show, in reasonable detail, the Book Value of such Subsidiary's assets and the consolidated assets of Company and its Subsidiaries, shall provide proforma financial statements demonstrating Company will continue to be in compliance with subsection 9.3 upon giving effect to such designation, and shall certify that Company and its Subsidiaries are not parties to any contract or agreement that would provide any such creditors of such Subsidiary with recourse to or against Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) and that no such creditor of such Subsidiary would have recourse to or against Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) as a matter of law. Any Person designated as an Unrestricted Subsidiary in any such Officers' Certificate shall, without further action,





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become an Unrestricted Subsidiary on the fifth Business Day after each Primary
Agent receives such Officers' Certificate.

                Company shall not, and shall not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to convey, transfer, sell or otherwise dispose of any of its assets or properties to any Unrestricted Subsidiary if, after giving effect thereto, the aggregate Book Value of all assets of all Unrestricted Subsidiaries would exceed 15% of the Book Value of all assets of Company and its Subsidiaries.

                Company may from time to time deliver to each Primary Agent an Officers' Certificate changing the designation of an Unrestricted Subsidiary so that such Subsidiary ceases to be an Unrestricted Subsidiary, which change shall be effective on the third Business Day after each Primary Agent receives such Officers' Certificate. Upon effectiveness of such change, such formerly Unrestricted Subsidiary shall be subject to the provisions of this Agreement applicable to all other Subsidiaries of Company that are not Unrestricted Subsidiaries and such formerly Unrestricted Subsidiary shall not maintain any contract or condition that is not permitted hereunder for any Subsidiary of Company that is not an Unrestricted Subsidiary regardless of when it first entered into such contract or permitted such condition to exist.

9.8     VONS MERGER AGREEMENT AND STOCK REPURCHASE AGREEMENT

                Company and Vons shall not permit the Vons Merger Agreement or the Stock Repurchase Agreement to be amended, supplemented or modified in any material respect after the date hereof without the consent of Requisite Lenders.

Lenders acknowledge (i) in good faith that they have not relied and will not rely upon Repurchased Stock as security, direct or indirect, in the extension or maintenance of the credit facilities under this Agreement and (ii) that Repurchased Stock shall not be subject to the provisions of subsection 9.1 or
9.4 or subject to any restriction contained in any agreement or instrument between Company and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of subsection 10.2.

SECTION 10.     EVENTS OF DEFAULT

                If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur and be continuing:

10.1    FAILURE TO MAKE PAYMENTS WHEN DUE.

                Failure by any Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by either Domestic Borrower to pay when





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due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; failure by Canada Safeway to pay to the amount of any Acceptance at maturity; or failure by any Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

10.2    DEFAULT IN OTHER AGREEMENTS.

                (i) Failure of Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) to pay when due any principal of or interest on any items of Indebtedness (other than items of Indebtedness referred to in subsection 10.1) with an aggregate principal amount of $50,000,000 or more or beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) with respect to any other material term of any Indebtedness with an aggregate principal amount of $50,000,000 or any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); provided that in the event that any non-payment described in clause (i) above or any breach or default described in clause (ii) above is, prior to any acceleration of the Obligations pursuant to this Section 10, cured or waived by the holders of such Indebtedness without (a) any consent, waiver or other fee being paid to such holders, (b) prepayments or theretofore unscheduled reductions of such Indebtedness, (c) any additional collateral (or if such Indebtedness was theretofore unsecured, any collateral) being encumbered to secure such Indebtedness or any additional guaranties thereof (or if such Indebtedness was not theretofore guarantied, any guaranty thereof), (d) any amendment to or modification of the terms of such Indebtedness, except any such amendment or modification as may be necessary to relax the provisions thereof to cure such non-payment, breach or default, then such non-payment, breach or default shall not constitute an Event of Default hereunder; or

10.3    BREACH OF CERTAIN COVENANTS.

                Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.5, 8.1(vii) or Section 9 of this Agreement or the failure of any Borrower to maintain its corporate existence to the extent required under subsection 8.2 of this Agreement; or

10.4    BREACH OF WARRANTY.

                Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries (or deemed to be given in





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connection with any borrowing hereunder) pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

10.5    OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                Any Borrower shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 10, and such default shall not have been remedied or waived within 30 days after receipt by such Borrower of notice from any Primary Agent or any Lender of such default; or

10.6    INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                 (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower or any Material Subsidiary in an involuntary case under any Insolvency Laws which decree or order is not stayed; or any other similar relief shall be granted under any applicable Insolvency Laws; or (ii) an involuntary case shall be commenced against any Borrower or any Material Subsidiary under any Insolvency Laws; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any Material Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Borrower or any Material Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Borrower or any Material Subsidiary, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

10.7    VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                (i) Any Borrower or any Material Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under any Insolvency Laws, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such laws, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Borrower or any Material Subsidiary shall make any assignment for the benefit of creditors; or (ii) any Borrower or any Material Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or





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10.8    JUDGMENTS AND ATTACHMENTS.

                Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $50,000,000 (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries other than an Unrestricted Subsidiary or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

10.9    DISSOLUTION.

                Any order, judgment or decree shall be entered against any Borrower or any Material Subsidiaries decreeing the dissolution or split up of any Borrower or that Material Subsidiary (which dissolution, in the case of Canada Safeway, Vons or a Material Subsidiary is not permitted under subsection 9.4) and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

10.10   EMPLOYEE BENEFIT PLANS.

                There shall occur any ERISA Event which individually results in or might reasonably be expected to result in liability of Company or any of its ERISA Affiliates in excess of $50,000,000 or, if taken together with all other ERISA Events results in or might reasonably be expected to result in an aggregate liability of Company or any of its ERISA Affiliates in excess of $50,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $50,000,000; or

10.11   INVALIDITY OF SUBSIDIARY BORROWER GUARANTY.

                The Subsidiary Borrower Guaranty for any reason, other than the satisfaction in full of all the "Subsidiary Borrower Obligations" as defined therein or any written release by the Lenders required under the provisions of subsection 11.6, ceases to be in full force and effect or is declared to be null and void, or Company denies that it has any further liability thereunder, or gives notice to such effect; or

10.12   CHANGE IN CONTROL.

                Any Person or any two or more Persons (in either case, other than KKR, KKR Associates, so long as KKR Associates remains under the control of KKR, or a Person controlled by KKR or KKR Associates) acting in concert shall have acquired





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beneficial ownership (within the meaning of Rule 13d-3 of the Securities and
Exchange Commission under the Exchange Act), directly or indirectly, of capital stock of Company (or other securities at the time convertible into capital stock) representing 35% or more of the combined voting power of all capital stock of Company entitled to vote in the election of directors, other than capital stock having such power only by reason of the happening of a contingency:

THEN (i) upon the occurrence of any Event of Default described in subsection
10.6 or 10.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), (c) an amount equal to the Face Amount of all unmatured Acceptances, and (d) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower and the obligation of each Lender to make any Loan or create or purchase any Acceptance, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Primary Documentation Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (d) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan or create or purchase any Acceptance, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 2.1A(iv) or 3.3C(i).

                Any amounts described in clauses (b) and (c) above shall be paid to Administrative Agent and shall be held by Administrative Agent in a collateral account over which Administrative Agent shall have sole dominion and control upon terms that are customary to cash collateral accounts maintained with Administrative Agent, as cash collateral for the obligation of Company and Vons to reimburse drawings under Letters of Credit and the obligations of Canada Safeway to pay the amount of such Acceptances at maturity, and upon any drawing under such a Letter of Credit or the maturity of such an Acceptance, Administrative Agent shall apply such amounts held pursuant to the terms of the collateral account agreement to the payment thereof. Each Borrower hereby grants Administrative Agent a security interest in any such collateral account held by it and all funds on deposit therein.

                Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans and Acceptances pursuant to





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such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 13.6, then Requisite Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Borrowers and do not grant Borrowers the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

SECTION 11.     AGENTS

11.1    APPOINTMENT.

                BTCo is hereby appointed Administrative Agent and Scotiabank is hereby appointed Primary Documentation Agent for the purposes of this Agreement and the other Loan Documents and each Lender hereby authorizes each Primary Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Primary Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 11 are solely for the benefit of Primary Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Primary Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

                The Borrowers and the Lenders hereby acknowledge and agree that BofA, in its capacity as a Documentation Agent, the Syndication Agent and the Agents are neither agents or fiduciaries of any Borrower or any Lender, and such Persons in such capacities shall have no rights, duties or responsibilities hereunder or under the other Loan Documents except those applicable to Lenders generally and except as set forth in subsection 13.1.

11.2    POWERS; GENERAL IMMUNITY.

        A. DUTIES SPECIFIED. Each Lender irrevocably authorizes each Primary Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to such Primary Agent by the terms hereof and thereof, together with
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Each Primary Agent shall have only those duties and responsibilities that are expressly specified for such Primary Agent in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. Neither Primary Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Primary Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

        B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Primary Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Primary Agent to Lenders or by or on behalf of Company to any Primary Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Primary Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions (other than those set forth in subsection 6.1), provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the Acceptances or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

        C. EXCULPATORY PROVISIONS. No Primary Agent nor its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Primary Agent under or in connection with any of the Loan Documents except to the extent caused by such Primary Agent's gross negligence or willful misconduct. If any Primary Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Primary Agent shall be entitled to refrain from such act or taking such action unless and until such Primary Agent shall have received instructions from Requisite Lenders or all Lenders, as applicable. Without prejudice to the generality of the foregoing, (i) each Primary Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by such Primary Agent, in good faith, to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against either Primary Agent as a result of such Primary Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite





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Lenders or all Lenders, as applicable.  Each Primary Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders or all Lenders, as applicable.

        D. PRIMARY AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Primary Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, the Acceptances and the Letters of Credit, each Primary Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Primary Agent in its individual capacity. Each Primary Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company and its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

11.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans, the creation of Acceptances and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Primary Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter (except such information as is, pursuant to the terms of this Agreement, required to be circulated by such Primary Agent, to Lenders), and no Primary Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

11.4    RIGHT TO INDEMNITY.

                Each Lender, in proportion to its Aggregate Pro Rata Share, severally agrees to indemnify each Primary Agent, to the extent that such Primary Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, but not limited to reasonable counsel fees and disbursements) or disbursements of any kind or nature what-





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soever which may be imposed on, incurred by or asserted against such Primary
Agent, in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent or Primary Documentation Agent, in any way relating to or arising out of this Agreement or the other Loan Documents, as the case may be; provided that no Lender shall be liable to such Primary Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Primary Agent. If any indemnity furnished to any Primary Agent for any purpose shall, in the opinion of such Primary Agent be insufficient or become impaired, such Primary Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

11.5    SUCCESSOR AGENT.

                Administrative Agent or any Documentation Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent or any Documentation Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Primary Agents and signed by Requisite
Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent, Primary Documentation Agent or Documentation Agent, as applicable; provided that if such successor shall not be an Agent, such appointment shall be subject to Company's consent, which consent shall not be unreasonably withheld; provided, further, that if Requisite Lenders have not acted to appoint a successor Administrative Agent, Primary Documentation Agent or Documentation Agent, as applicable, within 30 days after any such notice of resignation or any such removal, then the remaining Primary Agent or Primary Agents shall appoint such a successor (subject to Company's consent to such appointment, such consent not to be unreasonably withheld), and in the event there is no remaining Primary Agent, Company shall appoint such a successor. Upon the acceptance of any appointment as Administrative Agent, Primary Documentation Agent or Documentation Agent hereunder by a successor Administrative Agent, Primary Documentation Agent or Documentation Agent, as applicable, such successor Administrative Agent, Primary Documentation Agent or Documentation Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, Primary Documentation Agent or Documentation Agent, as applicable, and the retiring or removed Administrative Agent, Primary Documentation Agent or Documentation Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's, Primary Documentation Agent's or Documentation Agent's resignation or removal hereunder as Administrative Agent, Primary Documentation Agent or Documentation Agent, as applicable, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted
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while it was Administrative Agent, Primary Documentation Agent or Documentation
Agent, as applicable, under this Agreement.

11.6    COLLATERAL ACCOUNT AGREEMENT; SUBSIDIARY BORROWER GUARANTY.

                Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to accept the Subsi diary Borrower Guaranty and, as secured party on behalf of and for the benefit of Agents and Lenders, to enter into a collateral account agreement as contemplated by
Section 10 of this Agreement, and agrees to be bound by the terms of any such collateral account agreement. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the collateral under any such collateral account agreement or to enforce the Subsidiary Borrower Guaranty, it being understood and agreed that all rights and remedies under the Subsidiary Borrower Guaranty and any such collateral account agreement may be exercised solely by Administrative Agent for the benefit of Agents and Lenders in accordance with the terms thereof. Administrative Agent will not release Company from its obligations under the Subsidiary Borrower Guaranty and will not release any collateral under any such collateral account agreement without the prior written consent of all Lenders.

SECTION 12.     COMPANY GUARANTY OF CERTAIN CREDIT FACILITIES

                Company hereby unconditionally guaranties the due and punctual payment of all obligations of each of Vons and Canada Safeway arising under this Agreement, any Notes, any Acceptances and any other Loan Documents, in each case when due, whether by required prepayment, declaration, demand or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a) or operation of any stay under applicable Canadian law) (the "SUBSIDIARY BORROWER OBLIGATIONS"), and agrees to pay any and all costs and expenses (including fees and disbursements of counsel and reasonable allocated costs of internal counsel) incurred by any Primary Agent or Lender in enforcing any rights under this guaranty. For purposes of this Section 12, the obligations of Company under this Section 12, as they may be amended, modified or supplemented from time to time, are referred to as its "SUBSIDIARY BORROWER GUARANTY".

                Company agrees that the Subsidiary Borrower Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound upon this Subsidiary Borrower Guaranty notwithstanding any extension, renewal or other alteration of any such Subsidiary Borrower Obligation or any other Obligation.

                Company waives presentation of, demand of and protest of any Subsidiary Borrower Obligation and also waives notice of protest for nonpayment. The obligations of





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Company under this Subsidiary Borrower Guaranty shall be valid and enforceable and shall not be subject to any limitation, impairment, or discharge for any reason (other than payment in full of the Subsidiary Borrower Obligations) and Company hereby irrevocably waives any defenses it may now or hereafter have in any way relating thereto, including, without limitation, the occurrence of any of the following, whether or not Company shall have had notice or knowledge of any of them:

                (a) the failure of any Domestic Lender, Canadian Lender or any other Lender to assert any claim or demand or to enforce any right or remedy against Canada Safeway, any Domestic Borrower or any other Person under the provisions of this Agreement, this Subsi diary Borrower Guaranty or any other Loan Document,

                (b) any extension or renewal of any provision of any thereof,

                (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other Loan Document (other than this Section 12, it being agreed and understood that any waiver, amendment or modification of this Section 12 shall be limited exactly as written and shall not, except as expressly written, affect the obligations of Company under this Subsidiary Borrower Guaranty),

                (d) the failure to perfect any security interest in, or the release of, any of the security held by any Primary Agent, a Domestic Lender or any Canadian Lender for the Subsidiary Borrower Obligations hereby guarantied or any of them or held by any Primary Agent, a Lender or any other Person for any of the Obligations or any of them, or

                (e) the failure of any Lender to exercise any right or remedy against any other guarantor of the Subsidiary Borrower Obligations or the Obligations.

                Company further agrees that this Subsidiary Borrower Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any Primary Agent or Lender to any of the security held for payment of the Subsidiary Borrower Obligations or to any balance of any deposit account or credit on the books of any Primary Agent or Lender in favor of any Domestic Borrower, Canada Safeway or any other Person.

                The obligations of Company under this Subsidiary Borrower Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Subsidiary Borrower Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Subsidiary Borrower Obligations,





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discharge of Vons or Canada Safeway from any of the Subsidiary Borrower
Obligations in a bankruptcy or similar proceeding, or otherwise. Without limiting the generality of the foregoing, the obligations of Company under this Subsidiary Borrower Guaranty shall not be discharged or impaired or otherwise affected by the failure of any Primary Agent or Lender to assert any claim or demand or to enforce any remedy under this Agreement or any document or instrument executed by Vons or Canada Safeway in connection therewith, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Subsidiary Borrower Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Company or which would otherwise operate as a discharge of Company as a matter of law or equity.

                Company further agrees that this Subsidiary Borrower Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Subsidiary Borrower Obligation is rescinded or must otherwise be restored by any Primary Agent or Lender upon the bankruptcy or reorganization of Vons or Canada Safeway, any other person or otherwise.

                Company further agrees, in furtherance of the foregoing and not in limitation of any other right which any Primary Agent or Lender may have at law or in equity against Company by virtue hereof, upon the failure of Vons or Canada Safeway to pay any of the Subsidiary Borrower Obligations when and as the same shall become due, whether by required prepayment, declaration, demand or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a) or operation of any stay under applicable Canadian law), Company will forthwith pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Lenders an amount equal to the sum of the unpaid principal amount of such Subsidiary Borrower Obligations then due as aforesaid, accrued and unpaid interest on such Subsidiary Borrower Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such Subsidiary Borrower Obligations) and all other Subsidiary Borrower Obligations then owed to Primary Agents and Lenders as aforesaid.

                Upon payment by Company of any sum to the Administrative Agent for the ratable benefit of Primary Agents and Lenders as provided above so long as any of the Subsidiary Borrower Obligations shall remain outstanding hereunder, all rights of Company against Vons or Canada Safeway arising as a result thereof, by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Subsidiary Borrower Obligations to Primary Agents and Lenders.

                This Subsidiary Borrower Guaranty shall be binding upon Company and its successors and assigns and shall inure to the benefit of the successors
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Primary Agents and Lenders and, in the event of any transfer and assignment of rights by a Primary Agent or Lender, the rights and privileges herein conferred upon such Primary Agent or Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                Notwithstanding any provisions of subsection 5.1 to the contrary, all sums payable by Company under this Subsidiary Borrower Guaranty shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than any Excluded Tax) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment. If Company is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to any Primary Agent or any Lender hereunder with respect to any of the Subsidiary Borrower Obligations and such deduction or withholding would not have been required if Vons or Canada Safeway were to have paid such Subsidiary Borrower Obligation, Company agrees, as a separate obligation, to pay such additional amounts to such Primary Agent or Lender, as the case may be, so that the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Primary Agent or Lender, as the case may be, receives on the due date of such payment on an after-tax basis a net sum equal to what it would have received had no such deduction, withholding or payment been required or made.

SECTION 13.     MISCELLANEOUS

13.1    ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

        A. GENERAL. Subject to the provisions of this subsection 13.1, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the SEC or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Primary Documentation Agent and recorded in the Register as provided in subsection 13.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment,




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transfer or participation of a corresponding interest in the Tranche A Domestic
Commitment and the Tranche A Domestic Loans (other than Tranche A Domestic Swing Line Loans and Negotiated Rate Loans) of the Lender effecting such sale, assignment, transfer or participation; and provided, further that no such sale, assignment, transfer or participation of any Draft or Acceptance or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Tranche A Canadian Commitment and the Tranche A Canadian Loans (other than Tranche A Canadian Swing Line Loans of the Lender effecting such sale, assignment, transfer or participation as permitted herein). Except as otherwise provided in this subsection 13.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

        B.      ASSIGNMENTS.

                (i) Amounts and Terms of Assignments. Each Commitment, Loan, Acceptance, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to an Eligible Assignee that is another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and each Primary Agent or (b) be assigned in an aggregate amount of not less than $10,000,000 (or such lesser amount as shall constitute the Aggregate Commitment, Loans, Letters of Credit and participations therein, Acceptances and other Obligations of the assigning Lender) to any other Eligible Assignee upon notice to the Primary Documentation Agent and with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld); provided that any such assignment in accordance with either clause (a) or (b) shall effect an assignment of either (1) a proportionate share of the Tranche A Domestic Commitment or Tranche B Domestic Commitment of the assigning Lender and all corresponding Loans and interests in Letters of Credit (in the case of the Tranche A Domestic Commitment) of the assigning Lender or (2) except as set forth in the next paragraph of this subsection, a proportionate share of the Tranche A Canadian Commitment of the assigning Lender and all corresponding Loans and Acceptances of the assigning Lender; and provided further that no assignment of less than all of any Lender's Aggregate Commitment, and all related Loans, Letters of Credit and participations therein, Acceptances and other Obligations, shall result in the assigning Lender having an Aggregate Commitment of less than $20,000,000, in the case of any Lender other than Administrative Agent, Primary Documentation Agent, Syndication Agent or any Agent, or $50,000,000 (or such smaller amount as may be consented to by Company, in its sole discretion), in the case of Administrative Agent, Primary Documentation Agent, Syndication Agent or any Agent. To the extent of any such assignment in accordance with the preceding clause (a) or (b) of this subsection 13.1B, the





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        assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, Acceptances or other Obligations or the portion thereof so assigned.

                Notwithstanding the provisions of the preceding paragraph of this subsection, any Canadian Lender that is not resident in the United States of America for withholding tax purposes shall have the option to assign only its obligation to fund Canadian/U.S. Loans from time to time upon its receipt of a Notice of Borrowing relating thereto, together with all of its rights to receive payments of principal of and interest on such Loans (including any such Canadian/U.S. Loans theretofore funded and outstanding), to a U.S. Affiliate of such Canadian Lender (such an assignment, a "CANADIAN/U.S. FUNDING ASSIGNMENT"); provided no such assignment shall relieve such Canadian Lender of its obligation to fund Loans (including Canadian/U.S. Loans) under subsection 2.1A(ii). Any such assignment shall obligate the U.S. Affiliate of such Canadian Lender to make such loans on behalf of such Canadian Lender, and Company shall be an express and intended third-party beneficiary of any such assignment and shall have such rights and remedies against a U.S. Affiliate of any Canadian Lender with respect to the funding of any Canadian/U.S. Loan as Company would have against such Canadian Lender with respect to such Loan. If any Canadian Lender proposing to make an assignment of its Tranche A Canadian Commitments, Tranche A Canadian Loans and Acceptances in accordance with the first paragraph of this subsection 13.1B, has theretofore entered into a Canadian/U.S. Funding Assignment with its U.S. Affiliate, such Lender and its U.S. Affiliate shall jointly enter into such proposed assignment so that the conditions set forth in clause (b) of the first paragraph of this subsection 13.1B are satisfied as if such Canadian Lender and its U.S. Affiliate were a single Lender.

                The parties to each such assignment shall execute and deliver to Primary Documentation Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,000, and in each case with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Primary Documentation Agent pursuant to subsection 5.1B(iii)(a); provided that no such processing or recordation fee shall be payable in connection with any Canadian/U.S. Funding Assignment, any assignment described in clause (a) of subsection 13.1B(i) or any assignment undertaken pursuant to subsection 5.3. Upon such execution, delivery, and acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) except as set forth with respect to Canadian/U.S. Funding





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        Assignments, the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided no assignment hereunder shall impair any rights the assigning Lender may have under subsections 2.6D, 3.5A, 5.1, 13.2 or 13.3 with respect to matters arising prior to such assignment. The Commitments hereunder shall be modified to reflect the Commitment(s) of such assignee and any remaining Commitments of such assigning Lender (it being agreed that a Canadian/U.S. Funding Assignment shall not affect the Tranche A Canadian Commitment of any Lender) and new Notes shall, if requested by the assignee in accordance with subsection 2.1E, be issued to the assignee, substantially in the form of Exhibit IV-A, Exhibit IV-B or Exhibit IV-C annexed hereto, as applicable, with appropriate insertions.

                (ii) Acceptance by Primary Documentation Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Affiliate of the assigning Lender or an Eligible Assignee, together with (x) the processing and recordation fee referred to in subsection 13.1B(i) (except in the case of a Canadian/U.S. Funding Assignment, any assignment described in clause (a) of subsection 13.1B(i) or any assignment undertaken pursuant to subsection 5.3) and (y) any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Primary Documentation Agent pursuant to subsection 5.1B(iii)(a), Primary Documentation Agent shall, if such Assignment Agreement has been completed and is in substantially the form of
        Exhibit VIII hereto and if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 13.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Primary Documentation Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Primary Documentation Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 13.1B(ii).

        C. PARTICIPATIONS. None of Administrative Agent, Primary Documentation Agent, Syndication Agent or the Agents shall grant any participation if, after giving effect thereto, the excess of the Aggregate Commitment of such Lender over the amount of all participations granted therein would be less than $25,000,000 unless Company otherwise consents to the granting of such participation. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such





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Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or any letter of credit fees, facility fees or Drawing Fees allocated to such participation, and all amounts payable by any Borrower hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D and 5.1) shall be determined as if such Lender had not sold such participation. Each Borrower and each Lender hereby acknowledge and agree that, solely for purposes of subsections 13.4 and 13.5, (a) any participation will give rise to a direct obligation of the applicable Borrower to the participant and (b) the participant shall be considered to be a "Lender".

        D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 13.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between the applicable Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

        E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 13.19.

13.2    EXPENSES.

                Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) all the reasonable costs of furnishing all opinions by counsel for Borrowers (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on their parts to be performed or complied with under this Agreement and the other Loan Documents; (iii) the reasonable fees, expenses and disbursements of counsel to Primary Agents (including reasonable allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Borrowers; (iv) all other actual and reasonable costs and expenses incurred by Primary Agents in
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negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence and during the continuation of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Primary Agent or any Lender in enforcing any Obligations of or in collecting any payments due from Borrowers hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

13.3    INDEMNITY.

                In addition to the payment of expenses pursuant to subsection 13.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless each of Administrative Agent, Documentation Agents, Syndication Agent, Agents, Co-Arrangers and Lenders, and the officers, directors, employees, agents and affiliates of each of Administrative Agent, Documentation Agents, Syndication Agent and Agents, Co-Arrangers and Lenders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees (including reasonable allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or Acceptances or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to any Borrower with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable





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law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

13.4    SET-OFF

                In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to such Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any bank controlling that Lender to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of such Borrower to that Lender under this Agreement, any Letters of Credit and participations therein, any Acceptances and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein, the Acceptances or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder or any other Loan Document shall have become due and payable pursuant to Section 10 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

13.5    RATABLE SHARING.

                A. AMOUNTS OWED BY DOMESTIC BORROWERS. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under applicable Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender from any Domestic Borrower (and not from Canada Safeway) hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE FROM DOMESTIC BORROWERS" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due From Domestic Borrowers then due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify each Primary Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Domestic Borrowers then due to the other Lenders so that all such recoveries of Aggregate





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Amounts Due From Domestic Borrowers then due shall be shared by all Lenders in proportion to the Aggregate Amounts Due From Domestic Borrowers then due to them (as calculated prior to such recovery); provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Domestic Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Domestic Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Domestic Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

                B. AMOUNTS OWED BY CANADA SAFEWAY. Canadian Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under any applicable Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Loans, Acceptances, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents from Canada Safeway (collectively, the "AGGREGATE AMOUNTS DUE FROM CANADA SAFEWAY" to such Lender) which is greater than the proportion received by any other Canadian Lender in respect of the Aggregate Amounts Due From Canada Safeway to such other Canadian Lender, then the Canadian Lender receiving such proportionately greater payment shall (i) notify each Primary Agent and each other Canadian Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Canada Safeway to the other Canadian Lenders so that all such recoveries of Aggregate Amounts Due From Canada Safeway shall be shared by all Canadian Lenders in proportion to the Aggregate Amounts Due From Canada Safeway to them (as calculated prior to such recovery); provided that if all or part of such proportionately greater payment received by such purchasing Canadian Lender is thereafter recovered from such Canadian Lender upon the bankruptcy or reorganization of any Canada Safeway or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Canadian Lender ratably to the extent of such recovery, but without interest. Canada Safeway expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Canada Safeway to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.





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13.6    AMENDMENTS AND WAIVERS; REPLACEMENT OF BANKS.

        A. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which (i) increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; (ii) increases the maximum amount set forth in subsection 3.1A(ii); (iii) changes any Lender's Tranche A Canadian Pro Rata Share, Tranche A Domestic Pro Rata Share, Tranche B Domestic Pro Rata Share or Aggregate Pro Rata Share; (iv) changes in any manner the definition of "Requisite Lenders";
(v) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; (vi) postpones the scheduled final maturity date of any of the Loans (except pursuant to subsection 2.7 or 2.8); (vii) postpones the date on which any interest or any fees are payable (except in accordance with the provisions of the last paragraph of Section 10); (viii) decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; (ix) increases the maximum duration of Interest Periods permitted hereunder; (x) reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date beyond the Tranche A Termination Date of, any Letter of Credit; (xi) changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit or Swing Line Loans; (xii) changes in any manner the provisions of subsections 2.7 or 2.8 with respect to each Lender's right to decline to extend the Tranche A Termination Date or the Tranche B Revolving Termination Date; or (xiii) changes in any manner the provisions contained in subsection 10.1 or this subsection 13.6, shall be effective only if evidenced by a writing signed by or on behalf of all Lenders with Obligations directly affected thereby. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 6 shall be effective only if evidenced by a writing signed by or on behalf of each Primary Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision relating to the Swing Line Loans (including, without limitation, the provisions of subsection 2.1A(iv)) shall be effective without the written concurrence of the Swing Line Lender and (iv) no amendment, modification, termination or waiver of any provision of Section 11 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of a Primary Agent shall be effective without the written concurrence of such Primary Agent. Each Primary Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any
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further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 13.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.

        B. REPLACEMENT OF BANKS. If, in connection with any proposed amendment, modification, termination or waiver to any of the provisions of this Agreement or the Notes as contemplated by clauses (i) through (xii) of the proviso of the first sentence of subsection 13.6A, the consent of Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders pursuant to subsection 5.3 so long as at the time of such replacement, each such replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate such non-consenting Lender's Commitments, repay in full its outstanding Loans, Acceptances and all other amounts due hereunder in accordance with subsections 2.4A(v), 2.4A(vi) and 2.4A(vii); provided that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to terminate any such non-consenting Lender's Commitment and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 13.6B if, immediately after the termination of such Lender's Commitments in accordance with subsection 2.4A(vi), (x) the Tranche A Domestic Loan Exposure of all Lenders would exceed the Tranche A Domestic Commitments of all Lenders, (y) the Tranche A Canadian Loan Exposure of all Lenders would exceed the Tranche A Canadian Commitments of all Lenders or (z) the Tranche B Domestic Loan Exposure of all Lenders would exceed the Tranche B Domestic Commitments of all Lenders; provided further that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second and third sentences of subsection 13.6A.

13.7    INDEPENDENCE OF COVENANTS.

                All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.





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13.8    NOTICES.

                Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telecopy or United States or Canadian mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or three Business Days after depositing it in the United States or Canadian mail with postage prepaid and properly addressed; provided that notices to each Primary Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Primary Agents, such other address as shall be designated by any such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Primary Documentation Agent.

13.9    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans or other extensions of credit hereunder, including the issuance of the Letters of Credit hereunder.

                B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the applicable Borrower set forth in subsections 2.6D, 3.5A, 5.1, 13.2 and 13.3 and the agreements of Lenders set forth in subsections 11.2C, 11.4 and 13.5 shall survive the payment of the Loans and Acceptances, the cancellation or expiration of the Letters of Credit, and the termination of this Agreement.

13.10   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                No failure or delay on the part of any Primary Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

13.11   MARSHALLING; PAYMENTS SET ASIDE.

                Neither any Primary Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or





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payments to any Primary Agent or Lender (or to any Primary Agent for the
benefit of Lenders), or any Primary Agent or Lender enforces any security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

13.12   SEVERABILITY.

                In case any provision in or obligation under this Agreement, the Notes, the Acceptances or any Letter of Credit shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

13.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS AND BORROWERS' OBLIGATIONS.

                A. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 10, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender or Primary Agent to be joined as an additional party in any proceeding for such purpose.

                B. Each of Canada Safeway and Vons shall not have any obligation for any extensions of credit made to any other Borrower.

13.14   HEADINGS.

                Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.





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13.15   APPLICABLE LAW.

                EXCEPT AS PROVIDED IN THE NEXT SUCCEEDING SENTENCE, THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. MATTERS PERTAINING TO DRAFTS AND ACCEPTANCES SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY THE BILLS OF EXCHANGE ACT (CANADA).

13.16   SUCCESSORS AND ASSIGNS.

                This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 13.1). No Borrower's rights or obligations hereunder or any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders.

13.17   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Each Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Borrower at its address provided in subsection 13.8, such service being hereby acknowledged by such Borrower to be sufficient for personal jurisdiction in any action against such Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.





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13.18   WAIVER OF JURY TRIAL.

                EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS CREDIT TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE AND MAY NOT BE MODIFIED ORALLY BUT MAY BE MODIFIED ONLY IN A WRITTEN INSTRUMENT, SIGNED BY EACH OF THE PARTIES HERETO AND SPECIFICALLY REFERRING TO THIS SUBSECTION 13.18. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE CREDIT EXTENDED HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

13.19   CONFIDENTIALITY.

                Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by each Borrower that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein, as long as such Lender informs such assignee, transferee or participant of the existence and content of this subsection 13.19 and such Person agrees to be bound hereby, or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental
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any such non-public information prior to disclosure of such information; and
provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

13.20   JUDGMENT CURRENCY.

                (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Primary Documentation Agent could purchase the Original Currency with the Other Currency on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

                (b) The obligations of each Borrower in respect of any sum due from it to the Lenders hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by the Primary Documentation Agent of any sum adjudged to be so due in the Other Currency the Primary Documentation Agent may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the Original Currency so purchased is less than the sum originally due to the Lenders in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lenders against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders in the Original Currency, the Lenders shall remit such excess to such Borrower.

13.21   COUNTERPARTS; EFFECTIVENESS.

                This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Primary Documentation Agent of written or telephonic notification of authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

        BORROWERS:  SAFEWAY INC.




                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Safeway Inc.
                                 5918 Stoneridge Mall Road
                                 Pleasanton, California  94588
                                 Telecopy:  (510) 467-3323
                                 Attention:  Ms. Melissa Plaisance



                                 THE VONS COMPANIES, INC.



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Vons Companies, Inc.
                                 c/o Safeway Inc.
                                 5918 Stoneridge Mall Road
                                 Pleasanton, California  94588
                                 Telecopy:  (510) 467-3323
                                 Attention:  Ms. Melissa Plaisance

                                 CANADA SAFEWAY LIMITED



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Canada Safeway Limited
                                 c/o Safeway Inc.
                                 5918 Stoneridge Mall Road
                                 Pleasanton, California  94588
                                 Telecopy:  (510) 467-3323
                                 Attention:  Ms. Melissa Plaisance

        LENDERS:                 BANKERS TRUST COMPANY,
                                 as a Domestic Lender and as Administrative
                                 Agent


                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Bankers Trust Company
                                 c/o BT Securities Corporation
                                 300 South Grand Avenue, 41st Floor
                                 Los Angeles, California  90071
                                 Telecopy:  (213) 620-8484
                                 Attention:  Mr. Robert Kolb



                                 BT BANK OF CANADA, TORONTO,
                                 as a Canadian Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 BT Bank of Canada
                                 Royal Bank Plaza, North Tower
                                 200 Bay Street, Suite 1700
                                 Toronto, Ontario
                                 Canada M5J 2J2
                                 Telecopy:  (416) 865-9931
                                 Attention:  Mr. Robert Vogtle

                                 THE CHASE MANHATTAN BANK,
                                 as Syndication Agent and a Domestic Lender


                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Chase Manhattan Bank, N.A.
                                 270 Park Avenue
                                 New York, New York  10017-2070
                                 Telecopy:  (212) 270-5646
                                 Attention:  Ms. Ellen Gertzog



                                 THE CHASE MANHATTAN BANK OF CANADA,
                                 as a Canadian Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Chase Manhattan Bank of Canada
                                 100 King Street West
                                 Suite 6900, Box 106
                                 Toronto, Ontario
                                 Canada  M5X 1A4
                                 Telecopy:  (416) 585-3370
                                 Attention:  Mr. Arun Bery

                                 THE BANK OF NOVA SCOTIA,
                                 as a Domestic Lender and a Canadian Lender and as Primary Documentation Agent




                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Bank of Nova Scotia
                                 580 California Street, Suite 2100
                                 San Francisco, California  94119
                                 Telecopy:  (415) 397-0791
                                 Attention:  Mr. John Quick

                                 BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                 ASSOCIATION, as a Domestic Lender
                                 and as a Documentation Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Bank of America
                                 SF Credit Products #3838
                                 555 California Street, 41st Floor
                                 San Francisco, California  94104
                                 Telecopy:  (415) 622-4585
                                 Attention:  Mr. Jim Johnson



                                 BANK OF AMERICA CANADA, as a Canadian Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Bank of America
                                 855 2nd Street, S.W., Suite 1900
                                 Calgary, Alberta
                                 Canada  T2P 4J7
                                 Telecopy:  (403) 232-8848
                                 Attention:  Mr. Douglas Linkletter

                                 CITICORP USA, INC.,
                                 as a Domestic Lender and as an Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Citicorp USA, Inc.
                                 One Sansome Street, Suite 2700
                                 San Francisco, California  94104
                                 Telecopy: (415) 658-4532
                                 Attention:  Mr. Peter Locke



                                 CITIBANK CANADA,
                                 as a Canadian Lender and as an Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Citibank Canada
                                 Cantera Tower #4210
                                 400 3rd Avenue, SW
                                 Calgary, Alberta
                                 Canada  T2P 4H2
                                 Telecopy:  (403) 294-0601
                                 Attention:  Mr. Steve Baillie

                                 BANK OF MONTREAL,
                                 as a Domestic Lender and a Canadian Lender and as an Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Bank of Montreal
                                 601 South Figueroa Street, Suite 4900
                                 Los Angeles, California  90017
                                 Telecopy:  (213) 239-0680
                                 Attention:  Ms. Brenda Buttner

                                 CANADIAN IMPERIAL BANK OF COMMERCE,
                                 as a Domestic Lender and a Canadian Lender and as an Agent




                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Canadian Imperial Bank of Commerce
                                 350 South Grand Avenue
                                 26th Floor, Suite 2600
                                 Los Angeles, California  90071
                                 Telecopy:  (213) 346-0157
                                 Attention:  Mr. Daniel Hom

                                 ROYAL BANK OF CANADA,
                                 as a Domestic Lender and a Canadian Lender and as an Agent




                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Royal Bank of Canada
                                 Grand Cayman (North America No. 1) Branch
                                 c/o New York Branch
                                 Financial Square, 23rd Floor
                                 32 Old Slip
                                 New York, New York  10005-3531
                                 Telecopy:       (212) 428-2372
                                 Attention:  Manager, Credit Administration

                                 with a copy to:

                                 Royal Bank of Canada
                                 One North Franklin Street, Suite 700
                                 Chicago, Illinois  60606
                                 Telecopy:       (312) 551-0805
                                 Attention:  Ms. Karen Hull



                                 NATIONSBANK OF TEXAS, N.A., as a Domestic
                                 Lender and as an Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 NationsBank
                                 444 South Flower Street, Suite 4100
                                 Los Angeles, California  90071
                                 Telecopy:  (213) 624-5812
                                 Attention:  Mr. Chas. McDonell

                                 UNITED STATES NATIONAL BANK OF OREGON,
                                 as a Domestic Lender and as an Agent


                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 United States National Bank of Oregon
                                 555 SW Oak Street, PL-4
                                 Portland, Oregon  97204
                                 Telecopy:  (503) 275-5428
                                 Attention:  Ms. Janet Jordan

                                 THE SUMITOMO BANK, LIMITED, SAN FRANCISCO
                                 BRANCH, as a Domestic Lender and as an Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Sumitomo Bank, Limited,
                                 San Francisco Branch
                                 555 California Street, Suite 3350
                                 San Francisco, California  94104
                                 Telecopy:  (415) 398-3580
                                 Attention:  Mr. Alex McCombs



                                 THE SUMITOMO BANK OF CANADA,
                                 as a Canadian Lender and as an Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 The Sumitomo Bank of Canada
                                 Ernst and Young Tower, Suite 1400
                                 Toronto Dominion Centre
                                 P.O. Box 172
                                 Toronto, Ontario
                                 Canada  M5K 1H6
                                 Telecopy:  (416) 367-3565
                                 Attention:  Mr. Alfred Lee

                                 UNION BANK OF CALIFORNIA, N.A.,
                                 as a Domestic Lender and as an Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Union Bank of California, N.A.
                                 350 California Street, 11th Floor
                                 San Francisco, California  94104
                                 Telecopy:  (415) 705-7085
                                 Attention:  Ms. Cecilia Valente



                                 BANK OF TOKYO-MITSUBISHI (CANADA),
                                 as a Canadian Lender and as an Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Bank of Tokyo-Mitsubishi (Canada)
                                 666 Burrard Street, Suite 2410
                                 Vancouver, British Columbia
                                 Canada V6C 3L1
                                 Telecopy:  (604) 691-7311
                                 Attention:  Mr. Ivan Hopkins

                                 THE DAI-ICHI KANGYO BANK, LIMITED, SAN
                                 FRANCISCO AGENCY, as a Domestic Lender and as an Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Dai-Ichi Kangyo Bank, Limited,
                                 San Francisco Agency
                                 101 California Street, Suite 4000
                                 San Francisco, California  94111
                                 Telecopy:  (415) 788-7868
                                 Attention:  Mr. Gil Madrid



                                 THE BANK OF NEW YORK,
                                 as a Domestic Lender and as an Agent



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Bank of New York
                                 10990 Wilshire Boulevard
                                 Suite 1125
                                 Los Angeles, California  90024
                                 Telecopy: (310) 996-8667
                                 Attention:  Mr. Jonathan Rollins

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                 as a Domestic Lender




                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The First National Bank of Chicago
                                 One First National Plaza
                                 Chicago, Illinois  60670
                                 Telecopy:  (312) 732-4840
                                 Attention:  Ms. Marilyn Fisher



                                 THE FUJI BANK, LIMITED
                                 as a Domestic Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Fuji Bank
                                 601 California Street, Suite 500
                                 San Francisco, California  94108
                                 Telecopy:  (415) 362-4613
                                 Attention:  Mr. Richard De Baere

                                 ABN AMRO BANK N.V.,
                                 as a Domestic Lender





                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 ABN AMRO Bank, N.V.
                                 San Francisco International Branch
                                 101 California Street, Suite 4550
                                 San Francisco, California  94111
                                 Telecopy:  (415) 362-3524
                                 Attention:  Ms. Dianne Barkley

                                 THE TOKAI BANK, LTD., LOS ANGELES AGENCY, as a Domestic Lender


                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Tokai Bank, Ltd., Los Angeles Agency
                                 300 South Grand Avenue
                                 Los Angeles, California  90071
                                 Telecopy:  (213) 689-3200
                                 Attention:  Mr. Poebus Hon



                                 TOKAI BANK CANADA,
                                 as a Canadian Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Tokai Bank Canada
                                 Box 84, Suite 2401
                                 150 King Street West
                                 Toronto, Ontario
                                 Canada M5H1J9
                                 Telecopy:  (416) 591-7415
                                 Attention:  Mr. Michael Cheng

                                 FIRST HAWAIIAN BANK,
                                 as a Domestic Lender


                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 First Hawaiian Bank
                                 999 Bishop Street, 11th Floor
                                 Honolulu, Hawaii  96813
                                 Telecopy:  (808) 525-6372
                                 Attention:  Mr. Robert Wheeler




                                 WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                 as a Domestic Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Wells Fargo Bank, N.A.
                                 420 Montgomery Street, 9th Floor
                                 San Francisco, California  94163
                                 Telecopy:  (415) 421-1352
                                 Attention:  Mr. Matthew Harvey

                                 CAISSE NATIONALE DE CREDIT AGRICOLE,
                                 as a Domestic Lender




                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Credit Agricole
                                 101 California Street, Suite 4390
                                 San Francisco, California  94111
                                 Telecopy:  (415) 986-4116
                                 Attention:  Ms. Karen K. Kokame

                                 BANQUE NATIONALE DE PARIS,
                                 as a Domestic Lender




                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Banque Nationale de Paris
                                 180 Montgomery Street
                                 San Francisco, California  94104
                                 Telecopy:  (415) 296-8954
                                 Attention:  Ms. Katherine Wolfe



                                 BANQUE NATIONALE DE PARIS (CANADA),
                                 as a Canadian Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Banque Nationale de Paris
                                 36 Toronto Street, Suite 750
                                 Toronto, Ontario
                                 Canada M5C 2C5
                                 Telecopy:  (416) 947-3541
                                 Attention:  Ms. Angela Edwards

                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                 SAN FRANCISCO AGENCY, as a Domestic Lender




                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Industrial Bank of Japan, Limited
                                 555 California Street, Suite 3110
                                 San Francisco, California  94104
                                 Telecopy:  (415) 982-1917
                                 Attention:  Mr. Cliff White



                                 THE INDUSTRIAL BANK OF JAPAN (CANADA),
                                 as a Canadian Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Industrial Bank of Japan (Canada)
                                 666 Burrard Street, Suite 1220
                                 Vancouver, British Columbia
                                 Canada  V6C2X8
                                 Telecopy:  (604) 688-7079
                                 Attention:  Mr. Robert MacKinnon

                                 THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
                                 LOS ANGELES AGENCY, as a Domestic Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Long-Term Credit Bank of Japan, Limited
                                 350 South Grand Avenue, Suite 3000
                                 Los Angeles, California  90071
                                 Telecopy:  (213) 622-6908
                                 Attention:  Mr. Morgan Edwards



                                 THE SANWA BANK LIMITED, LOS ANGELES
                                 BRANCH, as a Domestic Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Sanwa Bank Limited
                                 Corporate Finance Group
                                 Los Angeles Branch
                                 601 South Figueroa Street
                                 Los Angeles, California  90017
                                 Telecopy:  (213) 896-7475
                                 Attention:  Ms. Virginia R. Hart

                                 CREDIT SUISSE FIRST BOSTON,
                                 as a Domestic Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Credit Suisse First Boston
                                 633 West Fifth Street, 64th Floor
                                 Los Angeles, California  90071
                                 Telecopy:  (213) 955-8245
                                 Attention:  Ms. Debbie Shea

                                 THE SAKURA BANK, LIMITED, SAN FRANCISCO
                                 AGENCY, as a Domestic Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The Sakura Bank, Limited
                                 345 California Street, Suite 1100
                                 San Francisco, California  94104
                                 Telecopy:  (415) 765-0860
                                 Attention:  Mr. J.R. Best



                                 SAKURA BANK (CANADA),
                                 as a Canadian Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Sakura Bank (Canada)
                                 3131 Three Bentall Centre
                                 595 Burrard Street
                                 Vancouver, British Columbia
                                 Canada  V7X 1L4
                                 Telecopy:  (604) 668-3593
                                 Attention:  Mr. Jim Gallagher

                                 THE FIRST NATIONAL BANK OF MARYLAND,
                                 as a Domestic Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 The First National Bank of Maryland
                                 25 South Charles Street, 18th Floor
                                 Baltimore, Maryland  21201
                                 Telecopy:  (410) 244-4294
                                 Attention:  Ms. Carol Dalton



                                 BANCA DI ROMA, as a Domestic Lender



                                 By:
                                         ---------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Notice Address:

                                 Banca di Roma
                                 One Montgomery Street, Suite 2200
                                 San Francisco, California  94104
                                 Telecopy:  (415) 433-6725
                                 Attention:  Mr. Tom Woodruff

                                   SCHEDULE A



                            [INSERT NAMES OF LENDERS]







                                 Schedule A - 1